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                                                                    EXHIBIT 10.1

                              COMBINATION AGREEMENT

     This Agreement is made as of the 15th day of May, 2002

AMONG:

     SANCHEZ COMPUTER ASSOCIATES, INC.,
     a corporation existing under the laws of the Commonwealth of Pennsylvania

     ("SANCHEZ"),

     1518356 ONTARIO LIMITED,
     a corporation existing under the Business Corporations Act (Ontario)

     ("SUBCO"),

     SANCHEZ SOFTWARE, LTD.,
     a corporation existing under the laws of the State of Delaware

     ("SANCHEZ DELAWARE"),

     SPECTRA SECURITIES SOFTWARE INC.,
     a corporation existing under the Business Corporations Act (Ontario)

     ("SPECTRA"),

     JOHN C. MCLEOD, an individual who is a resident of Ontario, Canada

     ("JOHN MCLEOD"),

     THE 1998 MCLEOD FAMILY TRUST,
     a trust created under the laws of Ontario, Canada, by its trustees John McLeod and Sybilla McLeod

     (the "MCLEOD TRUST")

RECITALS:

     WHEREAS, John McLeod and the McLeod Trust are the sole owners of all of the shares of outstanding capital stock of Eclipse VII Holdings Inc. ("ECLIPSE"); and

     WHEREAS, the parties intend that Sanchez acquire all of the shares of outstanding capital stock of Spectra Securities Software Inc., a corporation existing under the laws of the State of Delaware ("SPECTRA US"), and that Sanchez Delaware acquire all of the shares of capital stock of Spectra Securities Software Pty Ltd. ("SPECTRA AUSTRALIA") and Spectra Securities

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Software Limited ("SPECTRA UK") (each individually a "STOCK PURCHASE" and, collectively, the "STOCK PURCHASES"); and

     WHEREAS, on the Business Day immediately after the consummation of the Stock Purchases, the parties intend that Subco acquire all of the outstanding capital stock of Eclipse and the Spectra Shares (other than those Spectra Shares owned by Eclipse) and immediately thereafter on the same Business Day amalgamate with Spectra and Eclipse (the "AMALGAMATION"), all of which will be effected by way of a Plan of Arrangement pursuant to Section 182 of the OBCA (the "ARRANGEMENT" and collectively with the Stock Purchases, the "TRANSACTIONS"); and

     WHEREAS, concurrently with the execution of this Agreement, certain holders of Spectra Shares have entered into a Support Agreement with Sanchez pursuant to which such holders have agreed, among other things, to vote in favour of the Transactions contemplated by this Agreement at the Special Meeting.

     NOW THEREFORE IN CONSIDERATION of the mutual covenants in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties hereto, intending to be legally bound, agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1         DEFINITIONS

In this Agreement, unless there is something in the context or subject matter inconsistent therewith:

"1933 ACT" means the United States Securities Act of 1933, as amended;

"1934 ACT" means the United States Securities Exchange Act of 1934, as amended;

"2001 EMPLOYEE BONUS" has the meaning set forth in Section 2.8(c) hereof;

"2001 EMPLOYEE BONUS HOLDBACK AMOUNT" means the product of (i) the quotient of
(A) the aggregate Bonus Consideration, divided by (B) the Purchase Price less the Spectra Transaction Fees, multiplied by (ii) the Holdback Amount, all as set forth in the sample calculation on Schedule 2.9;

"ACCEPTABLE SETTLEMENT" means either of the following: (i) a final, non-appealable written order of a court of competent jurisdiction fully and finally resolving any Disclosed Claim or (ii) any irrevocable settlement and release agreement entered into fully and finally resolving a Disclosed Claim;

"ADJUSTED CLOSING DATE CASH" means the Cash as of the Closing Date (prior to giving effect to the repayment of the VenGrowth Debentures), less the Aggregate Spectra Subsidiary Purchase Price, one-half of the Spectra Insurance Premium, the Disclosed Claim Settlement Amount and

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the amount of any loan from any of the Companies to the McLeod Parties or
Eclipse that is repaid prior to Closing;

"AFFILIATE" has the meaning given to such term in Section 13(d) of the 1934 Act;

"AGGREGATE ADDITIONAL PAYMENTS" has the meaning set forth in Section 2.5(b) hereof:

"AGGREGATE SUBSIDIARY PURCHASE PRICE" has the meaning set forth in Section 2.2 of this Agreement;

"AGREEMENT" means this Combination Agreement among the parties hereto, together with all Schedules hereto, as amended or supplemented from time to time in accordance herewith;

"AMALGAMATION" means the amalgamation of Spectra, Eclipse and Subco on the terms and subject to the conditions set out in this Agreement and the Plan of Arrangement;

"APPLICABLE LAWS" means with respect to Laws and in the context that refers to one or more Persons, means those Laws that apply to that Person or Persons or its or their business, undertaking, property or securities;

"ARRANGEMENT" means the arrangement to be effected under the provisions of
Section 182 of the OBCA and pursuant to the Plan of Arrangement, substantially as included in the Articles of Arrangement, which includes the Amalgamation, as set forth in the recitals to this Agreement;

"ARTICLES OF ARRANGEMENT" means the Articles of Arrangement to be filed in connection with the Arrangement, the form of which is attached hereto as Exhibit A.

"BALANCE SHEET DATE" has the meaning set forth in Section 3.1(o) hereof;

"BASE PURCHASE PRICE" has the meaning set forth in Section 2.5(a) hereof;

"BONUS CONSIDERATION" has the meaning set forth in Section 2.8(c) hereof;

"BONUS SURRENDER AGREEMENT" has the meaning set forth in Section 2.8(c)(i) hereof;

"BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records of Spectra or its Subsidiaries, as the case may be, including without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans;

"BUSINESS" means the software development implementation, outsourcing and related business currently conducted by Spectra and its Subsidiaries;

"BUSINESS CUSTOMER BASE" has the meaning set forth in Section 3.1(zzz) hereof;

"BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a statutory or civic holiday in Toronto, Ontario or Philadelphia, Pennsylvania;

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"BUSINESS INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.1(cc)
hereof;

"CANADIAN JURISDICTIONS" has the meaning set forth in Section 3.1(ffff) hereof;

"CAP" has the meaning set forth in Section 3.5(c) hereof;

"CASH" means all of Spectra's and its Subsidiaries' cash and cash equivalents, including cash which is subject to restrictions on use pursuant to financing agreements or otherwise, in any currency, as reflected on the Books and Records;

"CASH OPTION" has the meaning set forth in Section 2.4(a) hereof;

"CERTIFICATE OF ARRANGEMENT" means the certificate of arrangement of Spectra to be endorsed by the Director upon the filing of the Articles of Arrangement;

"CLAIM" means any written or oral demand, claim, suit, action, cause of action, investigation, proceeding or notice by any Person, alleging actual or potential Liability for any Loss;

"CLAIM NOTICE" has the meaning set forth in Section 3.5(b) hereof;

"CLOSING" means the consummation of the Arrangement on the Closing Date pursuant to the provisions hereof;

"CLOSING CASH AMOUNT" has the meaning set forth in Section 2.5(a) hereof;

"CLOSING CERTIFICATE" has the meaning set forth in Section 2.10 hereof;

"CLOSING CONSIDERATION" has the meaning set forth in Section 2.5(b) hereof;

"CLOSING DATE" has the meaning set forth in Section 2.12 hereof;

"CLOSING NET DEBT ADJUSTMENT" has the meaning set forth in Section 2.5(a) hereof;

"CLOSING PAYMENT FUND" has the meaning set forth in Section 2.7(c) hereof;

"CODE" means the INTERNAL REVENUE CODE OF 1986, as amended, of the United States of America;

"COLLATERAL DOCUMENTS" has the meaning set forth in Section 3.1(k) hereof;

"COMPANIES" means Spectra and its Subsidiaries and "COMPANY" means any one of them;

"COMPANY BENEFIT PLANS" means all employee benefit plans maintained or contributed to by Spectra or any ERISA Affiliate, including employee benefit plans within the meaning of Section 3(3) of ERISA, and any related or separate contracts, plans, trusts, programs, policies, and arrangements, in each case whether written or oral, and whether maintained by or binding upon Spectra or any ERISA Affiliate, that provide rights or benefits of economic value to any current or former employee of Spectra or any ERISA Affiliate or current or former beneficiary, dependent or assignee of any such employee or former employee;

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"CONFIDENTIALITY AGREEMENT" means the confidentiality agreement between Spectra and Sanchez dated as of November 21, 2001;

"CONLIN" means R. Gordon Conlin, acting in his individual capacity, and The 1998 Conlin Family Trust;

"CONTRACT" means any written or oral contract, agreement, arrangement, commitment, note, bond, pledge, lease, mortgage, guaranty, indenture, license, consulting agreement, supply contract, repair contract, distribution agreement, purchase order, work order, job order, joint venture agreement, franchise, technology and know-how agreement, employment agreement, instrument or any other contractual commitment that is binding on any Person or its property;

"CONTROL PERIOD" has the meaning set forth in Section 4.12 hereof;

"CONVERTIBLE SECURITIES" means any options, warrants, rights, agreements or securities enabling the holder thereof upon exchange, conversion or exercise to acquire Spectra Shares, as the case may be;

"COPYRIGHTS" means registered copyrights, copyright applications and unregistered copyrights;

"COURT" means the Ontario Superior Court of Justice;

"COURT ORDER" means any judgment, decree, edict, writ, injunction, award, order or ruling of any Governmental Entity or of any arbitration or similar panel;

"CROESUS" has the meaning set forth in Section 3.1(b) hereof;

"CURRENT POLICIES" has the meaning set forth in Section 3.1(vvv) hereof;

"DEBENTURE PAYOFF AMOUNT" means a dollar amount equal to the aggregate of principal, interest, fees and other amounts owing to VenGrowth under the VenGrowth Debentures for payment in full of all obligations owing from Spectra to VenGrowth on the Closing Date, including any prepayment penalties that may be imposed in connection with the repayment of the VenGrowth Debentures at or immediately after Closing;

"DEFAULT" means (a) a violation, breach or default, (b) the occurrence of an event which, with the passage of time, the giving of notice or both, would constitute a violation, breach or default, or (c) the occurrence of an event which, with or without the passage of time, the giving of notice or both, would give rise to a right of damages, specific performance, termination, cancellation, renegotiation or acceleration (including, without limitation, the acceleration of payment);

"DEPOSITARY" means CIBC Mellon Trust Company or such other institution as Sanchez may select;

"DEVELOPERS" has the meaning set forth in Section 3.1(jj) hereof;

"DIRECTOR" means the Director appointed under Section 278 of the OBCA;

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"DISCLOSED CLAIM" means any claims and assertions listed in Schedule 3.1(sss)
hereto;

"DISCLOSED CLAIM SETTLEMENT AMOUNT" means the amount payable to any Third Parties pursuant to an Acceptable Settlement that is obtained prior to the Closing Date;

"DISSENTING SHARES" has the meaning set forth in Section 2.6(a) hereof;

"ECLIPSE" has the meaning set forth in the recitals to this Agreement;

"ECLIPSE CASH OPTION" has the meaning set forth in Section 2.4(b) hereof;

"ECLIPSE COLLATERAL DOCUMENTS" has the meaning set forth in Section 3.1A(d) hereof;

"ECLIPSE PURCHASE PRICE" has the meaning set forth in Section 2.5(a.1) hereof;

"ECLIPSE SHARE OPTION" has the meaning set forth in Section 2.4(b) hereof;

"ECLIPSE SHAREHOLDERS" means John McLeod and the McLeod Trust, the holders of all of the Eclipse Shares;

"ECLIPSE SHARES" means the outstanding capital stock of Eclipse, including, but not limited to, the common shares, Class A special shares, the Class B special shares and Class C special shares;

"EDS" means EDS Canada Inc.;

"EFFECTIVE DATE" means the date shown on the Certificate of Arrangement issued by the Director, giving effect to the Arrangement;

"EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on the Effective Date;

"ELECTION DEADLINE" means the time specified in the Letter of Transmittal and Election Form as the deadline for a Spectra Shareholder to elect the Share Option or the Cash Option, but in no event less than four Business Days prior to the Effective Date;

"EMPLOYEE SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of May 5, 2000, among the parties set forth in Exhibit B;

"EMPLOYMENT AGREEMENTS" means the employment agreements among Spectra and the parties stipulated in Sections 5.3(f) and 5.5(f) hereof;

"ENCUMBRANCE" means any mortgage, lien (including federal, state and local tax liens), security interest, pledge, negative pledge, encumbrance, assessment, title retention agreement, restriction or restraint on transfer, defect of title, charge in the nature of a lien or security interest, or option (whether consensual, statutory or otherwise) or any conditional sale contract, title retention contract or other contract to give any of the foregoing;

"ENVIRONMENTAL LAWS" means all Applicable Laws, including applicable common laws, relating to the protection of the environment and employee and public health and safety;

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"ERISA" means the United States Employee Retirement Income Security Act of 1974,
as amended;

"ERISA AFFILIATE" shall mean (i) any corporation included with Spectra in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with Spectra within the meaning of Section 414(c) of the Code;
(iii) any member of an affiliated service group of which Spectra is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of Spectra under Section 414(o) of the Code;

"ESCROW ACCOUNT" has the meaning set forth in Section 2.9(a) hereof;

"ESCROW AGENT" means CIBC Mellon Trust Company;

"ESCROW AGREEMENT" means the agreement among Spectra, the Escrow Agent, Sanchez, John McLeod, the McLeod Trust, Sanchez Delaware, the Shareholders' Representative and Subco stipulated under Section 2.9(a) hereof in regard to the Escrow Account;

"EXPORT/IMPORT CLAIM" has the meaning set forth in Section 3.1(bbbb) hereof;

"EXPORT/IMPORT LAWS" means all U.S. or foreign federal, state and local laws and regulations relating to the export or import of any items (commodities, software or technology), and all laws and regulations relating to customs, export controls, embargoes, quotas, anti-boycott and economic sanctions, including, without limitation, the International Traffic in Arms Regulations ("ITAR"), Arms Export Control Act ("AECA"), and Defense Trade Security Initiatives ("DTSI") administered by the U.S. Department of Defense and the U.S. Department of State, Office of Defense Trade Controls ("ODTC"); the Export Administration Regulations ("EAR") (including the anti-boycott laws) administered by the U.S. Department of Commerce, Bureau of Export Administration ("BXA") and the sanctions and assets control regulations administered by the U.S. Department of Treasury, Office of Foreign Assets Control ("OFAC");

"FINAL ORDER" means an order of the Court approving the Arrangement;

"FINANCIAL STATEMENTS" has the meaning set forth in Section 3.1(o) hereof;

"FULLY DILUTED AMOUNT" means 25,505,458 (which is the sum of (i) 17,840,891 (the number of shares of Spectra common shares), (ii) 6,881,984 (the number of shares of Spectra common shares into which the Spectra preferred shares are convertible), and (iii) 782,583 (the number of shares of Spectra common shares represented by the anti-dilutive clauses in the UpTick Subscription Rights Agreement dated December 13, 1999)), and in each case that are issued and outstanding immediately prior to the Effective Time;

"GAAP" means, with respect to any Person, generally accepted accounting principles consistently applied, as applied by the jurisdiction of organization of such Person;

"GOVERNMENTAL ENTITY" means any: (i) federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitrage body, commission, board, bureau, agency, domestic or foreign; (ii) any subdivision, agent,

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commission, board or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"GST" has the meaning set forth in Section 3.1(ppp) hereof;

"HOLDBACK AMOUNT" has the meaning set forth in Section 2.9(a);

"INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person;

"INDEMNIFIED PARTY", "INDEMNITY NOTICE" and "INDEMNIFYING PARTY" each have the meaning set forth in Section 3.5(a);

"INFORMATION CIRCULAR" means the management information circular(s) to be prepared by Spectra in connection with the Agreement, the Transactions and the Special Meeting, together with any amendments or supplements thereto;

"INSTITUTIONAL SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of May 5, 2000 among the parties listed in Exhibit C;

"INTELLECTUAL PROPERTY" means collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents; (b) all Trademarks, trade dress, logos, trade names, fictitious names, brand names, brand marks, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all Copyrights and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all computer software (including, without limitation, data, source codes, object codes, objects, specifications and related documentation), including the Software; (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium);

"INTERIM ORDER" means an order of the Court providing for, among other things, the calling and holding of the Special Meeting, as such order may be amended, supplemented or varied by the Court;

"ITA" means the Income Tax Act (Canada), R.S.C. 1985, c. 1 (5th Supplement), as amended;

"JOHN MCLEOD" means John C. McLeod, acting either in his individual capacity or on behalf of Eclipse;

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"KNOWLEDGE" means the actual knowledge and the knowledge which a reasonable person acting in such capacity should have under the circumstances after having made due and diligent inquiry as to the matters which are the subject of the statements which are "known" or made to the "knowledge" or "best knowledge", of:
(i) with respect to Sanchez and Subco, each such entity's respective corporate executive officers, (ii) with respect to Spectra, such entity's corporate executive officers and directors, (iii) with respect to the Spectra Subsidiaries, each such entity's respective corporate executive officers and directors, and (iv) with respect to the Spectra or Eclipse Shareholders, such Shareholder, to the extent a natural Person, and otherwise such Shareholder's executive officers, directors, executive managers, general partners, or such similar Persons;

"LAW" means all published laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body or self-regulatory authority;

"LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form to be forwarded by Spectra to the Spectra Shareholders;

"LIABILITIES" means all Indebtedness, obligations and other liabilities, whether direct or indirect, and any loss, damage, cost, contingent liability, loss contingency, unpaid expense, Claim, deficiency, guaranty or endorsement of or by any Person whether or not ascertainable;

"LICENSES" means all licenses, permits, authorizations, approvals, franchises, rights, orders, variances, easements, rights of way, and similar consents or certificates granted or issued by any Person, other than a Governmental Entity, and relating to the Companies, their assets and properties or the Business;

"LITIGATION" means (i) any action, lawsuit, arbitration, mediation, criminal prosecution, Tax audit, administrative or other proceeding by, before or on behalf of any Person, including any Governmental Entity, or (ii) any investigation or inquiry asserting a violation of any Law by, before or on behalf of any Governmental Entity;

"LOSS" means any and all damages (including direct, incidental, consequential and special damages), losses, obligations, deficiencies, Liabilities, Encumbrances, penalties, fines, interest, costs and expenses (including, without limitation, court costs, fees and disbursements of attorneys, accountants, consultants and other experts, or other expenses of investigating, prosecuting or defending any Litigation, Claim or Default);

"MATERIAL ADVERSE CHANGE" means, when used in connection with a party, any change, effect, event or occurrence that is, or could reasonably be expected to be, material and adverse to the business, results of operation, financial condition or prospects of such party and its Subsidiaries taken as a whole;

"MATERIAL ADVERSE EFFECT" means the effect of a Material Adverse Change;

"MAXIMUM SANCHEZ SHARE PERCENTAGE" means 75%;

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"MAXIMUM SANCHEZ SHARES" means 1.1 million Sanchez Shares;

"MCLEOD CLAIM NOTICE" has the meaning set forth in Section 3.5A(g) hereof;

"MCLEOD INDEMNIFIED PARTY" and "MCLEOD INDEMNITY NOTICE" each have the meaning set forth in Section 3.5A(f) hereof;

"MCLEOD PARTIES" means John McLeod and the McLeod Trust;

"MCLEOD TRUST" means the 1998 McLeod Family Trust, of which John McLeod and Sybilla McLeod are the trustees;

"NON-COMPETITION AGREEMENT" means the non-competition and non-solicitation agreement among Spectra and Messrs. McLeod and Conlin to be entered into on or prior to the Effective Date;

"NOTICE OF DISSENT" means a notice given in respect of the dissent right of Holders as contemplated in the Interim Order and as described in Section 2.6;

"OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), as amended;

"OPTION CONSIDERATION" has the meaning set forth in Section 2.8(a)(ii) hereof;

"OPTION HOLDBACK AMOUNT" means the product of (i) the quotient of (A) the aggregate Option Consideration, divided by (B) the Purchase Price less the Spectra Transaction Fees, multiplied by (ii) the Holdback Amount, all as set forth in the sample calculation on Schedule 2.9;

"OPTION SURRENDER AGREEMENT" has the meaning set forth in Section 2.8(a)(i) hereof;

"ORGANIZATIONAL DOCUMENTS" means the articles or certificate of incorporation, by-laws, operating agreement, certificate of partnership or other governing or constituent documents of a Person;

"OSA" means the SECURITIES ACT (Ontario), as amended;

"PATENTS" means all patents and pending applications for patents of Canada and all countries foreign thereto, including regional patents, certificates of invention and utility models, rights of license or otherwise to or under letters patent, certificates of intention and utility models which have been opened for public inspection and all reissues, divisions, continuations and extensions thereof;

"PBGC" means the Pension Benefit Guaranty Corporation;

"PER SHARE CASH ARRANGEMENT CONSIDERATION" means an amount equal to the Per Share Closing Consideration paid in cash;

"PER SHARE CLOSING CONSIDERATION" has the meaning set forth in Section 2.5(b);

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"PER SHARE STOCK ARRANGEMENT CONSIDERATION" means the number of Sanchez Shares equal to the quotient of the Per Share Closing Consideration divided by the Weighted Average Sales Price of a Sanchez Share as of the Closing Date;

"PERMITS" means any and all licenses, franchises, permits, registrations, certificates of authority, easements and rights of way, variances (including zoning variances), rights, consents, orders, approvals, certificates and other authorizations of or issued by any Governmental Entity and relating to the Companies, their assets and properties or the Business;

"PERMITTED LIENS" means Encumbrances listed on Schedule 1.1(a), none of which, individually or in the aggregate, has a Material Adverse Effect or will detract from, interferes with or will interfere with any of the Companies' or Sanchez' right to dispose of any property or the use of such property;

"PERSON" includes an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Entity, the Crown or any agency or instrumentality thereof or any other entity recognized by Law;

"PLAN OF ARRANGEMENT" means the Plan of Arrangement of Spectra in respect of the Arrangement required by the OBCA to be filed with the Articles of Arrangement and substantially in the form included in Exhibit A;

"POTENTIAL BUYER" has the meaning set forth in Section 4.4(a) hereof;

"PREVAILING PARTY" has the meaning set forth in Section 8.4;

"PURCHASE PRICE" has the meaning set forth in Section 2.5(a) hereof;

"REAL PROPERTY" has the meaning set forth in Section 3.1(aaa) hereof;

"REAL PROPERTY LEASE" and "REAL PROPERTY LEASES" has the meaning set forth in
Section 3.1(zz) hereof;

"REGISTRAR" has the meaning attributed to that term under the OBCA;

"REPRESENTATION AND WARRANTY INSURANCE POLICY" means the insurance policy from a Best's "A+" rated insurance company for coverage of Spectra's indemnification obligations under Section 3.4 hereof and the Spectra Shareholders' indemnification obligations under the Support Agreement on terms and conditions and in the form of Exhibit D hereto;

"REQUIRED CONSENTS" means any consent, waiver, approval, authorization, certification or exemption required from any person or under any Contract or Law, as applicable, including all consents of a Governmental Entity or Third-Party Consents required in connection with, as a result of or prior to the execution of this Agreement or the consummation of the transactions contemplated hereby including, without limitation, the Arrangement and the Stock Purchases, all listed on Schedule 1.1(b);

"SALES TAXES" has the meaning set forth in Section 3.1(ppp) hereof;

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"SANCHEZ" means Sanchez Computer Associates, Inc., a corporation existing under the laws of the Commonwealth of Pennsylvania;

"SANCHEZ DELAWARE" means Sanchez Delaware, Ltd., a corporation formed under the laws of the State of Delaware;

"SANCHEZ PARTIES" means Sanchez, Sanchez Delaware and Subco;

"SANCHEZ SHARES" means the shares of the common stock of Sanchez, no par value per share;

"SANCHEZ TERMINATION FEE" has the meaning set forth in Section 7.4(a) hereof;

"SECURITIES LEGISLATION" means the OSA, the COMMODITY FUTURES ACT (Ontario), the 1933 Act, the 1934 Act, and the equivalent Laws in the other provinces of Canada and the United States, and the published rules, regulations and policies of any Governmental Entity administering those Laws;

"SHARE ELECTING HOLDERS" has the meaning set forth in Section 2.4(c) hereof;

"SHARE HOLDBACK AMOUNT" means the product of (i) the quotient of (A) the Closing Consideration, divided by (B) the Purchase Price less the Spectra Transaction Fees, multiplied by (ii) the Holdback Amount, all as set forth in the sample calculation on Schedule 2.9;

"SHARE OPTION" has the meaning set forth in Section 2.4(a) hereof;

"SHARE PLANS" means (i) the Stock Option Plan of Spectra dated December 9, 1999 and (ii) the 2001 Stock Option Plan of Spectra dated February 16, 2001;

"SHAREHOLDER AGREEMENTS" means the Employee Shareholders Agreement and the Institutional Shareholders Agreement;

"SHAREHOLDERS' REPRESENTATIVE" has the meaning set forth in Section 2.11 hereof;

"SHARES OUTSTANDING" means the number of Spectra common shares outstanding as of the Closing Date, but not including any common shares which may be issuable pursuant to the Spectra Options or Spectra Warrants;

"SOFTWARE" means all computer software programs and related objects, object codes and source codes owned, marketed, licensed or under development by the Companies, as the case may be, or for which the Companies have the right and license to copy, distribute, prepare derivative works of, display and perform publicly, modify, use or market, and any enhancements, improvements or modifications thereto owned or under development by the Companies, other than shrink-wrapped "off-the-shelf" software products. All documentation and specifications used in connection with and related to the Software shall be included in the definition of Software;

"SPECIAL MEETING" means the special meeting of the Spectra Shareholders to be held on or about June 24, 2002 (or such later date or dates to which such meeting is postponed or adjourned) to, among other things, consider and if deemed advisable, to approve the Transactions by way of the

Special Resolution passed by (i) two-thirds of the votes cast by holders of Spectra Shares represented in person or by proxy at such meeting, (ii) a majority of the votes cast by holders of the Spectra Shares (other than John McLeod, Eclipse and Conlin) represented in person or by proxy at such meeting, if applicable, and (iii) in such other manner as may be required by the Court in the Interim Order;

"SPECIAL RESOLUTION" means the resolution of the Spectra Shareholders approving the Transactions;

"SPECTRA" means Spectra Securities Software Inc., a corporation existing under the OBCA;

"SPECTRA ACQUISITION PROPOSAL" means any proposal or any transaction (other than a proposal or transaction made with respect to the Arrangement, including, without limitation, any proposal or offer to the Spectra Shareholders) regarding
(i) amalgamation, merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving Spectra or its Subsidiaries; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets or of the intellectual property (including software) of Spectra or its Subsidiaries; (iii) any tender offer, take-over bid, exchange offer or similar transaction or series of related transactions made by any Person or entity involving the acquisition or lock up of 10% or more of any class of securities of Spectra or its Subsidiaries, coupled with or followed by an offer for the balance of the outstanding securities of such class; (iv) the acquisition by any Person or any group of persons (as defined in Section 13(d) of the 1934 Act) (other than Sanchez and its Affiliates), directly or indirectly, of beneficial ownership of, or the formation of a group of Persons to acquire beneficial ownership of, 10% or more of the then outstanding shares of any class of securities of Spectra or its Subsidiaries, coupled with or followed by an offer for the balance of such outstanding shares; or (v) any other substantially similar transaction or series of related transactions that would hinder the consummation of the transactions contemplated herein or would otherwise defeat the purposes of this Agreement;

"SPECTRA BOARD" means the board of directors of Spectra;

"SPECTRA EQUITY HOLDERS" means holders of Spectra Shares, Spectra Options, Spectra Warrants and a 2001 Employee Bonus;

"SPECTRA INSURANCE PREMIUM" means the insurance premium payable by Spectra relating to the Representation and Warranty Insurance Policy, one-half of which will be included in the Spectra Transaction Fees pursuant to Section 2.7(c)(i)(B) hereto;

"SPECTRA OPTIONS" means the outstanding options to purchase common shares of Spectra pursuant to the Share Plans, whether or not vested;

"SPECTRA SHAREHOLDER" means a registered holder of Spectra Shares;

"SPECTRA SHAREHOLDER APPROVAL" means the approval of the Transactions by the Spectra Shareholders pursuant to the Special Resolution;

"SPECTRA SHARES" means all of the issued and outstanding common and preferred shares, if any, of Spectra;

"SPECTRA US," "SPECTRA UK," "SPECTRA AUSTRALIA" shall each have the meanings set forth in the recitals to this Agreement;

"SPECTRA WARRANTS" means the warrants to purchase or acquire Spectra Shares, whether or not exercisable;

"STOCK PURCHASE" and "STOCK PURCHASES" each have the meaning set forth in the preambles to this Agreement;

"STOCK PURCHASE CLOSING DATE" means the Business Day immediately preceding the Effective Date;

"STOCK PURCHASE CLOSINGS" means the consummation of the Stock Purchases on the Stock Purchase Closing Date pursuant to the provisions hereof and "STOCK PURCHASE CLOSING" means the consummation of any one of the Stock Purchases on the Stock Purchase Closing Date pursuant to the provisions hereof;

"SUB SHARES" means all of the shares of capital stock of the Subsidiaries of Spectra;

"SUBCO" means 1518356 Ontario Limited;

"SUBSIDIARY" means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a Subsidiary;

"SUBSIDIARY PURCHASE PRICE" has the meaning set forth in Section 2.2 hereof;

"SUBSIDIARY PURCHASE SHARES" has the meaning set forth in Section 2.2 hereof;

"SUPERIOR PROPOSAL" has the meaning set forth in Section 4.4(b) hereof;

"SUPPORT AGREEMENT" means the lock-up agreement among John McLeod, Conlin, EDS and VenGrowth in favour of Sanchez dated as of the date hereof;

"SURVIVAL DATE" has the meaning set forth in Section 3.3(a) hereof;

"SURVIVING CORPORATION" means the entity formed or continuing in existence as a result of the Arrangement and the Amalgamation contained therein;

"TAX" and "TAXES" means, with respect to any entity (i) all federal, provincial, state, local or foreign income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits), capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other Applicable Laws) of another entity or a member of an affiliated or combined group;

"TAX RETURNS" means all returns, declarations, reports, claims for refund, elections, designations, information returns and statements relating to Taxes, including any schedules or attachments thereto, and including any amendment thereof;

"THIRD PARTY" means any Person other than the Sanchez Parties, the Companies, the Shareholders, or an Affiliate of the Sanchez Parties, the Companies or the Shareholders;

"THIRD-PARTY CONSENTS" means any and all Licenses, franchises, Permits, easements, rights, consents, approvals, variances, waivers, filings and other authorizations with, of or from Persons (other than Governmental Entities) which are parties to any Contract, License and other instrument to which a Person is a party (or by which any of their respective properties or assets is bound or affected) and which are necessary for the consummation of the transactions contemplated herein in the manner contemplated hereby, including the transfer of any such Contract, License or other instrument in accordance with the terms hereof;

"THRESHOLD AMOUNT" has the meaning set forth in Section 3.5(c) hereof;

"THRESHOLD SETTLEMENT AMOUNT" has the meaning set forth in Section 4.12 hereof;

"TRADEMARKS" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks;

"TRANSACTION FEES" of a Person means all fees and expenses of legal, audit and financial advisors and any other fees and expenses of such Person relating to the negotiation and completion of this Agreement and transactions contemplated herein;

"TRANSACTIONS" has the meaning set forth in the recitals to this Agreement;

"TRIGGER EVENT" has the meaning set forth in the Share Plans;

"U.S. JURISDICTIONS" has the meaning set forth in Section 3.2(d) hereof;

"UNAUDITED MONTHLY STATEMENTS" has the meaning set forth in Section 4.10 hereof;

"UPTICK SHARES" means 782,583 Spectra common shares issuable under Subscription Rights Agreements dated December 13, 1999;

"VENGROWTH" means The VenGrowth Investment Fund Inc. and The VenGrowth II Investment Fund Inc.;

"VENGROWTH DEBENTURES" means debentures of Spectra dated April 11, 1997 and December 23, 1998 in favour of VenGrowth, and any amendments thereto;

"WARRANT CONSIDERATION" has the meaning set forth in Section 2.8(b) hereof;

"WARRANT HOLDBACK AMOUNT" means the product of (i) the quotient of (A) the aggregate Warrant Consideration, divided by (B) the Purchase Price less the Spectra Transaction Fees, multiplied by (ii) the Holdback Amount all as set forth in the sample calculation on Schedule 2.9;

"WARRANT SURRENDER AGREEMENT" has the meaning set forth in Section 2.8(b) hereof;

"WEIGHTED AVERAGE SALES PRICE" means (i) the volume-weighted average sales price per Sanchez Share (i.e., the sum of the daily volume multiplied by the average of the high and low sales prices for such trading day) as reported by Bloomberg Information Systems, Inc. during a period consisting of the Nasdaq trading day two trading days immediately prior to the date as of which the Weighted Average Sales Price of a Sanchez Share is being determined and the ten (10) consecutive trading days prior to such day divided by (ii) the total daily volume of such ten-day period; and

"WITHHOLDING TAXES" means any Taxes which are required to be withheld by a Governmental Entity in connection with the payment of the Purchase Price to a Spectra Shareholder or the holder of a Spectra Option, a Spectra Warrant or a 2001 Employee Bonus; and

"Y2K WARRANTY" has the meaning set forth in Section 3.1(ii).

1.2         CALCULATION OF TIME

In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 6:00 p.m. (Toronto time) on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 6:00 p.m. (Toronto time) on the next Business Day. References to time in this Agreement shall be to local time in Toronto, Ontario, Canada unless otherwise stated.

1.3         SUBSIDIARIES

Notwithstanding any other provision hereof, to the extent any covenants contained herein relate, directly or indirectly, to a Subsidiary of either Spectra or Sanchez, each such provision will be construed as a covenant by Spectra or Sanchez, as the case may be, to cause (to the fullest extent to which it is legally capable) that Subsidiary to perform the required action.

1.4         CURRENCY

Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of Canada.

1.5         SECTIONS AND HEADINGS

The division of this Agreement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or schedule refers to the specified section of or schedule to this Agreement. References to "hereof", "herein", "hereto" and similar expressions refer to this Agreement as a whole and not to any particular part of or any particular schedule to this Agreement.

1.6         NUMBER AND GENDER

In this Agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, and words importing any gender include all genders.

1.7         SCHEDULES

The Schedules referenced in this Agreement are incorporated into and form part of this Agreement.

                ARTICLE 2 - STOCK PURCHASE; ARRANGEMENT; CLOSING

2.1         TRANSACTIONS

As promptly as practicable after the execution of this Agreement, Spectra shall seek the approval of the Transactions by the holders of the outstanding Spectra Shares in accordance with the Interim Order and with the covenants of Spectra and the Sanchez Parties set forth in Article 4 hereof.

2.2         STOCK PURCHASES

On the date of the Stock Purchase Closing Date, subject to the conditions of this Agreement, Spectra hereby agrees to sell, assign, transfer and set over unto Sanchez Delaware all of the issued and outstanding shares of capital stock of each of Spectra UK and Spectra Australia and to Sanchez all of the issued and outstanding capital stock of Spectra US (collectively, the "SUBSIDIARY PURCHASE SHARES") in exchange for $1, $500,000 and $3,499,999, respectively (each individually a "SUBSIDIARY PURCHASE PRICE," and collectively, the "AGGREGATE SUBSIDIARY PURCHASE PRICE"). Such Aggregate Subsidiary Purchase Price shall be paid by Sanchez and Sanchez Delaware, as applicable, to Spectra on the Stock Purchase Closing Date at the Stock Purchase Closing by wire transfer of immediately available funds as set forth in Section 2.12 and in accordance with the terms and conditions of this Agreement.

2.3         ARRANGEMENT

At the Effective Time, without any further act or formality, by virtue of the Plan of Arrangement and without any further action on the part of Spectra, Sanchez, Subco or any Spectra Shareholder, the following shall occur and shall be deemed to occur:

     (a)    Spectra shall issue the UpTick Shares;

     (b) Subco, on behalf of the Companies, will pay to each holder of a Spectra Option, a Spectra Warrant and a 2001 Employee Bonus, the Option Consideration, the Warrant Consideration and the Bonus Consideration, respectively, which shall be paid in the amounts and in the manner provided for in Section 2.8 hereof;

     (c) each of the Spectra Shares, other than Spectra Shares in respect of which a Notice of Dissent has been given and other than Spectra Shares owned by Eclipse, shall be and shall be deemed to be transferred to Subco in exchange for the Purchase Price provided in
            Section 2.5 hereof, as adjusted and less the payments set forth in Sections 2.5 and 2.7 hereof and subject to the Holdback Amount set forth herein, all of which shall be paid in the manner provided for in Section 2.7 hereof and, as to the Holdback Amount, Section 2.9(a) hereof;

     (d) each of the Eclipse Shares shall be and shall be deemed to be transferred to Subco in exchange for the Eclipse Purchase Price provided in Section 2.5 hereof, as adjusted and less the payments set forth in Sections 2.5 and 2.7 hereof and subject to the Holdback Amount set forth herein, all of which shall be paid to the Eclipse Shareholders in the manner provided for in Section 2.7 hereof and, as to the Holdback Amount, Section 2.9(a) hereof;

     (e) each of the Spectra Shares in respect of which a Notice of Dissent has been given shall be and shall be deemed to be cancelled pursuant to Section 2.6 hereof with Spectra being obligated to pay therefor the amount determined in accordance with Section 2.6 hereof;

     (f) each of the Spectra Shares owned by Eclipse shall be deemed to be cancelled for no consideration;

     (g) with respect to each Spectra Share transferred or cancelled in accordance with Sections 2.3(c) and (e) above and with respect to each Eclipse Share transferred in accordance with Sections 2.3(d) and (f) above:

            (i) the registered holder thereof shall cease to be the registered holder of such share and the name of the holder thereof shall be removed from the register of Spectra Shareholders or the Eclipse Shareholders, as applicable, as of the Effective Time;

            (ii) the certificate representing such share shall be deemed to have been cancelled as of the Effective Time;

            (iii) the holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such share in accordance with Section 2.3(c), (d), (e) or (f) above; and

            (iv) Subco shall be and shall be deemed to be the transferee of such shares and Subco shall be entered in the register of Spectra Shareholders and the Eclipse Shareholders, as applicable, as the registered holder of such share; and

     (h) Subco, Eclipse and Spectra shall amalgamate pursuant to the Amalgamation.

2.4         SHARE OPTION AND CASH OPTION

     (a)    With respect to the transfer of the Spectra Shares set forth in
            Section 2.3(c), above, a Spectra Shareholder may elect to receive either the Per Share Stock Arrangement Consideration (the "SHARE OPTION") or the Per Share Cash Arrangement Consideration (the "CASH OPTION") with respect to all Spectra Shares held by him or may divide the number of Spectra Shares held by him between the two options, such election to be made in the manner set forth in Section
            2.7 hereof; provided, however, that each Spectra Shareholder must select the Cash Option so that the portion of the Purchase Price payable to such Spectra Shareholder on account of the Share Option does not exceed the Maximum Sanchez Share Percentage. A Spectra Shareholder who does not indicate his election in respect of the Share Option or the Cash Option in the Letter of Transmittal and Election Form delivered within the time limits set out therein, or who does not deliver such a Letter of Transmittal and Election Form, subject to Section 2.6 below, shall be deemed to have elected the Cash Option in respect of all Spectra Shares held by him.

     (b)    With respect to the transfer of the Eclipse Shares set forth in
            Section 2.3(d) above, the Eclipse Shareholders may elect to receive the Eclipse Purchase Price either in cash (the "ECLIPSE CASH OPTION") or in Sanchez Shares valued on the same basis as the Share Option (the "ECLIPSE SHARE OPTION") with respect to all or a portion of the Eclipse Purchase Price, such election to be made in the manner set forth in Section 2.7 hereof; provided, however, that the Eclipse Shareholders must select the Eclipse Cash Option so that the portion of the Eclipse Purchase Price payable to such Eclipse Shareholders on account of the Eclipse Share Option does not exceed the Maximum Sanchez Share Percentage. If the Eclipse Shareholders do not indicate their election in respect of the Eclipse Share Option or the Eclipse Cash Option in the Letter of Transmittal and Election Form delivered within the time limits set out therein, or do not deliver such a Letter of Transmittal and Election Form, subject to
            Section 2.6 below, the shall be deemed to have elected the Eclipse Cash Option in respect of the entire Eclipse Purchase Price.

     (c) The number of Spectra Shares and Purchase Price to be transferred to Subco in respect of the Share Option and the portion of the Eclipse Purchase Price to be paid pursuant to the Eclipse Share Option shall be limited such that, if the number of Sanchez Shares to be issued in respect of the aggregate of the Purchase Price that would otherwise be payable by Subco to the Spectra Shareholders and the Eclipse Shareholders who elect the Share Option in respect of their Spectra Shares and the Eclipse Share Option (the "SHARE ELECTING HOLDERS") exceeds the

            Maximum Sanchez Shares, then the number of Spectra Shares to be acquired by Subco from each Share Electing Holder and the amount of Eclipse Purchase Price to be paid to each Eclipse Shareholder on account of the Eclipse Share Option may, at the sole discretion of Subco, be reduced pro-rata so that, in the aggregate, the number of Sanchez Shares to be issued in respect of the portion of the Purchase Price payable to the Share Electing Holders and the amount of Eclipse Purchase Price to be paid to each Eclipse Shareholder on account of the Eclipse Share Option equals the Maximum Sanchez Shares. In addition, the number of Spectra Shares to be transferred to Subco in respect of the Share Option and the amount of Eclipse Purchase Price to be paid to each Eclipse Shareholder on account of the Eclipse Share Option shall be limited such that, if the number of Sanchez Shares to be issued in respect of the Purchase Price that would otherwise be payable by Subco to a specific Share Electing Holder exceeds the Maximum Sanchez Share Percentage, then the number of Spectra Shares and Eclipse Shares to be acquired by Subco from such Share Electing Holder in connection with the Share Option and the amount of Eclipse Purchase Price to be paid to each Eclipse Shareholder on account of the Eclipse Share Option may, at the sole discretion of Subco, be reduced so that, in the aggregate, the number of Sanchez Shares to be issued in respect of the portion of the Purchase Price payable to the Share Electing Holder on account of the Share Option and the amount of Eclipse Purchase Price to be paid to each Eclipse Shareholder on account of the Eclipse Share Option does not exceed the Maximum Sanchez Share Percentage. Each Share Electing Holder may, at the sole discretion of Subco, be deemed, for all purposes, to have elected the Cash Option in respect of any Spectra Shares or portion of Eclipse Purchase Price to which the Stock Option or the Eclipse Stock Option, as the case may be, as a result of either of the foregoing pro-rations, does not apply and shall transfer such shares to Subco and shall receive from Subco the consideration payable in respect of such Spectra Shares and Eclipse Shares on the same basis as the Spectra Shareholders and any Eclipse Shareholder who elect the Cash Option for the Spectra Shares and the Eclipse Cash Option.

2.5         ARRANGEMENT CONSIDERATION

     (a) As full consideration for the Spectra Shares and Eclipse Shares acquired in the Arrangement, Subco shall pay and deliver or cause to be paid and delivered to the Spectra Shareholders and the Eclipse Shareholders, in the manner, including the combination of Sanchez Shares and cash, set forth in this Article 2, the Base Purchase Price (as defined below), decreased as further set forth in this
            Section 2.5 (collectively, the "PURCHASE PRICE").

            (i) BASE PURCHASE PRICE. The base Purchase Price is Forty-One Million Three Hundred Ninety-Six Thousand Two Hundred Fifty ($41,396,250) (the "BASE PURCHASE PRICE").

            (ii) CLOSING NET DEBT ADJUSTMENT. If (i) the Debenture Payoff Amount less the Adjusted Closing Date Cash is greater than
                    (ii) $3,500,000, then the Base Purchase Price shall be decreased at Closing by $1.00 for each $1.00 of such excess (the "CLOSING NET DEBT ADJUSTMENT"). Attached as Schedule 2.5(a) is a sample Closing Net Debt Adjustment using figures from Spectra's balance sheet at March 31, 2002. The Cash as of the Closing Date (the "CLOSING CASH AMOUNT") and the Closing Net Debt Adjustment shall be determined as set forth herein and in Section 2.10 hereof.

     (a.1) ALLOCATION OF CLOSING CONSIDERATION. The Eclipse Shareholders shall receive 4.704875% of the Closing Consideration reflecting Eclipse's percentage ownership of the Spectra Shares on Closing Date (the "ECLIPSE PURCHASE PRICE"), as to be determined by the Eclipse Shareholders prior to Closing.

     (b) The Purchase Price shall be reduced by the Aggregate Additional Payments (as defined below) in order to determine the aggregate amount to be paid to the Spectra Shareholders in respect of each Spectra Share in connection with the transfer of the Spectra Shares pursuant to Section 2.3(c) and 2.3(e) hereof and to the Eclipse Shareholders in connection with the transfer of the Eclipse Shares pursuant to Section 2.3(d) and 2.3(f) hereof (collectively, the "CLOSING CONSIDERATION"). The per share Closing Consideration shall be determined by dividing the Closing Consideration by the Shares Outstanding (the "PER SHARE CLOSING CONSIDERATION"). For purposes hereof, the "AGGREGATE ADDITIONAL PAYMENTS" shall mean Spectra's Transaction Fees, the aggregate Option Consideration, the aggregate Warrant Consideration and the Bonus Consideration.

2.6         DISSENTING SHAREHOLDERS

     (a) A Spectra Shareholder may exercise rights of dissent conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 185 of the OBCA, as modified by the Interim Order, provided the Notice of Dissent is given to Spectra in the manner and within the time periods contemplated by such section as modified by the Interim Order. The Spectra Shares subject to the exercise of such rights of dissent shall be referred to herein as "DISSENTING SHARES." Without limiting the generality of the foregoing, Spectra Shareholders who duly exercise such rights of dissent and who are ultimately entitled to be paid fair value for their Spectra Shares by Spectra shall have their Spectra Shares in respect of which the Notice of Dissent was given cancelled as of the Effective Date. In no case shall Spectra or Sanchez be required to recognize such Spectra Shareholders as Spectra shareholders at and after the Effective Date, and the names of such Spectra Shareholders shall be deleted from Spectra's register of shareholders on the Effective Date.

     (b) In the event a Spectra Shareholder gives a Notice of Dissent but is not entitled, for any reason, to be paid the fair value of the Spectra Shares in respect of which the Notice of Dissent was given as contemplated in Section 185 of the OBCA and the Interim Order, such Spectra Shareholder shall be deemed to have participated in the Arrangement on the same basis as each non-dissenting Spectra Shareholder who has elected the Cash Option.

2.7         PAYMENT ELECTION; CLOSING PAYMENT FUND; CASH AND CERTIFICATES

     (a)    MANNER OF MAKING ELECTIONS.

            (i) Spectra shall cause the Letter of Transmittal and Election Form to be sent to each Spectra Shareholder no later than the date on which the Information Circular is mailed to the Spectra Shareholders by Spectra, at the earliest possible date after the execution of this Agreement and on a date which will enable the Election Deadline to occur as soon as practicable so as not to unduly delay the Effective Date.

            (ii)    Each Spectra Shareholder entitled to make an election under
                    Section 2.4 may elect either the Share Option or the Cash Option by depositing, or by causing their agent or other representative to deposit, with the Depositary prior to the Election Deadline a duly completed Letter of Transmittal and Election Form indicating such Spectra Shareholder's election together with the certificates representing such Spectra Shareholder's Spectra Shares or as otherwise provided in the Letter of Transmittal and Election Form.

            (iii)   Any Spectra Shareholder entitled to make an election under
                    Section 2.4 who, in respect of a Spectra Share held by such Spectra Shareholder: (i) does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline or (ii) otherwise fails to comply fully with the requirements of this Section 2.7 and the Letter of Transmittal and Election Form in respect of such Spectra Shareholder's election of the Share Option, shall, subject to Section 2.6(b) above, be deemed to have elected the Cash Option in respect of such Spectra Share.

            (iv) Any deposit of a Letter of Transmittal and Election Form and accompanying certificates, or other documentation as provided in the Letter of Transmittal and Election Form, may be made at any of the offices of the Depositary specified in the Letter of Transmittal and Election Form.

(a.1)   ECLIPSE ELECTION.

The McLeod Trust and John McLeod shall elect either the Eclipse Share Option or the Eclipse Cash Option by depositing, or by causing their agent or other representative to deposit, with the Depositary prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form.

     (b)    VENGROWTH REPAYMENT.

            (i) On the Closing Date but prior to the Closing, Spectra will promptly deliver a certified cheque in the amount of the Debenture Payoff Amount to VenGrowth.

     (c)    DEPOSITARY AND CLOSING PAYMENT FUND.

            (i) At the Closing, Subco shall deliver to the Depositary the Purchase Price, as adjusted pursuant to Section 2.5(a) hereof, in the applicable portions of cash and Sanchez Shares set forth in the Letters of Transmittal and Election Forms pursuant to this Section 2.7 and to account for payment of the Spectra Transaction Fees set forth below, for deposit in a separate, interest-bearing account (as to the cash portion) designated for such purpose (the "CLOSING PAYMENT FUND"), established for the benefit of the former holders of Spectra Shares, Eclipse Shares and holders of Spectra Options, Spectra Warrants and 2001 Employee Bonus, for payment in accordance with this Section 2.7. The cash portion of the Purchase Price shall be delivered to the Depositary by bank transfer or other means satisfactory to the Depositary. Promptly thereafter, the Depositary will, pursuant to irrevocable instructions from Sanchez, in form and substance acceptable to the Shareholders' Representative, promptly deliver from the Closing Payment
                    Fund:

                    A. cash in an amount equal to the Holdback Amount to two separate, interest-bearing accounts at the Escrow Agent designated for such purpose as further set forth in
                         Section 2.9 and the Escrow Agreement, then

                    B. cash in the respective amount of Spectra's Transaction Fees (which, for purposes of this Agreement, includes, without limitation, (i) any fees or expenses of the Depositary and the Shareholders' Representative, and
                         (ii) any fees and expenses related to the preparation of the Information Circular, the printing and distribution thereof and the Special Meeting, and (iii) any fees and expenses of the Representation and Warranty Insurance Policy and 50% of Spectra Insurance Premium) owing to each Person set forth on the certificate delivered by Spectra to the Sanchez Parties pursuant to Sections 5.3(l) and 5.5(l) shall be paid to Spectra for the immediate payment on the Closing Date of such amounts to such Persons and to the extent any such specific Transaction Fees arise or become known after the Closing Date, such Transaction Fees shall be paid from the Holdback Amount in the Escrow Account; then

                    C. the applicable Closing Consideration for the Spectra Shares and Eclipse Shares described in Section 2.3 and 2.5, less the applicable Share Holdback Amount pursuant to Section 2.9 for each such Spectra Share and Eclipse Shares represented by such certificate the holder of which has selected the Share Option and applicable Withholding Taxes; then

                    D. in exchange for an Option Surrender Agreement pursuant to Section 2.8, the cash payment described in Section
                         2.8 for the corresponding Spectra Options, less the applicable Option Holdback Amount pursuant to Section
                         2.9 for each Spectra Share purchasable pursuant to such Spectra Options and applicable Withholding Taxes; then

                    E. in exchange for a Warrant Surrender Agreement pursuant to Section 2.8, the cash payment described in Section
                         2.8 for the corresponding Spectra Warrants, less the Warrant Holdback Amount pursuant to Section 2.9 for each Spectra Share purchasable pursuant to such Spectra Warrants and applicable Withholding Taxes; then

                    F.   in exchange for a Bonus Surrender Agreement pursuant to
                         Section 2.8, the cash payment described in Section 2.8 for the corresponding Bonus Consideration, less the 2001 Employee Bonus Holdback Amount pursuant to
                         Section 2.9 for each Spectra Share purchasable pursuant to such Bonus Consideration and applicable Withholding Taxes; then

                    G. cash in the amount of the aggregate applicable Withholding Taxes to the appropriate Governmental Entity.

            (ii) In no event, however, shall the Depositary disburse amounts from the Closing Payment Fund with respect to any holders of Dissenting Shares until the receipt of an order to such effect from the applicable Governmental Entity or as agreed by Spectra upon settlement of such dispute and in no event shall the Depositary disburse amounts from the Closing Payment Fund to any holders of Dissenting Shares in excess of the Per Share Closing Consideration. Schedule 2.7(c)(ii) sets forth a detailed list of all recipients and estimated amounts to be paid from the Closing Payment Fund. The deposit of cash by Subco to the Closing Payment Fund and payment thereof by the Depositary of the amounts necessary to make the payments pursuant to this Section 2.7 shall be by wire transfer. Such payments shall be made out of the Closing Payment Fund. If, after delivery by the Subco of the Purchase Price to the Closing Payment Fund, sufficient funds are not present in the Closing Payment Fund to enable the Depositary to pay the recipients the amounts set forth in this Section 2.7, appropriate adjustments shall be made to the amounts to be paid to the Spectra Shareholders, Eclipse Shareholders and the holders of Spectra Options, Spectra Warrants and 2001 Employee Bonus pursuant to Section 2.9. In no event shall Sanchez or Subco be required to pay or deposit an amount greater than the Purchase Price to the Depositary or any intended recipient set forth in this
                    Section 2.7. The Closing Payment Fund shall not be used for any purpose except as expressly provided in this
                    Section 2.7.

     (d)    RIGHT TO PAYMENT/SANCHEZ SHARES.

            (i) Where a Spectra Shareholder or Eclipse Shareholder has properly elected or is deemed to have elected in accordance with Section 2.7(a), Section Section 2.7(a.1) or Section 2.6 the Cash Option for such Spectra Shareholder's Spectra Shares or the Eclipse Cash Option, as applicable, Subco shall, as soon as practicable following the later of the Effective Date and the date of deposit with the Depositary of a duly completed Letter of Transmittal and Election Form, cause the Depositary either:

                    A. to forward or cause to be forwarded by first class mail (postage prepaid) to the Spectra Shareholder or Eclipse Shareholder at the address specified in the Letter of Transmittal and Election Form; or

                    B. if requested by the Spectra Shareholder or Eclipse Shareholder in the Letter of Transmittal and Election Form, to make available at the Depositary for pick-up by the Spectra Shareholder or Eclipse Shareholder; or

                    C. if the Letter of Transmittal and Election Form neither specifies an address nor contains a request as described in (ii), to forward or cause to be forwarded to the Spectra Shareholder or Eclipse Shareholder at the address of such holder as shown on the share register maintained by Spectra, a cheque in Canadian currency representing the payment required to be made to such Spectra Shareholder or Eclipse Shareholder pursuant to the provisions hereof. Subco shall have provided the Depositary with sufficient funds for this purpose on or prior to the Effective Date by wire transfer or other means satisfactory to the Depositary. Under no circumstances will interest be paid to any Spectra Shareholder or Eclipse Shareholder on any payment to be made hereunder, regardless of any delay in making such payment.

            (ii) Where a Spectra Shareholder or Eclipse Shareholder has elected in accordance with Section 2.7(a) or 2.7(a.1) to receive Sanchez Shares for such Spectra Shareholder's Spectra Shares or for such Eclipse Shareholder's Eclipse Shares, Subco shall, as soon as practicable following the later of the Effective Date and the date of deposit with the Depositary of a duly completed Letter of Transmittal and Election Form, cause the Depositary either:

                    A. to forward or cause to be forwarded by first class mail (postage prepaid) to the Spectra Shareholder or Eclipse Shareholder at the address specified in the Letter of Transmittal and Election Form; or

                    B. if requested by the Spectra Shareholder or Eclipse Shareholder in the Letter of Transmittal and Election Form, to make available at the Depositary for pick-up by the holder; or

                    C. if the Letter of Transmittal and Election Form neither specifies an address nor contains a request as described in (B), to forward or cause to be forwarded to the Spectra Shareholder or Eclipse Shareholder at the address of such holder as shown on the share register maintained by Spectra or Eclipse, as applicable, certificates representing the number of Sanchez Shares issuable to such Spectra Shareholder or Eclipse Shareholder as determined in accordance with the provisions hereof, together with a cheque in the amount, if any, payable to such Spectra Shareholder or Eclipse Shareholder pursuant to this Section 2.7(d). Subco shall have provided the Depositary with sufficient certificates representing Sanchez Shares for this purpose.

            (iii) Spectra Shareholders or Eclipse Shareholders who have elected to receive Sanchez Shares shall be deemed to be the registered holder for all purposes as of the Effective Time of the number of Sanchez Shares to which they are entitled. All dividends paid or other distributions made on or after the Effective Date on or in respect of any Sanchez Shares which a Spectra Shareholder or Eclipse Shareholder is entitled to receive pursuant to the Plan of Arrangement, but for which a certificate has not yet been delivered to such Spectra Shareholder or Eclipse Shareholder in accordance with this Section 2.7(d), shall be paid or made to such Spectra Shareholder or Eclipse Shareholder when such certificate is delivered to such Spectra Shareholder or Eclipse Shareholder in accordance with this Section 2.7(d).

            (iv) Subject to Section 2.6, and after the Effective Date, any certificate formerly representing Spectra Shares shall represent only the right to receive Sanchez Shares or cash in accordance with the Arrangement. Any portion of the Closing Payment Fund (including any undistributed Option Consideration, Warrant Consideration or Bonus Consideration) which remains undistributed to the beneficial holders of Spectra Shares, Spectra Options, Spectra Warrants or 2001 Employee Bonus on the first anniversary of the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holders who have not theretofore complied with this Section 2.7 and the instructions set forth in the Letter of Transmittal and Election Form mailed to such holder shall thereafter look only to Sanchez and the Surviving Corporation for payment of the consideration to which they are entitled under this Section 2.7. All interest accrued in respect of the Closing Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

            (v) Any dividends or other distributions to which the Spectra Shareholder or Eclipse Shareholder is entitled under this
                    Section 2.7(d), and any such certificate formerly representing Spectra Shares not duly surrendered on or prior to the second anniversary of the Effective Date shall cease to represent a claim on interest of any kind or nature, including a claim for dividends or other distributions under this Section 2.7(d), against Sanchez, Subco or Spectra by a former Spectra Shareholder or Eclipse Shareholder. On such date, all cash and Sanchez Shares to which the former Spectra Shareholder or Eclipse Shareholder of such certificates was entitled shall be deemed to have been surrendered to Subco.

     (e) FRACTIONAL SHARES. No fractional Sanchez Shares will be issued pursuant to this Agreement. In lieu of a fractional Sanchez Share, a Spectra Shareholder or Eclipse Shareholder who would otherwise receive a fraction of a Sanchez Share will receive a cash payment from Sanchez determined on the basis of the Weighted Average Sales Price of a Sanchez Share as of the Closing Date multiplied by such fractioned Sanchez Share.

     (f) ILLEGALITY OF DELIVERY OF SANCHEZ SHARES. Notwithstanding the foregoing, if it appears to Sanchez or Subco that it would be contrary to Applicable Law to issue or transfer, as the case may be, Sanchez Shares pursuant to the Arrangement to a person that is not a resident of Canada, the Sanchez Shares that otherwise would be issued or transferred, as the case may be, to that person will be issued or transferred, as the case may be, and delivered to the Depositary for sale of the Sanchez Shares by the Depositary on behalf of that person. The Sanchez Shares delivered to the Depositary will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Depositary determines in its sole discretion. The Depositary shall not be obligated to seek or obtain a minimum price for any of the Sanchez Shares sold by it. Each such person will receive a pro rata share of the cash proceeds from the sale of the Sanchez Shares sold by the Depositary (less commissions, other reasonable expenses incurred in connection with the sale of the Sanchez Shares and any amount withheld in respect of Canadian taxes) in lieu of the Sanchez Shares. The net proceeds will be remitted in the same manner as set forth in this Section 2.7. None of Spectra, the McLeod Parties, Sanchez, Subco or the Depositary will be liable for any loss arising out of any such sales.

     (g)    SECTION 116 OF THE ITA

            (i) Each Spectra Equity Holder that is a non-resident of Canada (each a "NON-RESIDENT SHAREHOLDER") for the purposes of section 116 of the ITA shall on or before the Effective Date, deliver to Subco a certificate issued by the Minister of National Revenue of Canada pursuant to subsection 116(2) of the ITA (a "SECTION 116 CERTIFICATE") in respect of the proposed disposition by such Spectra Equity Holder of the Spectra Shares, Spectra Options, Spectra Warrants or 2001 Bonus Award, as applicable. The Section 116 Certificate delivered by the Spectra Equity Holder shall specify a "certificate limit" in an amount no less than the aggregate consideration to be received hereunder by such Spectra Equity Holder (for each such Non-resident Shareholder the "LIMIT AMOUNT").

            (ii)    In the event that the Section 116 Certificate required under
                    Section 2.7(g)(i) has not been delivered by a Non-resident Shareholder on or before the Effective Time, or in the event that a Section 116 Certificate does not specify a "certificate limit" that is no less than the Limit Amount for such Non-resident Shareholder, the Depositary shall withhold from payment an amount equal to 25% of the Limit Amount, or, if a Section 116 Certificate has been delivered by the Non-resident Shareholder, an amount equal to 25% of the Limit Amount less the certificate limit specified in the
                    Section 116 Certificate (the "WITHHELD AMOUNT"). The Withheld Amount shall be in addition to amounts held in respect of the Holdback Amount, as applicable. The Withheld Amount shall be immediately converted to Canadian dollars and deposited by the Depositary in an interest bearing Canadian dollar trust account at a bank located in Ontario to be held for the benefit of the Non-resident Shareholder to be disposed of as set out herein. The Withheld Amount shall be remitted by the Depositary to Subco five Business Days prior to the day that the Withheld Amount is required to be so remitted pursuant to subsection 116(5) of the ITA (the "Remittance Date") who shall in turn remit such amount to the Receiver General of Canada on, or up to five Business Days prior to, the Remittance Date. All interest earned on the Withheld Amount shall be for the account of Non-resident Shareholder and the full amount of such interest less any applicable Taxes of any nature whatsoever applicable to such interest shall be paid by the Depositary to the Non-resident Shareholder on the Remittance Date.

            (iii) Notwithstanding the foregoing, if the Non-resident Shareholder delivers a Section 116 Certificate to the Depositary at any time after the Closing Date and prior to the day that is five Business Days before the Remittance Date that exonerates Subco from liability under Section 116 of the ITA in respect of any payment pursuant to this Agreement in the amount of the "certificate limit" specified in the Section 116 Certificate, the Depositary shall pay to such Spectra Equity Holder on account of such payment an amount equal to the amount, if any, by which

                    A.   the aggregate of

                         (1)  the Withheld Amount; and

                         (2)  the amount, if any, by which

                              a)   the amount of interest received by the
                                   Depositary on the Withheld Amount
                                   exceeds

                              b)   the amount of any tax payable by the
                                   Depositary in respect of any interest on the Withheld Amount or which the Depositary is required or entitled to withhold or deduct in respect of such interest exceeds

                    B.   25% of the amount, if any, by which

                         (1)  such payment

                              exceeds

                         (2) the "certificate limit" specified in the Section 116 Certificate.

                    The balance of the Withheld Amount shall be remitted by the Depositary to Subco five days prior to the Remittance Date and in turn by Subco to the Receiver General of Canada on, or up to five Business Days prior to, the Remittance Date.

2.8         SPECTRA OPTIONS AND WARRANTS

     (a)    SURRENDER OF SPECTRA OPTIONS.

            (i) Spectra will use commercially reasonable efforts to obtain from each holder of a Spectra Option, promptly after the date of this Agreement, an option surrender agreement substantially in the form of Schedule 2.8(a) attached hereto (an "OPTION SURRENDER AGREEMENT"), duly executed and delivered by such holder (which agreement may be conditioned upon the Spectra Shareholder Approval and the consummation of the Arrangement). At the Effective Time, each then outstanding Spectra Option shall be cancelled and shall represent the right to receive the Option Consideration, net to the holder, payable to the holder thereof in cash, without any interest thereon, less any required withholding taxes. No outstanding Spectra Option, the holder of which has not duly executed and delivered to Spectra an Option Surrender Agreement in accordance with this Section 2.8 hereof, will be entitled to receive any portion of the Option Consideration until such holder duly executes and delivers to the Surviving Corporation an Option Surrender Agreement; at which time each then outstanding Spectra Option held by such holder shall be cancelled, net to the holder of any deductions set forth herein, payable to the holder thereof in cash, without any interest thereon, less any required withholding taxes.

            (ii) The Term "OPTION CONSIDERATION" means, with respect to each Spectra Option, an amount equal to the product of (i) the result of (A) the quotient of (1) the Closing Consideration, divided by (2) the Fully Diluted Amount, minus (B) the per share exercise price of such Spectra Option, to the extent such amount is a positive number, multiplied by (ii) the number of Spectra Shares pursuant to which such Spectra Option is exercisable. The calculation is based on the steps set forth in Section 2.7(c)(i)(A) through (G) being performed mechanically in an iterative fashion in each case adjusting the Option, Warrant and Bonus Consideration paid under Section 2.3(b) for the per share amount received on the prior calculation. Such calculation will be performed 100 times to ensure that the amount per share is calculated with sufficient efficiency, all as set forth on Schedule 2.7(c)(ii), which shall be updated at Closing to include the amounts set forth on the Closing Certificate and the Spectra Transaction Fees.

     (b)    SURRENDER OF SPECTRA WARRANTS.

            (i) Spectra will obtain from each holder of a Spectra Warrant, promptly after the date of this Agreement, a surrender agreement in the form of Schedule 2.8 (b) attached hereto (the "WARRANT SURRENDER AGREEMENT") duly executed and delivered by such warrant holder (which agreement may be conditioned upon Spectra Shareholder Approval and the consummation of the Arrangement). At the Effective Time, each then outstanding Spectra Warrant shall be cancelled and shall represent the right to receive the following consideration. With respect to each Spectra Share subject to such Spectra Warrant, the Spectra Warrant shall be converted into the right to receive cash in the amount of the Warrant Consideration, net to the holder, payable to the holder thereof in cash, without any interest thereon, less any required withholding taxes. No outstanding Spectra Warrant, the holder of which has not duly executed and delivered to Spectra a Warrant Surrender Agreement in accordance with this Section 2.8 hereof, will be entitled to receive any portion of the Warrant Consideration until such holder duly executes and delivers to the Surviving Corporation a Warrant Surrender Agreement; at which time each then outstanding Spectra Warrant held by such holder shall be cancelled, net to the holder of any deductions set forth herein, payable to the holder thereof in cash, without any interest thereon, less any required withholding taxes.

            (ii) The term "WARRANT CONSIDERATION" means an amount equal to the product of (i) the result of (A) the quotient of (1) the Closing Consideration, divided by (2) the Fully Diluted Amount, minus (B) the per share exercise price of such Spectra Warrant, to the extent such amount is a positive number, multiplied by (ii) the number of Spectra Shares pursuant to which such Spectra Warrant is exercisable. The calculation is based on the steps set forth in Section 2.7(c)(i)(A) through (G) being performed mechanically in an iterative fashion in each case adjusting the

                    Option, Warrant and Bonus Consideration paid under Section 2.3(b) for the per share amount received on the prior calculation. Such calculation will be performed 100 times to ensure that the amount per share is calculated with sufficient efficiency; all as set forth on Schedule 2.7(c)(ii), which shall be updated at Closing to include the amounts set forth on the Closing Certificate and the Spectra Transaction Fees.

     (c)    SURRENDER OF 2001 EMPLOYEE BONUS.

            (i) Spectra will use commercially reasonable efforts to obtain from each holder of a bonus pursuant to Spectra's 2001 bonus plan (the "2001 EMPLOYEE BONUS"), promptly after the date of this agreement, a bonus surrender agreement substantially in the form of Schedule 2.8(c) attached hereto (a "BONUS SURRENDER AGREEMENT"), duly executed and delivered by such holder (which agreement may be conditioned upon the Spectra Shareholder Approval and consummation of the Arrangements). At the Effective Time, each then outstanding 2001 Employee Bonus shall be cancelled and shall represent the right to receive the Bonus Consideration, net to the holder, payable to the holder thereof in cash, without any interest thereon, less any required withholding taxes. No outstanding 2001 Employee Bonus, the holder of which has not duly executed and delivered to Spectra a Bonus Surrender Agreement in accordance with this Section 2.8 hereof, will be entitled to receive any portion of the Bonus Consideration until such holder duly executes and delivers to the Surviving Corporation a Bonus Surrender Agreement; at which time each then outstanding 2001 Employee Bonus held by such holder shall be cancelled, net to the holder of any deductions set forth herein, payable to the holder in cash, without any interest thereon, less any required withholding taxes.

            (ii) The term "BONUS CONSIDERATION" means an amount equal to the product of (i) the result of (A) the quotient of (1) the Closing Consideration, divided by (2) the Fully Diluted Amount, minus (B) the per share exercise price of such 2001 Employee Bonus, to the extent such amount is a positive number, multiplied by (ii) the number of Spectra Shares pursuant to which such 2001 Employee Bonus is exercisable. The calculation is based on the steps set forth in Section 2.7(c)(i)(A) through (G) being performed mechanically in an iterative fashion in each case adjusting the Option, Warrant and Bonus Consideration paid under Section 2.3(b) for the per share amount received on the prior calculation. Such calculation will be performed 100 times to ensure that the amount per share is calculated with sufficient efficiency; all as set forth on Schedule 2.7(c)(ii), which shall be updated at Closing to include the amounts set forth on the Closing Certificate and the Spectra Transaction Fees.

     (d) TERMINATION OF RIGHTS. The surrender of a Spectra Option to Spectra and/or the Surviving Corporation in exchange for the Option Consideration shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Spectra Option and each applicable surrender agreement shall include such a release in its terms. The surrender of a Spectra Warrant to Spectra and/or the Surviving Corporation in exchange for the Warrant Consideration shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Spectra Warrant and each applicable surrender agreement shall include such a release in its terms. The surrender of a 2001 Employee Bonus to Spectra and/or the Surviving Corporation in exchange for the Bonus Consideration shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such 2001 Employee Bonus and each applicable surrender agreement shall include a release in its terms. Prior to the Special Meeting, Spectra shall take all action necessary (including such actions by the Spectra Board (or any committees thereof)), to make certain that, following the Effective Time, no warrant holder, participant in such stock option plan, participant in any employee bonus plan or any other plans, programs or arrangements, or other party shall have any right thereunder to acquire equity securities of Spectra, the Surviving Corporation, Sanchez or any Subsidiary thereof.

     (e)    PAYMENT PROCEDURES.

            (i) Upon the delivery of a duly executed Option Surrender Agreement by a holder of a Spectra Option, the Depositary shall pay to each such holder the Option Consideration, in respect thereof (less, in each case, the applicable Option Holdback Amount pursuant to Section 2.9 for each such option and less any required withholding taxes pursuant to the terms of Section 2.7 hereof).

            (ii) Upon the delivery of a duly executed Warrant Surrender Agreement by a holder of a Spectra Warrant, the Depositary shall pay to each such holder the Warrant Consideration, in respect thereof (less, in each case, the applicable portion of the Warrant Holdback Amount pursuant to Section 2.9 for each such warrant and less any required withholding taxes) pursuant to the terms of Section 2.7 hereof.

            (iii) Upon the delivery of a duly executed Bonus Surrender Agreement by a holder of a 2001 Employee Bonus, the Depositary shall pay to each such holder the Bonus Consideration, in respect thereof (less, in each case, the applicable portion of the 2001 Employee Bonus Holdback Amount pursuant to Section 2.9 for each such 2001 Employee Bonus and less any required withholding taxes) pursuant to the terms of Section 2.7 hereof.

            (iv) No interest shall be paid or accrued on any Option Consideration, Warrant Consideration or Bonus Consideration.

2.9         HOLDBACK AMOUNT

     (a) HOLDBACK AMOUNT. Subco shall pay from the Closing Payment Fund in accordance with Section 2.7 hereof, and not as additional consideration, an amount (the "HOLDBACK AMOUNT") equal to $7,365,500 at Closing to the Depositary pursuant to the Escrow Agreement (the "ESCROW ACCOUNT"), such amount which shall be deemed to be paid by each Spectra Shareholder and Eclipse Shareholder from the Cash Option, and the holders of Spectra Options, Spectra Warrants and 2001 Employee Bonus based on his or its proportionate ownership interest of Spectra (and as to an Eclipse Share the ownership of Spectra Shares held by Eclipse), as set forth on Schedule 2.9 attached hereto, as updated at Closing to reflect the Closing Net Debt Adjustment and the Spectra Transaction Fees. The Escrow Account shall be available to fund any obligations of (i) Spectra and the Spectra Equity Holders under this Agreement, the Support Agreement and the Plan of Arrangement, and (ii) the Eclipse Shareholders under
            Section 3.4 of this Agreement, the Support Agreement and the Plan of Arrangement, and shall be subject to adjustment, deduction and set-off for, amongst other things, the indemnification obligations in favour of the Sanchez Parties and other Persons set forth in Sections 3.4 and in the Support Agreement.

     (b) RELEASE OF HOLDBACK AMOUNT. The Depositary will retain the Holdback Amount in escrow pursuant to the terms of this Agreement and the Escrow Agreement and will, when required to pursuant the Escrow Agreement, release and deliver such funds to the former Holders of Spectra Shares and Eclipse Shares, and the holders of the Spectra Warrants, Spectra Options and 2001 Employee Bonus in the pro-rated amount calculated as set forth in Section 2.9(a) above with the applicable Withholding Taxes deducted and such applicable Withholding Taxes to be paid to the applicable Governmental Entity.

2.10        ADJUSTMENT OF BASE PURCHASE PRICE

The Base Purchase Price shall be adjusted at Closing as set forth in Section 2.5 hereof. The Closing Cash Amount shall be determined for purposes of Closing based on a closing certificate executed by, and the truth and accuracy of which is certified by, the Chief Financial Officer and the Chief Executive Officer of Spectra (the "CLOSING CERTIFICATE") that shall be delivered to the Sanchez Parties Three Business Days prior to the Closing, such Closing Certificate which shall set forth the Closing Cash Amount and the Debenture Payoff Amount at Closing and shall be accompanied by a revised Schedule 2.7(c)(ii) and Schedule
2.9 to reflect the amounts set forth on the Closing Certificate. Such Closing Certificate shall be accompanied by (i) a certificate of an officer of VenGrowth certifying that the Debenture Payoff Amount shown therein is accurate and that no further amounts are owed to VenGrowth in connection with the VenGrowth Debentures and (ii) a certificate of an officer of each bank or other institution at which Spectra has an account that contains Cash certifying to the amount of Cash in such account.

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2.11        SHAREHOLDERS' REPRESENTATIVE

As of the date of the Plan of Arrangement, each Spectra Shareholder and the Eclipse Shareholders (pursuant to their approval of this Agreement and the Transactions) and each holder of Spectra Options, Spectra Warrants and 2001 Employee Bonus as set forth in their Option Surrender Agreement, Warrant Surrender Agreement or Bonus Surrender Agreement, appoints McCarthy Tetrault LLP as the shareholders' representative (the "SHAREHOLDERS' REPRESENTATIVE") pursuant to the Escrow Agreement and authorizes the Shareholders' Representative to act on such Person's behalf in effecting the performance of the Escrow Agreement and Section 3.5 of this Agreement and any other document, instrument or agreement executed and delivered in connection with the Escrow Agreement or
Section 3.5 of this Agreement or the transactions contemplated thereby, with full power and authority to bind such Person as though such Person was present and acting on his, her or its behalf. Each such Person further authorizes Sanchez and Subco to discuss all matters relating to the Escrow Agreement and
Section 3.5 of this Agreement and any other matters associated with the transactions contemplated therein with the Shareholders' Representative acting on behalf of all such Persons.

2.12        CLOSING

The Stock Purchase Closings shall occur on the Stock Purchase Closing Date, assuming the satisfaction or waiver of the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof (other than those involving the delivery of documents, agreements and instruments at the Closing). The Closing of the Arrangement and all of other transactions contemplated in the Arrangement shall (subject to satisfaction or waiver of the conditions set forth in Sections 5.1, 5.4 and 5.5 hereof) begin at 10:00 a.m., local time, on the fourth Business Day following the satisfaction or waiver of the conditions set forth in Sections 5.1, 5.4 and 5.5 hereof (other than those involving the delivery of documents, agreements and instruments at the Closing) (the "CLOSING DATE"), at the offices of McCarthy Tetrault LLP or such other place as is mutually agreed to in writing by the parties hereto. At or prior to the Closing, the parties shall take all administrative actions necessary to prepare to effect the Transactions. On the Stock Purchase Closing Date, the capital stock of the applicable Subsidiaries of Spectra shall be delivered to Sanchez or Sanchez Delaware, as applicable, so as to transfer good, valid and marketable title to such shares and the Aggregate Spectra Subsidiary Purchase Price shall be paid to Spectra pursuant to the terms and conditions hereof. On the Closing Date, (i), the Articles of Arrangement shall be filed with the appropriate Governmental Entity so that they shall become effective and the Arrangement shall thereby be effected on the Closing Date and (ii) all transactions contemplated by this Agreement, including the conversion of the Spectra Shares and the Eclipse Shares shall be consummated. All actions taken at the Closing shall be deemed to have occurred simultaneously, and shall be effective as of the close of business on the Closing Date.

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                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1         REPRESENTATIONS AND WARRANTIES OF SPECTRA

Spectra and its Subsidiaries hereby, jointly and severally, represent and warrant to and in favour of the Sanchez Parties as follows, and acknowledge that the Sanchez Parties are relying upon such representation and warranties in connection with the matters contemplated by this Agreement:

INCORPORATION

     (a) Spectra is a corporation duly incorporated, organized and is validly subsisting under the laws of the Province of Ontario with the corporate power and authority to own, lease and operate its assets and to carry on its business and has made all necessary filings under all Applicable Laws. Spectra is not qualified to transact business as a foreign corporation and has never been required to be so qualified, or in good standing, in any jurisdiction other than Canada.

SUBSIDIARIES

     (b) Spectra has no Subsidiaries other than Spectra US, Spectra Australia and Spectra UK. Except for a 20% ownership interest in Croesus Finansoft, Inc. ("CROESUS"), neither Spectra nor any of its Subsidiaries (i) owns any shares of capital stock, units or any other interest of any other Person or any rights, options, warrants or other securities of any other Person, (ii) does not have any agreement for the purchase, subscription or issuance of any of the unissued shares of capital rights, options, warrants, securities or any other interest of any other Person and (iii) does not have any interest, directly or indirectly, in any other Person.

     (c) Each of the Subsidiaries of Spectra is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own, lease and operates its assets and to carry on its business and has made all necessary filings under all Applicable Laws. Spectra US is qualified to transact business as a foreign corporation in the State of New York. No other Spectra Subsidiary is, or has at any time been, required to be duly qualified to transact business as a foreign corporation in any jurisdiction.

     (d) No bankruptcy, insolvency or receivership proceedings have been instituted or are pending against Spectra or any of its Subsidiaries and Spectra and its Subsidiaries are able to satisfy their liabilities as they become due.

CAPITALIZATION

     (e) The authorized capital stock of Spectra consists of an unlimited number of common shares and preferred shares, of which 17,840,891 common shares and 6,881,984 preferred shares have been validly issued and are outstanding as fully paid and non-assessable and of which 25,505,458 common shares (which includes the 17,840,891 common shares outstanding as of the date hereof, 6,881,984 common shares into which the outstanding preferred shares on the date hereof will be converted and the UpTick Shares to be issued prior to Closing) and no preferred shares will be validly issued and outstanding as fully paid and non-assessable on the Closing Date, all of which are, or will be at Closing, as the case may be, beneficially owned by and registered in the name of those Persons set forth on Schedule 3.1(e). The rights, privileges, restrictions and conditions attached to the Spectra Shares are set out in the Articles of Amalgamation of Spectra, a copy of which are attached as Exhibit E. Other than as set forth on Schedule 3.1(e), there are no outstanding options, warrants, convertible or exchangeable securities or other rights to (i) purchase Spectra Shares, or (ii) require Spectra to allot or issue any of its capital stock.

     (f) The ordinary shares of Spectra Australia consists of 12 shares of which all have been validly issued and are fully paid and which are beneficially owned by and registered in the name of Spectra. The rights, privileges, restrictions and conditions of such shares are set forth in the Constitution of Spectra Australia attached hereto as Schedule 3.1(f). There are no outstanding options, warrants, convertible or exchangeable securities or other rights to (i) purchase shares of Spectra Australia, or (ii) require Spectra Australia to allot or issue any shares.

     (g) The authorized capital stock of Spectra UK consists of 1,000 common shares par value of L 1.00 per share, of which 2 shares have been validly issued and are outstanding as fully paid and non-assessable, all of which are beneficially owned by and registered in the name of Spectra. The rights, privileges, restrictions and conditions of such common stock are set forth in the Articles of Association or other similar documents of Spectra UK attached hereto as Schedule 3.1(g). There are no outstanding options, warrants, convertible or exchangeable securities or other rights to (i) purchase shares of capital stock of Spectra UK, or
            (ii) require Spectra UK to allot or issue any of its capital stock.

     (h) The authorized capital stock of Spectra US consists of 3,000 shares of common stock, $1.00 par value per share of which 600 shares have been validly issued and are outstanding as fully paid and non-assessable, all of which are beneficially owned by and registered in the name of Spectra. The rights, privileges, restrictions and conditions of such common stock are set forth in the Certificate of Incorporation or other similar documents of Spectra US attached hereto as Schedule 3.1(h). There are no outstanding options, warrants, convertible or exchangeable securities or other rights to (i) purchase shares of capital stock of Spectra US, or (ii) require Spectra US to allot or issue any of its capital stock.

     (i) There is no Contract, option, or any other right of another binding upon or which at any time in the future may become binding upon Spectra to sell, transfer, assign, pledge, charge, mortgage or any other way to dispose of or encumber any of the Sub Shares other than pursuant to the provisions of this Agreement.

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

     (j) Spectra has good and valid title to the Sub Shares owned by it, free and clear of all Encumbrances.

AUTHORITY AND ENFORCEABILITY

     (k) Spectra has the requisite power and authority to execute, deliver and enter into this Agreement and each of the documents, agreements and instruments to be executed, delivered and performed by it in connection with this Agreement (collectively the "COLLATERAL DOCUMENTS") and perform the actions and complete the transactions to be completed by it hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Collateral Documents to which Spectra is a party, and the consummation of the transactions contemplated hereby and thereby, has been authorized by all necessary action (corporate or otherwise) on the part of Spectra, including the approval of the Transactions and this Agreement by the Spectra Board, other than (i) the approval of the Spectra Board solely with respect to the Information Circular and
            (ii) shareholder approval with respect to the completion of the Transactions as contemplated herein. Other than as contemplated herein, no further authorization or consent will be required by Spectra or any of its Subsidiaries in order to consummate the Transactions. This Agreement and the Collateral Documents to be executed and delivered by Spectra have been duly and validly executed and delivered by Spectra and constitute the legal, valid and binding obligation of Spectra, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the enforcement of creditors' rights generally.

SPECTRA BOARD REPRESENTATION

     (l) The board of directors of Spectra has determined to recommend that the Spectra Shareholders vote in favour of the Transactions.

CONTRAVENTION

     (m) The execution, delivery and performance of this Agreement and each of the Collateral Documents, and the consummation of the Transactions, by Spectra or any of its Subsidiaries, do not and will not (i) result in a Default, of or under (A) any of the terms of the Organizational Documents of Spectra or any of its Subsidiaries, (B) assuming the receipt of all Required Consents of a Governmental Entity, any Law or Court Order applicable to or binding upon any of the Companies, or (C) assuming the receipt of all Required Consents, any Contracts, Licenses or Permits to which any of the Companies is a party or by which they are bound, (ii) result in the creation or imposition of any Encumbrances, other than Permitted Liens, upon any of the equity interests of any of the Companies or upon any of the assets or properties of any of the Companies, or (iii) assuming the receipt of all Required Consents, (A) result in the termination, amendment or modification of, or give any party the right to terminate, amend, modify, abandon, or refuse to perform any Contract, License or Permit to which any of the Companies is a party or by which they, or any of their properties or assets, are bound, or (B) result in the acceleration or modification, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received under any Contract, License or Permit to which any of the Companies is a party or by which they, or any of their properties or assets, are bound.

FINANCIAL STATEMENTS

     (n) The corporate records and minute books of Spectra and its Subsidiaries are maintained in all material respects in accordance with Applicable Law. The books, records and accounts of Spectra and its Subsidiaries, in all material respects: (i) have been maintained in accordance with good business practices on a basis consistent with prior years; and (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Spectra and its Subsidiaries. Except as set forth on
            Schedule 3.1(n), there have been no material changes in accounting policies of Spectra and its Subsidiaries since September 1, 1998. Spectra and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with applicable GAAP and (B) to maintain accountability for assets.

     (o) The consolidated financial statements of Spectra and its Subsidiaries, consisting of the audited consolidated balance sheet and consolidated statements of operations and cash flows for the period ended on August 31, 2001 (the "BALANCE SHEET DATE"), the notes thereto and the accompanying report of the auditors of Spectra, and the unaudited consolidated balance sheet and consolidated statements of operations and cash flow for the period ended March 31, 2002 (collectively, the "FINANCIAL STATEMENTS"):

            (i) are in accordance with the Books and Records of Spectra and its Subsidiaries;

            (ii) are true and correct and present fairly the financial position of Spectra on a consolidated basis as of the date presented and the changes in Spectra's financial position for the periods then ended;

            (iii)   have been prepared in accordance with applicable GAAP;

            (iv) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of Spectra and its Subsidiaries; and

                                      -38-
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            (v)     present fairly and in accordance with applicable GAAP and on a consolidated basis all of the assets and liabilities of Spectra as at the dates presented including all contingent liabilities of Spectra required to be disclosed by applicable GAAP as at the dates presented.

     (p) Since the Balance Sheet Date, the Business has been carried on in its usual and ordinary course and neither Spectra nor any of its Subsidiaries has entered into any transaction out of the usual and ordinary course of the Business. The accruals set forth on
            Schedule 3.1(p) shall be recorded on Spectra's Books and Records as of the Closing Date.

     (q) On the Effective Date, neither Spectra nor any of its Subsidiaries will have any Liabilities (except for (i) those Liabilities set forth in the Financial Statements and (ii) those Liabilities which arose after the Balance Sheet Date and were incurred in the ordinary course of business, consistent with past practices and in compliance with the covenants and agreements of Spectra and its Subsidiaries herein contained, as the case may be).

ABSENCE OF CHANGES

     (r) Except as set forth on Schedule 3.1(sss), since the Balance Sheet Date, neither Spectra nor any of its Subsidiaries has had:

            (i)     any Material Adverse Change;

            (ii) any damage, destruction or Loss (whether or not covered by insurance) or any condemnation by any Governmental Entity, whether or not arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, which has had or may have a Material Adverse Effect;

            (iii) any strike, lockout, labour trouble or any event or condition of any character having a Material Adverse Effect;

            (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Sub Shares, or any direct or indirect redemption, purchase or other acquisition of any of the Sub Shares;

            (v) any increase in the compensation payable or to become payable by Spectra or any of its Subsidiaries to any of their officers, employees or agents, or any known payment or arrangement made to or with any thereof, other than normal increases in compensation to employees consistent with past practices; or

            (vi) any amendments to their charter, bylaws or other organizational documents.

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

     (s) Neither Spectra nor any of its Subsidiaries has taken or agreed to take, whether in writing or otherwise, either (i) any action described in Section 3.1(r) above or in Sections 3.1(y), 3.1(z) or 3.1(aa) below (Contracts and Commitments) or (ii) any action which would result in the occurrence of any of the events described
            Section 3.1(r) above or in Sections 3.1(y), 3.1(z) or 3.1(aa) below. Neither Spectra nor any of its Subsidiaries has omitted to take any action where the omission could reasonably be expected to result in or lead to the occurrence of any of the events described in Section 3.1(r) above or in Sections 3.1(y), 3.1(z) or 3.1(aa) below.

     (t) No dividends have been declared or paid on or in respect of the Spectra Shares and no distribution on any of its securities or shares has been made or authorized by Spectra or any of its Subsidiaries (other than in the case of a Subsidiary, a distribution to Spectra or another Subsidiary) since the Balance Sheet Date.

CONDITION OF ASSETS

     (u) Spectra and each of its Subsidiaries have good and marketable title to, or have valid leasehold interests in or valid rights under a Contract to use, all of the their properties and assets (real and personal, immovable and moveable, tangible and intangible, including leasehold interests), including all the properties and assets shown or reflected on the balance sheets forming part of the Financial Statements and of all assets acquired by Spectra or one of its Subsidiaries since the Balance Sheet Date, free and clear of all Encumbrances, except such of the assets as have been disposed of in the usual and ordinary course of business since the Balance Sheet Date. The tangible personal property included in such property and assets (including equipment) is in good working order and fit for its intended use, reasonable wear and tear excepted. The properties and assets of Spectra and its Subsidiaries, taken as a whole, together with all leasehold interests and Contracts relating thereto, are adequate to conduct the Business.

     (v) Except as set forth on Schedule 3.1(v), no properties or assets used by Spectra or its Subsidiaries in connection with the Business (other than the real property subject to the Real Property Leases) is held under any lease, security agreement, pledge agreement or security arrangement or is located other than in the possession of Spectra or its Subsidiaries. All of the leases of personal property to which Spectra or its Subsidiaries are a party, are valid and in effect and afford Spectra and its Subsidiaries peaceful and undisturbed possession of the subject matter of the lease.

ACCOUNTS RECEIVABLE AND PAYABLE

     (w) The accounts receivable and notes receivable of Spectra and its Subsidiaries have been accurately reflected in the Books and Records or the Financial Statements of Spectra and its Subsidiaries and are valid accounts receivable that arose from bona fide transaction in the ordinary course of business, consistent with past practices.
            Schedule 3.1(w) sets forth, as of March 31, 2002, an aged trial balance of all accounts receivable and any reserves relating thereto. Each such accounts and note receivable (including any loans to current or former employees, directors, consultants or Spectra Affiliates) is fully collectible in its stated amount within ninety (90) days following the date such account receivable was created or on the date of maturity with respect to a note receivable and is not subject to any defence, counterclaim or set-off, nor is one threatened, and there is an adequate allowance in the Books and Records of Spectra and its Subsidiaries for bad and doubtful accounts. No part of any such accounts or note receivable is contingent upon performance by Spectra (other than those accounted for as unearned revenue on the Financial Statements) or any other party of any obligation, and no agreements for deductions or discounts have been made with respect to any par of such accounts or note receivable. Spectra has collected its accounts receivable and notes receivable and paid its accounts payable in a consistent manner and has not taken any actions (e.g. acceleration of receivables or delayed payment of payables) that are not in the ordinary course of business and consistent with past practices.

CONTRACTS AND COMMITMENTS

     (x) Schedule 3.1(x) sets forth a true and complete list of all Contracts to which Spectra or its Subsidiaries is a party, or by which any of their respective assets or properties is bound, that fall into one or more of the following categories:

            (i) agreement or commitment with any current or former shareholder, director, or officer, or any of their Affiliates;

            (ii) agreement, commitment or arrangement with any labour union or other representative of any of their employees;

            (iii) written employment agreement or severance agreement with any of their employees or independent contractors or agents;

            (iv) agreement or commitment for the performance of services or the supply of products by a third party which involves in any one case (or in the aggregate for similar type arrangements) in any calendar year Fifty Thousand Dollars ($50,000) and is not cancellable on thirty (30) days notice or less without penalty. Schedule 3.1(x) also contains a list of the five (5) largest (in terms of dollar amount) active customer Contracts as of March 31, 2002;

            (v) agreement or commitment to sell or supply products or to perform services which obligates Spectra or its Subsidiaries to sell products or perform services which involves in any one case (or in the aggregate for similar type arrangements with the same or Affiliated Persons) in any calendar year One Hundred Thousand Dollars ($100,000) which is not cancellable on thirty (30) days notice or less without penalty;

            (vi) outstanding proposal to sell or supply products or to perform services which, upon acceptance of such proposal, would obligate Spectra or its

                    Subsidiaries to sell products or perform services which involves in any one case (or in the aggregate for similar type arrangements with the same or Affiliated Persons) in any calendar year One Hundred Thousand Dollars ($100,000) which is not cancellable by Spectra or its Subsidiaries on thirty (30) days notice or less without penalty;

            (vii) distribution agreement where Spectra or its Subsidiaries is acting as supplier or distributor or any agency agreement where Spectra or its Subsidiaries is acting as principal or agent;

            (viii) lease under which Spectra or its Subsidiaries is either lessor or lessee of personal property requiring annual lease payments (including rent and any other charges) in excess of One Hundred Thousand Dollars ($100,000), in any calendar year (or in the aggregate for similar type arrangements with the same or Affiliated Persons), and any lease under which Spectra or its Subsidiaries is the lessor of real property;

            (ix) evidence of Indebtedness, including capital leases or providing for any Encumbrance on any of the assets or properties of Spectra or its Subsidiaries, any agreement, commitment or Contract relating to a guarantee, indemnification, surety or similar obligation;

            (x) agreement, Contract or commitment for any charitable or political contribution;

            (xi) agreement, Contract or commitment for any capital expenditure in excess of Fifty Thousand Dollars ($50,000) (or in the aggregate for similar type arrangements with the same or Affiliated Persons);

            (xii) agreement, Contract or commitment limiting or restraining it from engaging or competing in any lines of business with any Persons;

            (xiii) license, franchise, distributorship, joint venture, royalty or other similar agreement, including, without limitation, those which relate in whole or in part to any asset, and property, any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by Spectra or its Subsidiaries;

            (xiv)   agreement with any Governmental Entity;

            (xv) power of attorney granted by Spectra or its Subsidiaries with respect to Spectra or its Subsidiaries in favour of any Person;

            (xvi) other agreement requiring committed payments or other consideration by or from Spectra or any of its Subsidiaries in excess of Fifty Thousand Dollars ($50,000) during the remainder of its term (or in the aggregate for similar type arrangements with the same or Affiliated Persons);

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            (xvii)  agreement or Contract which involves an obligation to indemnify, defend or hold harmless any other Person;

            (xviii) agreement or Contract which involves the payment of any commission, royalty, finders fee, agency fee or similar fee, whether payable in cash or other consideration;

            (xix) other material agreement, Contract or commitment not made in the ordinary course of business; or

            (xx) agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from Spectra or any of its Subsidiaries of any of its Business or any of its assets or properties, other than in the ordinary course of business consistent with past practice.

     (y) Except as set forth on Schedule 3.1(sss), neither Spectra nor any of its Subsidiaries has received notice of any Default or breach of any such Contracts and there exists no condition, event or act that, with the giving of notice or lapse of time or both, would constitute such a Default or breach, and such Contracts are in good standing and in full force and effect without unwritten amendment thereto.

     (z) None of such Contracts will be materially adversely affected, or contains any provisions which would cause Spectra or its Subsidiaries to be liable to the other party thereto for any amount (or any increased price for goods or services being provided by the other party thereto), as a result of the consummation of the transactions contemplated hereby. None of such Contracts contains any provisions which would cause Spectra or its Subsidiaries to be liable to the other party thereto for any amount in the event that following the Closing, Spectra or its Subsidiaries terminates such Contract, so long as such termination does not constitute a breach of such Contract by Spectra or its Subsidiaries.

     (aa) There are no outstanding orders, notices or similar requirements relating to Spectra or the Business issued by any Governmental Entity and there are no matters under discussion with any Governmental Entity relating to orders, notices or similar requirements.

     (bb) Spectra and its Subsidiaries have made available a true and correct copy of each written contract (excluding purchase orders) included in the Contracts to Sanchez prior to the date hereof.

INTELLECTUAL PROPERTY

     (cc) The Companies own or license and lawfully use all Intellectual Property necessary or appropriate for the operation of the Business or ownership or use of the assets and properties of the Companies, free and clear of all Encumbrances, all of which Intellectual Property is set forth on Schedule 3.1(cc) (the "BUSINESS INTELLECTUAL PROPERTY"). All of the Business Intellectual Property, including the

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            Software, functions in all material respects in accordance with the currently published documentation and specifications therefore. Each of the Companies has taken all commercially reasonable steps to adequately protect the status of the Business Intellectual Property as the Intellectual Property of Spectra or its Subsidiaries, as the case may be. All of such Software is available in "general release" form (as opposed to only "alpha," "beta" or "early release" forms). With respect to any applications to register or registrations of the Business Intellectual Property owned by each of the Companies,
            Schedule 3.1(cc) also sets forth, as to each such item of the Business Intellectual Property, the (i) relevant application of registration number, (ii) relevant filing, registration, issue or application date, (iii) record owner, (iv) jurisdiction, (v) title or description and (vi) remaining life thereof. In addition,
            Schedule 3.1(cc) identifies whether each item of the Business Intellectual Property is owned by each of the Companies or is possessed and used by each of the Companies under any license, Contract, agreement or other commitment, and if under any such commitment, the identity of the parties thereto, the term thereof and all amounts payable thereunder (whether royalties, license fees or otherwise) together with the payment terms therefore. All such licenses, Contracts, agreements or other commitments, if any, are valid and enforceable and are renewable by their terms in the ordinary course of business.

     (dd) Each item of the Business Intellectual Property owned by one of the Companies constitutes a valid and enforceable right of Spectra or its Subsidiaries, as the case may be, and other than rights with respect to Patents, does not infringe or conflict with the rights of any Person and with respect to rights with respect to Patents, to the Knowledge of Spectra, does not infringe or conflict with the rights of any Person. Except as otherwise provided in Schedule 3.1(dd), none of the Companies has or will have an obligation to compensate, or to obtain the consent of, any third party for the use of any item of the Business Intellectual Property. There is neither pending nor, to the Knowledge of any of Spectra or its Subsidiaries, threatened, any Claim, grievance or Litigation against any of the Companies or their respective licensors contesting the validity of, or any of the Companies' right to use, any of the Business Intellectual Property. Except as otherwise provided on Schedule 3.1(dd), none of the Companies has granted a license or other right to use, in any manner, any item of the Business Intellectual Property (including, but not limited to, source code for any of the Software), whether or not requiring the payment of royalties, and no third party has any right to use any of the Business Intellectual Property.

     (ee) None of the Companies has received any written notice that any Third Party is (i) infringing all or any portion of the Business Intellectual Property, or (ii) using all or any portion of the Business Intellectual Property in derogation of any rights of the Companies or rights to be granted to Sanchez or Subco under this Agreement.

     (ff) There is no interference action or other Litigation pending or, to the Knowledge of Spectra or its Subsidiaries, threatened before any Governmental Entity (including, without limitation, the United States Patent and Trademark Office or

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            corresponding Governmental Entities in any jurisdiction) in regard to any of the Business Intellectual Property.

     (gg) The modification, use, promotion, distribution and/or sale of the Business Intellectual Property (for the purposes of this clause
            (gg), Business Intellectual Property shall not include Software not owned by Spectra or its Subsidiaries), other than Patents and rights in Patents, has not infringed and does not infringe any Intellectual Property right of any Person and, as to Patents and rights in Patents, to the Knowledge of any of the Companies, has not infringed and does not infringe on any Intellectual Property right of any Person. None of the Companies has received notice of infringement upon, misappropriation of or conflict with any asserted right of any Person, and to the Knowledge of Spectra and its Subsidiaries, there is no basis for any such notice.

     (hh) The inception, development and reduction to practice of the Business Intellectual Property by Spectra or its Subsidiaries have not constituted or involved, and do not constitute or involve, the misappropriation of trade secrets, other Intellectual Property or other rights of any other Person (including, without limitation, any Governmental Entity).

     (ii) The Software is capable of (i) recording, storing, processing, calculating, comparing, sequencing and presenting date data, and
            (ii) calculating information dependent on dates between January 1, 1999 and January 1, 2000 (the "Y2K WARRANTY"). However, for greater clarity, such representation does not apply to output, results, errors, or abnormal terminations or delays caused in whole or in part by (1) any functionality of software or products, including databases, not created or approved by Spectra, whether or not such products or software are embedded in or form part of the Software;
            (2) use of the Software and updates thereto in combination with any other product not provided or approved by Spectra; (3) errors not attributable to date-specific data; (4) any modification of the Software or updates thereto made by a party other than Spectra; (5) any data provided to the Software by non-Spectra products (unless approved by Spectra) which does not adequately specify date data;
            (6) any failures to process date data that result from any Third Party hardware or operating system; or (7) a customer's failure to use the Software in accordance with the documentation related thereto provided by Spectra.

     (jj) All Software developed by Spectra or any of its Subsidiaries was developed by employees of and consultants to Spectra and its Subsidiaries (the "DEVELOPERS") and all such work is done under employment contracts and employee non-disclosure agreements that explicitly confer all Intellectual Property Rights to Spectra and is the exclusive property of Spectra or its Subsidiaries. By way of the employee non-disclosure agreements, all Developers were advised of Spectra's requirement that all work was to be the sole property of Spectra and that all related Intellectual Property rights were to be the sole property of Spectra. All Developers were also advised and agreed by way of the employee non-disclosure agreement that all work product arising out of or in the course of the work relationship with Spectra was to be assigned to and become the property of Spectra.

     (kk) Each past or current employee, officer and consultant of Spectra or any of its Subsidiaries has executed a Non-Disclosure Agreement which includes Intellectual Property Rights provisions in the form of Exhibit F attached hereto, and each such agreement is assignable, and shall be assigned, to the Surviving Corporation as of the Closing Date. No past or current employee, officer or consultant of the Companies has excluded works or inventions made prior to his or her employment with the Companies from his or her assignment of inventions pursuant to such employee, officer or consultant's Non-Disclosure Agreement.

EMPLOYMENT RELATED MATTERS

     (ll) Spectra and its Subsidiaries have written employment contracts or consulting contracts with each of their respective employees and consultants. The form of employment agreement for all of the Companies employees (other than Messrs. Nissan, Seiz and Conlin, Spectra's five Canadian residents employed by Spectra Australia and Spectra US in Australia and the United States, and John McLeod) is attached hereto as Schedule 3.1(ll).

     (mm) Neither Spectra nor any of its Subsidiaries is bound by or a party to or is in the process of negotiating or renegotiating, any collective bargaining agreement, side letter or other agreement with any trade union, council of trade unions, employee bargaining agency or other affiliated bargaining agency.

     (nn) All accrued vacation days and accrued vacation pay for employees (including all senior management) of Spectra and its Subsidiaries is properly reflected and accrued in the Books and Records and accounts of Spectra and its Subsidiaries.

     (oo) Since the Balance Sheet Date, except in the ordinary course of business and consistent with the schedule of salary increases provided to Sanchez as referenced in Section 4.1(p) hereof, there have been no material changes in the terms and conditions of employment of any employees of Spectra or its Subsidiaries, including their salaries, remuneration and any other payments to them, there have been no material changes in any remuneration payable or benefits provided to any officer, director, consultant, independent or dependent contractor or agent of Spectra or any of its Subsidiaries, neither Spectra nor any of its Subsidiaries has paid or declared any bonuses, and neither Spectra nor any of its Subsidiaries has agreed or otherwise become committed to change any of the foregoing since that date.

     (pp) Neither Spectra nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labour organization or other representative of any of the employees of Spectra or any of its Subsidiaries, nor are any of such contracts or agreements pending or contemplated. There is no labour strike, dispute, slowdown, work stoppage or lockout that is pending or, to the Knowledge of Spectra or any of its Subsidiaries, threatened against or otherwise affecting Spectra or any of its Subsidiaries, and neither Spectra nor any of its Subsidiaries has experienced the same. Neither Spectra nor any of its Subsidiaries has closed any office, plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time nor has Spectra or any of its Subsidiaries planned (where a decision has been made) or announced any such action or program for the future with respect to which Spectra or any of its Subsidiaries may have any liability. All salaries, wages, vacation pay, bonuses, commissions and other compensation payable by Spectra or any of its Subsidiaries to the employees of Spectra or any of its Subsidiaries before the date hereof have been paid in all material respects as of the date hereof. Except as set forth in Schedule 3.1(sss), no Person has asserted any Claim, or, to the Knowledge of Spectra or any of its Subsidiaries, has any reasonable basis to assert any valid Claim, against Spectra or any of its Subsidiaries that either the continued employment by, or association with, Spectra or any of its Subsidiaries of any of the present officers or employees of, or consultants to, Spectra or any of its Subsidiaries contravenes any agreements or Laws applicable to unfair competition, trade secrets or proprietary information.

EMPLOYEE BENEFIT PLANS.

     (qq) Except for the Company Benefit Plans listed on Schedule 3.1(qq), there are no employee benefit plans, or any contracts, plans, trusts, programs, policies or arrangements, in each case whether written or oral, that provide rights or benefits of economic value to any current or former employee of Spectra, any of its Subsidiaries or any ERISA Affiliate or current or former beneficiary, dependent or assignee of any such employee or former employee, maintained or contributed to by Spectra, its Subsidiaries or any ERISA Affiliate. Except as disclosed on Schedule 3.1(qq), no promise or commitment to increase benefits under the Company Benefit Plans has been made by Spectra or its Subsidiaries except as required by Applicable Law.

     (rr) LIST OF PLANS. Schedule 3.1(rr) sets forth a complete list of all Company Benefit Plans. Spectra has made available to Sanchez (i) accurate and complete copies of all Company Benefit Plan documents and all other material documents relating thereto, including (if applicable) the most recent summary plan description for each plan, and all summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Company Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Company Benefit Plans for which financial statements or actuarial reports are required or have been prepared, and (iv) accurate and complete copies of all information returns and annual reports for all Company Benefit Plans (for which information returns or annual reports are required) prepared within the last three years, (v) all material professional opinions relating to Company Benefit Plans and
            (vi) accurate and complete copies of material correspondence with all Governmental Entities. No material changes have occurred or are expected to occur which would affect the actuarial reports or financial statements delivered to Sanchez pursuant to this Section 3.1(rr). Neither Spectra nor any ERISA Affiliate sponsors a benefit plan subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA, nor has Spectra or any ERISA Affiliate ever contributed to or been required to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA), nor does Spectra nor any ERISA Affiliate have a current or contingent obligation to or liability with respect to such a multiemployer plan. Neither Spectra nor any ERISA Affiliate has any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to Company Benefit Plans.

     (ss) LEGAL COMPLIANCE; FUNDING. All Company Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the terms of the applicable plan and the requirements of all Applicable Laws. All returns, reports and disclosure statements required to be made under Applicable Laws have been timely filed or delivered. To the extent required by Applicable Laws, the Company Benefit Plans are registered, and no event has occurred, or could reasonably be expected to occur, which could entitle any Person to terminate any Company Benefit Plan or adversely affect the Tax status of any Company Benefit Plan. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any Company Benefit Plans that could subject Spectra or any ERISA Affiliate to any penalty or Tax imposed under ERISA or the Code. No Company Benefit Plan is underfunded on either a going concern or a solvency basis, and, to the Knowledge of Spectra and its Subsidiaries, there have been no withdrawals of surplus or contribution holidays except as permitted by Applicable Law and the terms of the applicable plan.

     (tt) PLAN DETERMINATIONS. Any Company Benefit Plan that was or is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service (U.S.) to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked.

     (uu) CLAIMS. There are no pending or, to the Knowledge of Spectra or its Subsidiaries, threatened Claims by or on behalf of any Company Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Company Benefit Plans, involving or relating to the Company Benefit Plans (other than Claims made in the ordinary operation of such plans), nor is there, to the Knowledge of Spectra or its Subsidiaries, any reasonable basis to assert any such Claim. None of the Company Benefit Plans are the subject of any pending, or, to the Knowledge of any Spectra and its Subsidiaries, threatened investigation or audit by the Internal Revenue Service, the Department of Labor or the PBGC or other Governmental Entity.

     (vv) WELFARE PLANS. No Company Benefit Plan provides any health, life or other welfare coverage to employees of Spectra or any of its Subsidiaries beyond termination of their employment with Spectra or any of its Subsidiaries by reason or retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the Laws of any state, province, territory or locality.

     (ww) NO ACCELERATED BENEFITS. Spectra's execution and performance of the transactions contemplated by this Agreement will not constitute an event under any Company Benefit Plan that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee or any dependent or independent contractor of Spectra or any ERISA Affiliate.

     (xx)   [INTENTIONALLY OMITTED].

REALTY

     (yy)   Neither Spectra nor any of its Subsidiaries owns any real property.

     (zz) Schedule 3.1(zz) is a true, complete, correct and current list, by address, owner and usage, of all real property agreements (including all amendments and supplements thereto) pursuant to which any of the Companies (as the case may be) leases, subleases or otherwise occupies any real property (each a "REAL PROPERTY LEASE" and collectively the "REAL PROPERTY LEASES"), copies of which have been made available to Sanchez. Pursuant to the Real Property Leases, Spectra or its Subsidiaries (as the case may be) has validly existing and enforceable leasehold, sublease hold or occupancy interests in the real property leased thereunder, in each case free and clear of all Encumbrances and free from Defaults (i) by the Companies and (ii) by the other party or parties to such Real Property Leases. Except for the Real Property Leases, if any, described in Schedule 3.1(zz), the consummation of the transactions contemplated by this Agreement will not require any consent or approval of any landlord or sublandlord under any such Real Property Lease, result in any increase in rent or penalty to the party which is a tenant or subtenant thereunder or result in the early termination of any Real Property Lease. None of the Companies has transferred, assigned, hypothecated, pledged or encumbered any of its rights or interest under any Real Property Lease. None of the Companies has received any notice from any landlord or sublandlord or any other party of any Default under, or the termination of, any Real Property Lease.

     (aaa) The real property leased to Spectra or its Subsidiaries, as the case may be, pursuant to the Real Property Leases, if any, constitutes all real property used or occupied by Spectra or its Subsidiaries (the "REAL PROPERTY") and (i) no portion thereof is subject to any pending condemnation proceeding or proceeding by any Governmental Entity and there is no threatened condemnation or proceeding with respect thereto; (ii) the physical condition of such Real Property is sufficient to permit the continued conduct of the Business, subject to the provision of usual and customary maintenance and repair performed in the ordinary course; (iii) there are no Contracts, written or oral, to which any of the Companies is a party, granting to any party or parties the right of use or occupancy of any portion of the Real Property; (iv) there are no parties (other than the Spectra or its Subsidiaries, as the case may be) in possession of any such Real Property and (v) no notice of any increase in the assessed valuation of any such Real Property and no notice of any contemplated special assessment has been received by the Companies, and to Spectra's Knowledge, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Real Property.

     (bbb) As may be required by Law, each of the Companies has all permits and certificates of occupancy necessary to the use and possession of the Real Property as such is currently being used and possessed, and no such permits or certificates will be required, as a result of the consummation of the transactions contemplated by this Agreement, to be issued, modified or supplemented after the Closing Date in order to permit Sanchez or Surviving Corporation (as the case may be) following the consummation of the transactions contemplated by this Agreement to lease or operate the Real Property as such is currently being leased and used.

     (ccc) There is nothing that restricts or limits the normal operation of the Business from the Real Property and such normal operation is not in contravention of any Applicable Law or of any decree or order of any court or other Governmental Entity having jurisdiction.

ENVIRONMENTAL

     (ddd) The Business, as carried on by Spectra and its Subsidiaries, from the Real Property is in compliance in all material respects with all Environmental Laws and, to the Knowledge of Spectra, there are no facts that could give rise to a notice of non-compliance with any Environmental Law.

     (eee) There are no environmental permits used in or required to carry on the Business.

TAXES

     (fff) Spectra and each of its Subsidiaries has duly and timely filed all Tax Returns, required to be filed by it with any taxation authority; no Tax Return, filed by Spectra or any of its Subsidiaries contains any material misstatement or omits any material statements or elections that should have been included and each Tax Return, including accompanying schedules and statements, is true, correct and complete in all material respects.

     (ggg) All Taxes due and payable by Spectra and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid.

     (hhh) There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time with respect to the filing of any Tax Return, or any payment of any amount by or governmental charge with respect to Spectra or any of its Subsidiaries nor with respect to the issuance of any assessment or reassessment. Neither Spectra nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (iii) There are no actions, suits, proceedings, reassessments, audits, investigations or claims by any Governmental Entity or to the Knowledge of Spectra, after reasonable enquiry, threatened against Spectra or any of its Subsidiaries relating to Taxes; there are no current objections or appeals by Spectra or any of its Subsidiaries relating to Taxes other than normally required annual reviews under the Scientific, Research and Expenditure Development program administered by the Canada Customs and Revenue Agency.

     (jjj) Spectra and each of its Subsidiaries has withheld and remitted all Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, Shareholder or other Third Party (including without limitation, income tax, workers' compensation payments, Canadian Plan contributions, employment insurance premiums, Benefit Plan premiums and contributions) and has paid those amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the Applicable Laws.

     (kkk) The Books and Records of Spectra and each of its Subsidiaries accurately depict payroll Taxes withheld and remitted by each such Company.

     (lll) Neither Spectra nor any of its Subsidiaries has been required to file any Tax Returns, with any taxation authority located in any jurisdiction other than Canada, Ontario, United States (federal), New York (state and city), United Kingdom and Australia. Neither Spectra nor any of its Subsidiaries is currently required to file any Tax Returns with any taxation authority located in any jurisdiction outside Canada, Ontario, United States (federal), New York (state and city), United Kingdom or Australia. No Claim has ever been made by an authority in a jurisdiction where Spectra and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (mmm) Except as set forth on Schedule 3.1(mmm), the taxation year end of Spectra and each of its Subsidiaries is August 31 and the taxation year end of Spectra has not been changed in the last five years.

     (nnn) Neither Spectra nor any of its Subsidiaries has made any election or designation for purposes of the ITA or any relevant provincial taxing statute, or for purposes of any administrative rulings or notices or administrative practices pursuant to the ITA or any relevant provincial taxing statute.

     (ooo) To Spectra's Knowledge, neither Spectra nor any of its Subsidiaries has any contingent tax liability.

     (ppp) With respect to the goods and services tax ("GST") under the EXCISE TAX ACT (Canada) and any other sales, ad valorem, excise or any other similar tax (collectively, "SALES TAXES"):

            (i) Spectra and each of its Subsidiaries are registered in each applicable jurisdiction for Sales Tax purposes;

            (ii) None of the Companies has deferred obligations or liabilities under any section of the EXCISE TAX ACT (Canada), or any other similar Applicable Law;

            (iii) none of the Companies has made a supply of property or service for which it paid or that has a fair market value in excess of $10,000 to a person with whom either Spectra or a Subsidiary was not dealing at arm's length for proceeds less than the fair market value thereof;

            (iv) all Sales Taxes required to be collected by any of the Companies has been collected and all Sales Tax amounts required to be remitted to the applicable Government Entity have been remitted; and

     (qqq) the reporting period of each of the Companies for purposes of Sales Taxes is monthly (except with respect to value added tax in the United Kingdom, for which the reporting period is quarterly) and all Sales Tax returns and reports of each of the Companies required by law to be filed have been filed and are true, complete and correct in all respects.

     (rrr) Schedule 3.1(rrr) lists all federal, provincial, state, local and foreign income Tax Returns filed with respect to Spectra and its Subsidiaries for taxable periods ended on or after August 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns which are currently the subject of audit. Spectra has made available to Sanchez correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Spectra and its Subsidiaries filed or received since August 31, 1997. Neither Spectra nor any of its Subsidiaries has filed a consent under Code
            Section 341(f) concerning collapsible corporations. Neither Spectra nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plant that has resulted or would result, separately or in the aggregate, in the payments of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code 162(m) (or any corresponding provision of state, local or foreign Tax law). Neither Spectra nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither Spectra nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Neither Spectra nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return, or (B) has any liability for the Taxes of any Person

            (other than any of Spectra and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise

LITIGATION AND LIABILITIES

     (sss) Except as set forth on Schedule 3.1(sss), no Litigation is pending or, to the Knowledge of Spectra or any of its Subsidiaries, threatened against any of the Companies in respect of the assets and properties of the Companies, the employees of the Companies, the Business or the transactions contemplated by this Agreement, and none of the Companies has any Knowledge of any basis for any such Litigation. None of the Companies is a party to or subject to the provisions of any Court Order which provides limitations or instructions upon the ability to operate the Business.

     (ttt) No Claims under product or service warranties or guarantees made to customers have been received by any of the Companies. Other than the warranties set forth in the Contracts and applicable license/maintenance schedules with customers, a form of which is attached as Schedule 3.1(ttt), and any warranties provided by Law, none of the Companies has given or made any warranties to Third Parties with respect to any products sold or services performed by it. Any warranties provided in a license or maintenance schedule to a customer Contract conforms in all material respects to the form attached as Schedule 3.1(ttt). Except as set forth on Schedule 3.1(sss), there are no actual or, to the Knowledge of Spectra or the Spectra Subsidiaries, any threatened or anticipated Claims, discounts or credits arising out of or resulting from a client request or performance concern relating to Croesus (or any Affiliated Persons or predecessor entity related thereto) or in any way arising out of any of the Companies' relationships with Croesus (or any Affiliated Persons or predecessor entity related thereto). Except as set forth on Schedule 3.1(sss), there are no actual or, to the Knowledge of Spectra or the Spectra Subsidiaries, any threatened or anticipated Claims, discounts or credits relating to or in any way arising out of any Croesus products sold or services performed by any of the Companies.

PERMITS AND LICENSES

     (uuu) The Companies have obtained all Permits and Licenses for the operation of the Business, or as needed in connection with the assets and properties of the Companies or the employees of the Companies. There are no Licenses or Permits issued, other than licenses for shrink-wrapped "off-the-shelf" software products, in favour of each of the Companies, and each of the Companies currently operates in compliance with the terms of each of the foregoing. Sanchez will not be required, prior to or following the Closing, to file, apply for or obtain any Permit or License in order to consummate the Transactions, employ the current employees of the Companies or operate the Business pursuant to this Agreement.

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INSURANCE

     (vvv) All of the assets and properties owned or leased by any of the Companies are insured against fire and casualty under the policies and in the amounts and types of coverage set forth in Schedule 3.1(vvv) attached hereto, and each of the Companies are insured under liability insurance policies in the amounts set forth in
            Schedule 3.1(vvv) attached hereto (the "CURRENT POLICIES"). The Current Policies are maintained with reputable insurers, are in full force and effect, the premiums thereon are paid, and are in amounts and with such coverages as would be maintained by a prudent corporation in the carrying on of a business comparable to the Business. All such insurance policies are valid, binding and enforceable in accordance with their terms against the respective insurers, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor's rights generally. To the Knowledge of Spectra or any of its Subsidiaries, no insurer of any of the Companies is the subject of pending or threatened insolvency proceedings. Each of the Companies has notified each of their respective insurance carriers of all known Litigation, known Claims, and known facts and circumstances which could reasonably give rise to a Claim. None of the Companies has received any notice from its respective insurance carrier disclaiming coverage or defending a reservation of rights clause as to any of such notifications.

COMPLIANCE WITH LAWS

     (www) Each of the Companies has complied with each, and is not in violation of any Law or Court Order to which such Company is subject and has not failed to obtain, or to adhere to the requirements of, any License, Permit or authorization necessary to the ownership of their assets and properties, the employment of their employees and the engagement of their consultants and independent contractors or the operation of the Business. Without limiting the generality of the foregoing, none of the Companies has made any offer, payment, promise to pay or authorization for the payment of money or an offer, gift, promise to give, or authorization for the giving of anything of value to any Person in violation of the United States Foreign Corrupt Practices Act of 1977. In addition, without limiting the generality of the foregoing, none of the Companies has violated or is currently in violation of any Laws of any Governmental Entity relating to the privacy of personal information.

     (xxx) Each of the Companies is conducting and has conducted the Business in compliance with all Applicable Laws, is not in material breach of any such Applicable Laws.

     (yyy) All Software owned by Spectra or any of the other Companies is operating in compliance with all Applicable Laws in the jurisdictions in which such Software is currently being used, excluding Laws relating to privacy of personal information; provided, however, that Spectra makes no representations or

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            warranties that Spectra's customers use such Software in accordance with Applicable Laws.

CUSTOMERS

     (zzz) Each of the Companies have used their commercially reasonable efforts to maintain good working relationships with all of their customers. The Companies' Contracts with their customers and customer relationships which have been terminated or cancelled, or threatened to be terminated or cancelled, or which have resulted in credits, discounts or refunds arising out of or resulting from a client request or performance concern or have given rise to allegations of breach of contract, during the past two years are set forth and described on Schedule 3.1(zzz). Schedule 3.1(zzz) also contains a list of the names of each of the current customers of the Companies (the "BUSINESS CUSTOMER BASE"), indicating the dollar amount of sales to each such customer for the period beginning September 1, 2000 and ending as of the date hereof. Except as set forth on Schedule 3.1(zzz), none of the customers listed on Schedule 3.1(zzz) has terminated or, to the Knowledge of Spectra or any of its Subsidiaries, given written notice to any of the Companies prior to the date of this Agreement or any notice (whether written or otherwise) to any of the Companies from the date of this Agreement to the Closing Date of an intention or plan to terminate any Contract of the Companies, and to the Knowledge of Spectra or any of its Subsidiaries, none of such customers may terminate any Contract with any of the Companies or all or a material part of such purchases, whether by reason of the Transactions, the execution of this Agreement or for any other reason other than by mutual consent. To the Knowledge of Spectra or any of its Subsidiaries, no employees or independent contractors primarily responsible for servicing customers listed on Schedule 3.1 (zzz) thereon has indicated in writing an intention or plan to terminate his or her employment or relationship, as the case may be, with any of the Companies. Except as listed on Schedule 3.1(sss), none of the Companies has received notice of, and to the Knowledge of Spectra or any of its Subsidiaries, there is no basis for, any material complaint or dispute by any of their customers.

EXPORT/IMPORT COMPLIANCE

     (aaaa) Each of the Companies is in compliance with all Export/Import Laws and neither Spectra nor any of its Subsidiaries has any Knowledge of any facts or circumstances, and none of the Companies has received any Claim from any Governmental Entity, employee or other Person, indicating that it is not in compliance with any Export/Import Laws or the terms or conditions of any Permits relating to the export or import of any items (commodities, Software, technology or otherwise).

     (bbbb) There has not been to the Knowledge of Spectra or any of its Subsidiaries, and none of the Companies has received, any Claim from any Governmental Entity, Employee or other Person that there has been any past or present actions, activities, circumstances, conditions, events or incidents involving any unlawful export or import of any items (commodities, software or technology) that form or could form the basis of any Claim against any of the Companies, their properties or assets or any Person, the liability for which has or may have been retained or assumed either contractually or by operation of law (an "EXPORT/IMPORT CLAIM").

SALES COMMISSIONS

     (cccc) Except as set forth on Schedule 3.1(sss), no Claims have been made or threatened against any of the Companies relating to sales commissions, royalties and other similar payments in connection with the sale of the Companies' products, and none of the Companies has any Knowledge of any basis for any such Claim. Such commissions, royalties and similar payments which have accrued but are not yet payable are accurately reflected in the Books and Records of the Companies. Other than as set forth on Schedule 3.1(p), there are no obligations of the Companies to make any payments on account of bonuses or similar payments under any bonus plan, arrangement, Contract or otherwise.

BROKERS AND OTHER FEES

     (dddd) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions or the other transactions contemplated by this Agreement (other than CIBC World Markets Inc. and Morgan Stanley & Co. Incorporated, the fees for whom shall be solely borne by the Spectra Shareholders and shall be paid as set forth in Section 2.7(c)).

GENERAL

     (eeee) No representation or warranty made herein, and no statement contained in any certificate, Schedule or the Collateral Documents, as to Spectra or its Subsidiaries contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements or facts contained herein not misleading in light of the circumstances under which they were made. Except with respect to matters referenced herein, Spectra does not have Knowledge of any material facts relating to Spectra, any of its Subsidiaries or the Business that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Business or any of the Companies.

     (ffff) Spectra is, and has been for not less than the past 12 months, a reporting issuer (or its equivalent) public company not in default under the securities laws of the Province of Ontario, Canada, and in any applicable jurisdiction in Canada (the "CANADIAN JURISDICTIONS"), since December 13, 2000, has filed with the securities regulatory authorities of such Canadian Jurisdictions all documents required to be filed by it pursuant to the securities laws of such Canadian Jurisdictions and the published policies of such regulatory authorities and all such documents when filed complied in all material respects with the then applicable requirements of such laws and policies. As of their respective dates, none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (gggg) There are no prepayment penalties that may be imposed in connection with the anticipated repayment of the VenGrowth Debentures at Closing.

3.1A        REPRESENTATION AND WARRANTIES OF THE MCLEOD PARTIES

The McLeod Parties, jointly and severally, hereby represent and warrant to and in favour of the Sanchez Parties and Spectra and its Subsidiaries as follows, and acknowledges that each of the Sanchez Parties and Spectra and its Subsidiaries is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Eclipse is a corporation duly incorporated, organized and is validly subsisting under the laws of the Province of Ontario and the McLeod Trust is an entity duly organized and is validly subsisting under the laws of the Province of Ontario, each with the power and authority (corporate or otherwise) to own, lease and operate its assets and to carry on its business and has made all necessary filings under all Applicable Laws. Neither Eclipse nor the McLeod Trust is qualified to transact business as a foreign corporation or entity and has never been required to be so qualified or in good standing, in any jurisdiction other than Canada.

     (b) Eclipse has no Subsidiaries and, other than its ownership of Spectra Shares, does not (i) own any shares of capital stock, units or any other interest of any other Person or any rights, options, warrants or other securities of any other Person, (ii) does not have any agreement for the purchase, subscription or issuance of any of the unissued shares of capital rights, options, warrants, securities or any other interest of any other Person and (iii) does not have any interest, directly or indirectly, in any other Person.

     (c) The authorized capital stock of Eclipse consists of an unlimited number of common shares, an unlimited number of Class A special shares, an unlimited number of Class B special shares and an unlimited number of Class C special shares, of which 100 common shares, 200,000 Class A special shares, 1,333,000 Class B special shares and 2,352,600 Class C special shares have been validly issued and are outstanding as fully paid and non-assessable and will be validly issued and outstanding as fully paid and non-assessable on the Closing Date. On the Closing Date:

            (i) 200,000 Class A special shares and 100 common shares will be beneficially owned by and registered in the name of John C. McLeod;

            (ii) 1,333,000 Class B special shares and 2,352,600 Class C special shares will be beneficially owned by and registered in the name of the McLeod Trust.

            There are no outstanding options, warrants, convertible or exchangeable securities or other rights to (i) purchase capital stock of Eclipse, or (ii) require Eclipse to allot or issue any of its capital stock.

     (d) Eclipse has the requisite power and authority to execute, deliver and enter into this Agreement and each of the documents, agreements and instruments to be executed, delivered and performed by it in connection with this Agreement (collectively the "ECLIPSE COLLATERAL DOCUMENTS") and perform the actions and complete the transactions to be completed by it hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Eclipse Collateral Documents, and the consummation of the transactions contemplated hereby and thereby, has been authorized by all necessary action (corporate or otherwise) on the part of Eclipse. This Agreement and the Eclipse Collateral Documents have been duly and validly executed and delivered by Eclipse and constitute the legal, valid and binding obligation of Eclipse, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the enforcement of creditors' rights generally.

     (e) The execution, delivery and performance of this Agreement and each of the Eclipse Collateral Documents, and the consummation of the Amalgamation, by Eclipse, does not and will not (i) result in a Default, of or under (A) any of the terms of the Organizational Documents of Eclipse or the McLeod Trust, (B) assuming the receipt of all Required Consents of a Governmental Entity, any Law or Court Order applicable to or binding upon Eclipse or the McLeod Trust, or
            (C) any Contracts, Licenses or Permits to which Eclipse or the McLeod Trust is a party or by which it is bound, (ii) result in the creation or imposition of any Encumbrances, upon any of the equity interests of Eclipse or the McLeod Trust or upon any of their assets or properties, (iii) result in the termination, amendment or modification of, or give any party the right to terminate, amend, modify, abandon, or refuse to perform any Contract, License or Permit to which Eclipse or the McLeod Trust is a party or by which they, or any of their properties or assets, are bound, or (iv) result in the acceleration or modification, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received under any Contract, License or Permit to which Eclipse or the McLeod Trust is a party or by which they, or any of their properties or assets, is bound.

     (f) The corporate records and minute books of Eclipse are maintained in all material respects in accordance with Applicable Laws. The books, records and accounts of Eclipse, in all material respects: (i) have been maintained in accordance with good business practices on a basis consistent with prior years; and (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Eclipse.

     (g) Eclipse was formed for the sole purposes of holding Spectra Shares and, except as incident thereto, Eclipse has not (i) engaged in any business activities, (ii) entered into any Contracts or agreements, or (iii) conducted any other operations.

     (h) Eclipse has good and marketable title to all of its properties and assets, which only consist of 1,200,000 common shares of Spectra, free and clear of all Encumbrances.

     (i) Eclipse does not now nor has it ever owned, licensed or used any Intellectual Property.

     (j)    On the Effective Date, Eclipse will not have any Liabilities.

     (k) Eclipse does not now nor has it ever (i) had any employees, nor has it ever (ii) maintained, or contributed to or had any obligation or liability to any employee benefit plans, programs, agreements or arrangements (whether written or unwritten). Eclipse is not (i) in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) under common control, within the meaning of
            Section 414(c) of the Code, with any trade or business (whether or not incorporated); (iii) a member of an affiliated service group within the meaning of Section 414(m) of the Code; or (iv) or treated as an affiliate of any entity under Section 414(o) of the Code.

     (l) Eclipse does not now nor has it ever owned any real property, nor has it ever leased, subleased or otherwise occupied any real property.

     (m) No Tax Return filed by Eclipse contains any material misstatement or omits any material statements or elections that should have been included and each Tax Return filed by Eclipse, including accompanying schedules and statements, is true, correct and complete in all material respects.

     (n) All Taxes due and payable by Eclipse (whether or not shown on any Tax Return) have been paid.

     (o) There are no actions, suits, proceedings, reassessments, audits, investigations or claims by any Governmental Entity or threatened against Eclipse relating to Taxes.

     (p) There is no Litigation pending or threatened against Eclipse or any of its assets or properties or the transactions contemplated by this Agreement, and none of the McLeod Parties are aware of any basis for any such Litigation.

     (q) Eclipse has complied with each, and is not in violation of any Law or Court Order to which it is subject and has not failed to obtain, or to adhere to the requirements of, any License, Permit or authorization necessary to the ownership of its assets and properties.

     (r) No representation or warranty made herein, and no statement contained in any certificate, Schedule or the Eclipse Collateral Documents, as to Eclipse, the McLeod Trust or John McLeod, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements or facts contained herein not misleading in light of the circumstances under which they were made.

3.2         SANCHEZ'S REPRESENTATIONS AND WARRANTIES

Sanchez hereby represents and warrants to and in favour of Spectra as follows, and acknowledges that Spectra is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Sanchez is a corporation duly incorporated, organized and is validly subsisting under the laws of the Commonwealth of Pennsylvania and is a non-resident corporation for the purposes of the ITA.

     (b) Sanchez has the requisite power and authority to execute, deliver and enter into this Agreement and the Collateral Documents and to perform the actions and complete the transactions to be completed by Sanchez hereunder.

     (c) This Agreement and the Collateral Documents to be executed and delivered by Sanchez have been duly and validly executed and delivered by Sanchez and constitute the legal, valid and binding obligation of Sanchez, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the enforcement of creditors' rights generally.

     (d) Sanchez is, and has been for not less than the past 12 months, a public company not in default under the securities laws of the United States and in any applicable jurisdiction in the United States (the "U.S. JURISDICTIONS") since November 13, 1996, has filed with the securities regulatory authorities of such U.S. Jurisdictions all documents required to be filed by it pursuant to the securities laws of such U.S. Jurisdictions and the published policies of such regulatory authorities and all such documents when filed complied in all material respects with the then applicable requirements of such laws and policies. As of their respective dates, none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) Neither the entering into and the delivery of the Agreement nor the completion of the transactions contemplated by the Agreement by Sanchez will result in the violation of:

                    A. any of the provisions of the constituting documents or by-laws of Sanchez;

                    B.   any Applicable Law; or

                    C. any material agreement or other material instrument to which Sanchez is a party or by which Sanchez is bound.

     (f) No notices, consents, authorizations, licenses, permits, approvals or orders of any person or government are required to permit Sanchez to complete the transactions contemplated by the Agreement.

3.3         SURVIVAL.

     (a) REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made by or on behalf of the Sanchez Parties, Spectra or its Subsidiaries, or any of the Spectra Shareholders prior to or after the Closing Date: (i) representations or warranties made by any party which were made by such party with intent to defraud or mislead shall survive in accordance with the applicable statute of limitations, (ii) the representations and warranties of Spectra set forth in Sections 3.1(fff) to (rrr) relating to Taxes shall survive until the expiration of the applicable tax statute of limitations,
            (iii) representations and warranties set forth in Sections 3.1(cc) to (kk) and Section 3.1(yyy), Section 3.1(u) and (v) and Section 3.1(e) to (j) relating to Intellectual Property, Title to Assets and Title to Subsidiaries shall survive the Closing until the date which is three years from the Closing Date, (iv) all representations and warranties made by the McLeod Parties in Section 3.1A shall survive the Closing without any limitation, and (v) all other representations and warranties made by any party in this Agreement or in any Collateral Document shall survive the Closing until the date which is one year following the Closing Date (each a "SURVIVAL DATE"), and thereafter as to any Claims or Losses set forth with reasonable specificity in a notice given prior to the applicable Survival Date.

     (b) COVENANTS, AGREEMENTS. All covenants set forth herein shall survive the Closing in accordance with the applicable statute of limitations.

3.4         SPECTRA'S INDEMNIFICATION.

Subject to the limitations set forth in Sections 3.5(c) and 3.5(e), regardless of any investigation undertaken or made by the Sanchez Parties, or any of their shareholders, employees, agents or representatives prior to the Closing Date, Spectra, prior to Closing, and the Spectra Equity Holders and the Eclipse Shareholders, jointly and severally, agree to indemnify, defend and hold harmless the Sanchez Parties (and the amalgamated company in the event the Closing occurs) and each of their directors, officers, employees, Affiliates, agents, shareholders, successors and assigns and legal representatives, and each Person who controls (within the meaning of the 1933 Act) any of them, from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Closing Date, even though such Claim may not be filed or come to light until after the Closing
Date) or Losses that may be imposed upon, incurred by or asserted against any of them arising out of, based upon or resulting from: (a) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by the Companies under this Agreement or any Collateral Document, or the Shareholders under any Collateral Document; (b) a Disclosed Claim; (c) any non-compliance by the Companies at or before the Closing Date with Applicable Laws relating to fraudulent conveyances, fraudulent transfers, preferential transfers and the like; or (d) any breach by any officer or director of any of the Companies of any fiduciary duty owed by such officer or director to any shareholder of the Companies, which breach occurred prior to, in connection with or as a result of the Closing and the transactions contemplated to take place at Closing.

3.4A        INDEMNIFICATION BY THE MCLEOD PARTIES

Regardless of any investigation undertaken or made by the Company or the Sanchez Parties, or any of their shareholders, employees, agents or representatives prior to the Closing Date, the McLeod Parties, jointly and severally, agree to indemnify, defend and hold harmless the Company and the Sanchez Parties (and the amalgamated company in the event the Closing occurs) and each of their directors, officers, employees, Affiliates, agents, shareholders, successors and assigns and legal representatives, and each Person who controls (within the meaning of the 1933 Act) any of them, from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Closing Date, even though such Claim may not be filed or come to light until after the Closing Date) or Losses that may be imposed upon, incurred by or asserted against any of them arising out of, based upon or resulting from: (a) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by Eclipse or the McLeod Parties under this Agreement; (b) any non-compliance by Eclipse or the McLeod Parties at or before the Closing Date with Applicable Laws relating to fraudulent conveyances, fraudulent transfers, preferential transfers and the like; or (c) any breach by any officer or director of Eclipse of any fiduciary duty owed by such officer or director to any shareholder of Eclipse, which breach occurred prior to, in connection with or as a result of the Closing and the transactions contemplated to take place at Closing.

3.5         PAYMENT; PROCEDURE FOR INDEMNIFICATION.

     (a) CLAIM OR LOSS. In the event that the Person seeking indemnification under Section 3.4 (the "INDEMNIFIED PARTY") shall suffer an indemnifiable Claim or Loss, he, she or it shall promptly, after obtaining knowledge of the incurrence of any such indemnifiable Claim or Loss, give a notice of intent to seek indemnity, describing the Claim or Loss in reasonable detail (an "INDEMNITY NOTICE") to the Shareholders' Representative and, to the extent such Claim or Loss could give rise to a payment from the Escrow Account, the Instructing Shareholders (as defined in the Escrow Agreement)(in which case such notice shall be accompanied by a list of the last known address of each of the Spectra Equity Holders on the Books and Records). The failure of any Indemnified Party to give such Persons the Indemnity Notice pursuant to such notification provisions shall not release the party from whom indemnification under Section 3.4 is sought (the "INDEMNIFYING PARTY") of liability under Section 3.4, except to the extent that the Indemnifying Party's ability to defend such Claim or Loss is materially prejudiced by the failure to give such notice. Within thirty (30) days after the receipt by the Shareholders' Representative and the Instructing Shareholders (as defined in the Escrow Agreement) of the Indemnity Notice, the Shareholders'

            Representative, in accordance with the Escrow Agreement and upon receipt of instructions thereunder, shall either (i) direct to the Escrow Agent to pay to the Indemnified Party an amount equal to the indemnifiable Claim or Loss or (ii) direct to the Shareholders' Representative to object to such Claim, in which case the Shareholders' Representative shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Instructing Shareholders to so instruct the Shareholders' Representative to so object shall preclude the Indemnifying Party from asserting any Claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any indemnifiable Claim or Loss and the Indemnified Party shall be entitled to have such Claim or Loss resolved pursuant to the dispute resolution provisions of Section 8.4 of this Agreement. The Shareholders' Representative's objection shall not, in and of itself, relieve the Indemnifying Party from its obligations under Section 3.4 which shall remain subject to Section 3.5(e) hereof. In the event that the parties are unable to resolve the subject of the Indemnity Notice, the issue shall be submitted to the dispute resolution provisions of Section 8.4 of this Agreement.

     (b)    Third Party Claim or Loss.

            (i) Notwithstanding anything set forth in subparagraph (a) above, in the event the facts giving rise to the Claim for indemnification under Section 3.4 shall involve any action, or threatened Claim or demand by any Third Party, the Indemnified Party shall, promptly after obtaining knowledge of such Third Party Claim or demand giving rise to the Claim for indemnification, send written notice of intent to seek indemnity, describing such action, Claim or demand in reasonable detail (a "CLAIM NOTICE") to the Shareholders' Representative and, to the extent such Claim or Loss could give rise to a payment from the Escrow Account, the Instructing Shareholders (in which case such notice shall be accompanied by a list of the last known address of each of the Spectra Equity Holders on the Books and Records). The failure of the Indemnified Party to give such Persons the Claim Notice pursuant to such notification provisions, other than by accidental omission, shall not release the Indemnifying Party of Liability under Section 3.4, except to the extent that the Indemnifying Party's ability to defend such Claim or Loss is materially prejudiced by the failure to give such notice. The Shareholders' Representative on behalf of the Indemnifying Party and on the instruction of the Instructing Shareholders, in accordance with the Escrow Agreement, shall be entitled to defend such action, Claim or demand in the name of the Indemnified Party at the expense of the Indemnifying Party and through counsel selected by the Instructing Shareholders; provided, that if the applicable action, Claim or demand is against, or if the defendants in any such Litigation shall include, both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that a legal conflict exists with respect to the defense of such matter, then the Indemnified Party shall have the right to select separate counsel with the reasonable fees, expenses and disbursements of a single such counsel to be reimbursed by the Indemnifying Party as incurred. In such event, each party will agree not to settle any Claim or Loss without the express written consent of the other party, which consent will not be unreasonably withheld. The Shareholders' Representative shall give the Indemnified Party notice in writing within fourteen (14) days after receiving the Claim Notice from the Indemnified Party of its intent to exercise its right to assume the defense of such action, Claim or demand. If the Indemnified Party has received no such notice within such time period, the Indemnified Party may take control of the defense of such action, Claim or demand but the Indemnifying Party shall pay the reasonable costs of such defense incurred by the Indemnified Party (and all such costs shall be deemed to be Losses for purposes of Section 3.4).

            (ii) Whenever the Indemnifying Party is entitled to defend any Claim hereunder, the Indemnified Party may elect, by notice in writing to the Shareholders' Representative, to continue to participate through its own counsel, at its expense, but the Shareholders' Representative shall have the right to control the defense of the Claim or the Litigation; provided, that the Shareholders' Representative retains counsel reasonably satisfactory to the Indemnified Party.

            (iii) Notwithstanding any other provision contained in this Agreement, the party controlling the defense of the Claim or the Litigation shall not settle any such Claim or litigation without the written consent of the other party; which consent shall not be unreasonably withheld or delayed. In the event the Indemnified Party and Shareholders' Representative are unable to agree as to whether the proposed settlement terms are reasonable, the Indemnifying Party and the Shareholders' Representative will submit the disagreement to dispute resolution pursuant to the provisions in Section 8.4 of this Agreement. In the event the proposed settlement shall require that the Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, then the Indemnifying Party shall continue to be liable to the full extent of such Litigation or Claim. Notwithstanding any provision to the contrary, no indemnifiable Claims or Losses with respect to Taxes shall be settled without the prior written consent of the Surviving Corporation.

     (c) LIMITATIONS OF INDEMNITY. Notwithstanding any provisions herein to the contrary, (i) no Indemnifying Party shall be required to indemnify, defend or hold harmless Indemnified Parties pursuant to
            Section 3.4, until such time as the aggregate amount of Losses sustained, suffered or incurred, or which may be sustained, suffered or incurred exceeds in the aggregate the sum of $50,000 (the "THRESHOLD AMOUNT"), and then such recovery shall include the full amount of any such Losses, including the Threshold Amount, provided that for the sole purpose of

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            calculating whether the Threshold Amount has been reached, any materiality provisions contained in the representations and warranties shall be disregarded, and (ii) the aggregate liability of Spectra for Losses as to which indemnification may be sought pursuant to Section 3.4 shall not exceed $7,365,500 (the "CAP"); provided, however, (1) that the Cap shall not be applicable to a Claim for indemnification which may be sought pursuant to Section 3.4(a) relating to or arising out of any alleged misstatement of or omission from the representations and warranties contained in Sections 3.1(cc) to (kk) and Section 3.1(yyy) relating to Spectra's Intellectual Property, (2) that the Threshold Amount shall not be applicable to a Claim for indemnification which may be sought pursuant to Section 3.4(b) and (3) that neither the Threshold Amount nor the Cap shall be applicable to (A) a Claim for indemnification which may be sought pursuant to Section 3.4(a) relating to or arising out of non-compliance with the covenants set forth in Sections 4.1 (hh), (B) a Claim for indemnification which may be sought pursuant to Section 3.4(a) relating to or arising out of any alleged misstatement of or omission from the representations and warranties contained in Section 3.1(w) relating to loans to current or former employees, directors or consultants of Spectra or (C) a Claim that is based on fraud on the part of Spectra or the Spectra Shareholders.

     (d) NO THIRD PARTY BENEFICIARIES. There are no intended third party beneficiaries under Section 3.4 with respect to the rights of any party hereunder.

     (e) HOLDBACK. No party entitled to indemnification under Section 3.4 shall be entitled to make any Claim whatsoever against property or assets of any Spectra Equity Holder or Eclipse Shareholder other than against the Escrow Accounts as set forth below and in accordance with the Escrow Agreement. After Closing and prior to the escrow release dates set forth in the Escrow Agreement, any amounts which must be paid by an Indemnifying Party on account of the indemnification obligations set forth in Section 3.4 hereof or in the Support Agreement, respectively (other than on account of an indemnification obligation set forth in Section 3.4(a) relating to or arising out of any alleged misstatement of or omission from the representations and warranties contained in Sections 3.1(cc) through
            (kk) and Section 3.1(yyy) relating to Spectra's Intellectual Property which shall be satisfied from the coverages provided to the Sanchez Parties under the Representation and Warranty Insurance Policy), shall be paid first from the Escrow Account pursuant to the provisions hereof and the Escrow Agreement. After the applicable escrow release dates set forth in the Escrow Agreement, any amounts owing on account of the indemnification provisions in Section 3.4 hereof or under the Support Agreement may only be sought against the Representation and Warranty Insurance Policy, provided, however, that the Sanchez Parties shall be entitled to payment of the Retention Amount (as such term is defined in the Escrow Agreement) pursuant to the terms of the Escrow Agreement.

3.5A        PAYMENT; PROCEDURE FOR JOHN MCLEOD'S INDEMNIFICATION

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     (a)    CLAIM OR LOSS. In the event that the Person seeking indemnification under Section 3.4A (the "MCLEOD INDEMNIFIED PARTY") shall suffer an indemnifiable Claim or Loss, he, she or it shall promptly, after obtaining knowledge of the incurrence of any such indemnifiable Claim or Loss, give a notice of intent to seek indemnity, describing the Claim or Loss in reasonable detail (a "MCLEOD INDEMNITY NOTICE") to the McLeod Parties. The failure of any McLeod Indemnified Party to give the McLeod Parties the McLeod Indemnity Notice shall not release the McLeod Parties of liability under Section 3.4A, except to the extent that the McLeod Parties' ability to defend such Claim or Loss is materially prejudiced by the failure to give such notice. Within thirty (30) days after the receipt by the McLeod Parties of the McLeod Indemnity Notice, the McLeod Parties shall either (i) pay to the McLeod Indemnified Party an amount equal to the indemnifiable Claim or Loss or (ii) object to such Claim, in which case John McLeod, on behalf of the McLeod Parties shall give written notice to the McLeod Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of John McLeod to so object shall preclude the McLeod Parties from asserting any Claim, defense or counterclaim relating to his failure to pay any indemnifiable Claim or Loss. John McLeod's objection shall not, in and of itself, relieve the McLeod Parties from their obligations under Section 3.4A. In the event that the parties are unable to resolve the subject of the McLeod Indemnity Notice, the issue shall be submitted to the dispute resolution provisions of Section 8.4 of this Agreement.

     (b)    Third Party Claim or Loss.

            (i) Notwithstanding anything set forth in subparagraph (a) above, in the event the facts giving rise to the Claim for indemnification under Section 3.4A shall involve any action, or threatened Claim or demand by any Third Party, the McLeod Indemnified Party shall, promptly after obtaining knowledge of such Third Party Claim or demand giving rise to the Claim for indemnification, send written notice of intent to seek indemnity, describing such action, Claim or demand in reasonable detail (a "MCLEOD CLAIM NOTICE") to John McLeod. The failure of the McLeod Indemnified Party to give John McLeod the McLeod Claim Notice shall not release the McLeod Parties of Liability under Section 3.4A, except to the extent that his ability to defend such Claim or Loss is materially prejudiced by the failure to give such notice. The McLeod Parties shall be entitled to defend such action, Claim or demand in the name of the McLeod Indemnified Party at his own expense and through counsel of its own choosing; provided, that if the applicable action, Claim or demand is against, or if the defendants in any such Litigation shall include, both the McLeod Indemnified Party and the McLeod Parties and the McLeod Indemnified Party reasonably concludes that a legal conflict exists with respect to the defense of such matter, then the McLeod Indemnified Party shall have the right to select separate counsel with the reasonable fees, expenses and disbursements of a single such counsel to be reimbursed by the McLeod Parties as incurred. In such event, each party will agree not to settle any

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                    Claim or Loss without the express written consent of the
                    other party, which consent will not be unreasonably withheld. John McLeod shall give the McLeod Indemnified Party notice in writing within fourteen (14) days after receiving the McLeod Claim Notice from the McLeod Indemnified Party of the McLeod Parties' intent to exercise their right to assume the defense of such action, Claim or demand. If the McLeod Indemnified Party has received no such notice within such time period, the McLeod Indemnified Party may take control of the defense of such action, Claim or demand but the McLeod Parties shall pay the reasonable costs of such defense incurred by the McLeod Indemnified Party (and all such costs shall be deemed to be Losses for purposes of Section 3.4A).

            (ii) Whenever the McLeod Parties are entitled to defend any Claim hereunder, the McLeod Indemnified Party may elect, by notice in writing to John McLeod, to continue to participate through its own counsel, at its expense, but the McLeod Parties shall have the right to control the defense of the Claim or the Litigation; provided, that he retains counsel reasonably satisfactory to the McLeod Indemnified Party.

            (iii) Notwithstanding any other provision contained in this Agreement, the party controlling the defense of the Claim or the Litigation shall not settle any such Claim or litigation without the written consent of the other party; which consent shall not be unreasonably withheld or delayed. In the event the McLeod Indemnified Party and John McLeod, on behalf of the McLeod Parties, are unable to agree as to whether the proposed settlement terms are reasonable, John McLeod and the McLeod Indemnified Party will submit the disagreement to dispute resolution pursuant to the provisions in Section 8.4 of this Agreement. In the event the proposed settlement shall require that the McLeod Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other non-financial obligation which, in the reasonable judgment of the McLeod Indemnified Party, renders such settlement unacceptable, then the McLeod Parties shall continue to be liable to the full extent of such Litigation or Claim. Notwithstanding any provision to the contrary, no indemnifiable Claims or Losses with respect to Taxes shall be settled without the prior written consent of the Surviving Corporation.

     (c) NO THIRD PARTY BENEFICIARIES. There are no intended third party beneficiaries under Section 3.4A with respect to the rights of any party hereunder.

                              ARTICLE 4 - COVENANTS

4.1         COVENANTS OF SPECTRA

Spectra covenants and agrees with the Sanchez Parties that during the period commencing on the date hereof and continuing until the earlier of the Effective Date or the termination of this

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Agreement pursuant to Article 7, as the case may be, it will not (and will not cause or permit any of its Subsidiaries to), without the consent in writing of Sanchez otherwise, take any action or enter into any transaction other than in the ordinary course of business consistent with past practices. Without limiting the generality of the foregoing, Spectra shall (unless otherwise consented to in writing by Sanchez):

     (a) use reasonable commercial efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 5 below);

     (b) carry on its business and the business of its Subsidiaries in and only in the ordinary and regular course in substantially the same manner as heretofore conducted (including, without limitation, maintaining all necessary Licenses and Permits) and, to the extent consistent with such business and use all reasonable efforts to preserve intact its present business organization;

     (c) not commence to undertake a substantial or unusual expansion of its or its Subsidiaries' business or an expansion that is out of the ordinary and regular course of business consistent with prior practice in light of current market and economic conditions;

     (d) not, and will not permit any of its Subsidiaries to, except as expressly contemplated by Sections 4.4 and 4.5 and otherwise in this Agreement, take any action or enter into any transaction or negotiation which would interfere or be inconsistent with the consummation of the transactions contemplated by this Agreement;

     (e) except as contemplated herein in connection with the Transactions, not, and will not permit any of its Subsidiaries to, declare, set aside or pay any dividend or make any distribution of its properties or assets to its shareholders or purchase or retire any Spectra Shares or Sub Shares;

     (f) except for (i) 6,881,984 common shares to be issued prior to Closing on the conversion of Series A Preferred Shares, (ii) common shares to be issued prior to Closing pursuant to the anti-dilution provisions of UpTick Subscription Rights Agreements dated October 13, 1999, (iii) in respect of the Option Consideration, Warrant Consideration and 2001 Employee Bonus to be paid pursuant hereto or
            (iv) as otherwise described in Schedule 4.1(f), Spectra shall not, and will not permit any of its Subsidiaries to, allot, reserve, set aside or issue, or enter into any agreement for the allotment or issuance of, or purchase or redeem or propose the purchase or redemption of, or grant any other rights to acquire, shares of its capital stock or any of its Subsidiaries thereof or securities convertible into, exchangeable for, or which carry the right to acquire, directly or indirectly, any shares of its capital stock or any such Subsidiary;

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     (g)    not, whether through the action of the Spectra Board or otherwise, accelerate the vesting of any unvested stock options or accelerate the release of, or the expiry date of any hold period relating to, any Convertible Securities;

     (h) except as contemplated herein in connection with the Transactions, not, and will not permit any of its Subsidiaries to, alter or amend its articles, by-laws or other organizational documents, or those of its Subsidiaries, as the same exist at the date of this Agreement;

     (i) use reasonable commercial efforts to obtain all approvals and waivers (including, without limitation, the Required Consents) and provide all notices necessary or desirable in connection with the Transactions and the transactions contemplated hereby and take such other reasonable measures as may be appropriate to fulfil its obligations hereunder and to carry out the transactions contemplated by this Agreement;

     (j) not, and will not permit any of its Subsidiaries to, acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof;

     (k) not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets;

     (l) not, and will not permit any of its Subsidiaries to, assume, guarantee, endorse or otherwise become liable for the payment of Indebtedness or incur Indebtedness or issue or sell any debt securities (or any securities convertible or exchangeable thereto), it being understood that any prohibition will not prevent or hinder the drawing of funds pursuant to credit facilities established and available as of the date hereof;

     (m)    promptly advise Sanchez in writing of any Material Adverse Change;

     (n) for the purposes of carrying out the Transactions, afford to Sanchez and its financial, legal and other advisers full access during normal business hours during the period prior to the Effective Date to the management, properties, Books and Records and Contracts of Spectra and its Subsidiaries and to allow Sanchez and such advisers to perform a diligent and complete examination of the financial condition, business, affairs, properties and assets of Spectra and its Subsidiaries and, during such period, make available to Sanchez a copy of each material change report or similar document filed by it during such period pursuant to the requirements of any Securities Legislation, and all other information concerning its business, properties and personnel as Sanchez may reasonably request, which information shall be true, correct and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they are made;

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     (o)    comply promptly with all requirements which Applicable Laws may impose on Spectra or its Subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

     (p) except June 1, 2002 increases in the amounts previously disclosed to Sanchez, not permit Spectra or its Subsidiaries to grant any of their employees any increase in compensation or to pay any severance or termination amounts whether or not such compensation, payment or amount is payable in cash, or enter into any employment agreement with any executive officer;

     (q) not, and shall not permit its Subsidiaries to, make any changes in management and use its commercially reasonable efforts to retain all of its employees and the current employees of its Subsidiaries;

     (r) not, and shall not permit any of its Subsidiaries to, grant any stock options, stock appreciation or other Convertible Securities;

     (s) not create or assume any Lien or other Encumbrance on any asset or property of the Companies;

     (t) not, and will not permit any of its Subsidiaries to, make any loan, advance or capital contribution to or investment in any Person;

     (u) not, and will not permit any of its Subsidiaries to, enter into, amend, relinquish, terminate or fail to renew any Contract;

     (v) not incur, or allow any of the Companies incur, any capital expenditures in excess of those provided for in the annual budget of the Companies as previously presented to Sanchez;

     (w) not pass any resolution to approve a split, combination or reclassification of any of its outstanding Spectra Shares or Convertible Securities;

     (x) not change accounting methods, principles or practices unless required by applicable GAAP and after consultation with Sanchez;

     (y) do all things necessary to establish the date, which shall be as soon as practicable and in any event not later than June 24, 2002, for the Special Meeting, or such later date as Spectra and Sanchez may agree, solicit proxies to be voted at such meeting in favour of the Transactions, and prepare and mail Information Circular in connection with such meeting which shall be satisfactory in form and substance to Sanchez, acting reasonably, and convene the Special Meeting, all as contemplated herein and in accordance with Applicable Laws, the Interim Order and the requirements of securities regulatory authorities;

     (z) use commercially reasonable efforts to cause each of the conditions precedent set forth in Article 5 hereof to be complied with and the Required Consents to be obtained on or before the Effective Date and take such measures as may be

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            reasonably necessary or desirable to fulfil its obligations hereunder and to implement the Transactions and the transactions contemplated under this Agreement;

     (aa) promptly provide notice of and defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

     (bb) use reasonable commercial efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

     (cc) effect all necessary registrations, filings and submissions of information required by Governmental Entities from Spectra or any of its Subsidiaries;

     (dd) file, or cause to be filed, in a timely manner, all Tax Returns to be filed by Spectra and its Subsidiaries and pay, or cause to be paid, all Taxes that are due and payable by them;

     (ee) use reasonable commercial efforts to preserve intact its business organizations and goodwill and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationship with it;

     (ff) use reasonable commercial efforts to prevent the cancellation or termination of its Current Policies or any of the coverage thereunder to lapse;

     (gg) prior to the Special Meeting, automatically convert all outstanding preferred shares into common shares pursuant to and in accordance with the "Drag-Along" provision in the articles of amalgamation of Spectra dated September 1, 2001 with respect to its Series A Preferred Shares;

     (hh) Except as set forth on the certificate provided by Spectra pursuant to Sections 5.3(l) and 5.5(l), all Transaction Fees of Spectra will have been paid on Closing and there will be no other outstanding Spectra Transaction Fees at Closing; and

     (ii) The Closing Cash Amount and the Debenture Payoff Amount set forth on the Closing Certificate will be true and accurate in all respects as of the Closing Date.

4.2         COVENANTS OF SANCHEZ

Sanchez covenants and agrees with Spectra that during the period commencing on the date hereof and continuing until the earlier of the Effective Date and the termination of this Agreement pursuant to Article 7, as the case may be, it will (subject to Spectra consenting in writing otherwise):

     (a) not, and will not permit any of its Subsidiaries to, except as expressly contemplated in this Agreement, take any action or enter into any transaction or

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            negotiation which would interfere or be inconsistent with the consummation of the transactions contemplated by this Agreement;

     (b) use reasonable commercial efforts to obtain all consents, approvals and waivers which it is required to obtain and provide all notices that are necessary for it to provide in connection with the Transactions and the transactions contemplated hereby as may be appropriate to fulfil its obligations hereunder and to carry out the transactions contemplated by this Agreement;

     (c) use reasonable commercial efforts to cause each of the conditions precedent to its obligations as set forth in Article 5 hereof to be complied with on or before the Effective Date and take such measures as may be necessary or desirable to fulfil its obligations hereunder and implement the Transactions;

     (d) use reasonable commercial efforts to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

     (e) use reasonable commercial efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from Sanchez or its Subsidiaries;

     (f) use its reasonable commercial efforts to comply promptly with all requirements which Applicable Laws may impose on Sanchez or its Subsidiaries with respect to the transactions contemplated hereby and by the Arrangement; and

     (g) use its reasonable commercial efforts to assist Spectra in informing its clients of this Agreement and the transactions contemplated hereby.

4.3         ACTIONS TO COMPLETE ARRANGEMENT

     (a) CO-OPERATION. Sanchez and Spectra agree that they shall co-operate and proceed in good faith with respect to the Arrangement and shall use all commercially reasonable efforts to complete the Arrangement on or prior to June 30, 2002 including, without limitation:

            (i) the preparation and filing as promptly as practicable of the Information Circular, any exemption applications or orders and any other documents deemed reasonably necessary by either of Sanchez and Spectra to discharge their respective obligations under applicable Securities Legislation in connection with the Arrangement;

            (ii) fixing a record date for the determination of those holders of Spectra Shares entitled to receive notice of the Special Meeting and causing such meeting to be held; and

            (iii) the taking of all such action as may be required under the OBCA in connection with the transactions contemplated by this Agreement,

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                    subject in each case to the provisions of this Agreement.

     (b)    THE ARRANGEMENT.

            (i) Spectra shall: (i) forthwith following the execution and delivery of this Agreement, prepare jointly with Sanchez an application to the Court for an Interim Order on terms acceptable to both Spectra and Sanchez, each acting reasonably, providing for, among other things, the calling and holding of the Special Meeting on or about
                    June 24, 2002; and (ii) apply for the Interim Order such that the application for such order may be heard by the Court on or about May 31, 2002.

            (ii) If the approval of the Special Resolution at the Special Meeting in accordance with the Interim Order (or any variation thereof) is obtained, as soon as reasonably practicable thereafter, the parties will forthwith, but in any event no later than five Business Days after the Special Meeting, bring the application to the Court for the Final Order in respect of the Arrangement on any terms as the Court may direct and Spectra and Sanchez may agree.

            (iii) If a Final Order is obtained, subject to the fulfilment or waiver of each of the conditions set forth in Article 5 hereof and, subject to the last sentence of this subsection, on the Stock Purchase Closing Date Spectra and Sanchez will cause the Stock Purchases to be consummated. Subject to the fulfilment or waiver of each of the conditions set forth in
                    Article 5 hereof and, subject to the last sentence of this subsection, on the Effective Date Spectra will file a certified copy of the Final Order for acceptance by the Registrar, together with any other documentation as may be required in connection therewith, to give effect to the Arrangement pursuant to Section 183 of the OBCA. Notwithstanding the foregoing, Sanchez shall be entitled, if it reasonably considers it appropriate to do so having regard, among other things, to the percentage of the total issued and outstanding Spectra Shares that were voted in favour of the Arrangement at the Special Meeting and whether and to what extent Spectra Shareholders appear or are represented at the Court hearing in respect of the Interim Order or the Final Order expressing opposition to the Transactions, to require that the consummation of the Stock Purchases and the filing by Spectra of the Plan of Arrangement be delayed until the earlier of the Termination Date and three Business Days after all appeal periods applicable to the Interim Order and the Final Order have expired, and any such appeals, if any, made during such periods have been denied or withdrawn.

     (c) INTERIM ORDER. The notice of motion for the application referred to in Section 2.1 above will request that the Interim Order provide, among other things mutually agreed upon by Spectra and the Sanchez
            Parties: (i) the calling and holding of the Special Meeting, (ii) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Special Meeting and for the manner in which

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            such notice is to be provided; (iii) that the requisite approval for the Special Resolution shall be (1) two-thirds of the votes cast by holders of Spectra Shares represented in person or by proxy at such meeting, (2) a majority of the votes cast by holders of the Spectra Shares (other than John McLeod, Eclipse and Conlin) represented in person or by proxy at such meeting, if applicable; and (3) in such other manner as may be required by the Court in the Interim Order; and (iv) the provision of dissent rights.

     (d) INFORMATION CIRCULAR. As promptly as practicable after the execution and delivery of this Agreement, Spectra and the Sanchez Parties will jointly prepare the Information Circular, Letter of Transmittal and Election Form, Warrant Surrender Agreement, Bonus Surrender Agreement and Option Surrender Agreement, together with any other documents required by the OBCA or other Applicable Law in connection with the Transactions and the Special Meeting. Spectra will cause the Information Circular, Letter of Transmittal and Election Form, Warrant Surrender Agreement, Bonus Surrender Agreement and Option Surrender Agreement and any other documentation required in connection with the Special Meeting to be sent to each Spectra Shareholder and holder of Spectra Options, 2001 Bonus Awards and Spectra Warrants, as applicable, as soon as reasonably practicable following receipt of the Interim Order and filed as required by the Interim Order and Applicable Law. The Warrant Surrender Agreement, Bonus Surrender Agreement and Option Surrender Agreement shall be in the forms set forth in Section 2.8 hereof.

     (e)    SECURITIES COMPLIANCE.

            (i) Each of Spectra and the Sanchez Parties will use all reasonable commercial efforts to obtain all orders required (to the extent necessary) from the applicable Canadian and United States securities regulatory authorities to permit the issuance and resale of the Sanchez Shares issued pursuant to the Arrangement, in each case, without qualification, without the approval of, or the filing of, any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian or United States (as applicable) federal, provincial, state or territorial securities or other Law or pursuant to the rules and regulations of any regulatory authority administering those Laws, or the fulfilment of any other legal requirement in any jurisdiction (other than, with respect to resales, any restrictions on transfer by reason of, among other things, a holder being: (i) a "control person" of Sanchez for purposes of Canadian Securities Legislation; or (ii) an "affiliate" of Spectra or Sanchez for purposes of United States Securities Legislation); provided, however, that nothing in this Agreement shall create the obligation that any of the Sanchez Parties be required to file a registration statement or prospectus in the United States in respect of the Sanchez Shares.

            (ii) Spectra and Sanchez will prepare and file all documents (including exemption applications) required under applicable Securities Legislation in respect of exemptions to registration and other requirements of the relevant Securities Legislation, provided that Sanchez shall not in any event be required to file a registration statement or prospectus in the United States in respect of the Sanchez Shares, including pursuant to Regulation A of the 1933 Act.

     (f)    PREPARATION OF FILINGS.

            (i) Each of Spectra and Sanchez will proceed diligently, in a co-ordinated fashion and use its reasonable commercial efforts in:

                    A. the preparation of the Information Circular, any exemption applications or orders and any other documents deemed reasonably necessary by either of them to discharge their respective obligations under applicable Securities Legislation in connection with the Arrangement and the other transactions contemplated hereby; and

                    B. the taking of such action as may be required under any applicable Securities Legislation (including "blue sky laws ") in connection with the issuance of Sanchez Shares, provided however, that with respect to the United States "blue sky" requirements and Canadian provincial qualifications neither Spectra nor Sanchez will be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where that entity is not now so subject except with respect to service of process as to matters and transactions arising solely from the offer and sale of the Sanchez Shares.

            (ii) Each of Spectra and Sanchez will furnish to the other of them, on a timely basis, all information as may be required to effectuate the foregoing actions, and each covenants that no information so furnished by it in writing in connection with those actions or otherwise in connection with the consummation of the Arrangement will contain any misrepresentation or omission or will fail to comply with any Securities Legislation or Applicable Law. Each of Spectra and Sanchez will ensure that the information relating to it which is provided in the Information Circular will not contain any misrepresentation or omission and will otherwise comply with all Securities Legislation and Applicable Law.

            (iii) Each of Spectra and Sanchez will promptly notify the other of them if, at any time before the Stock Purchase Closing Date or Effective Date, it becomes aware that the Information Circular contains a misrepresentation (within the meaning of the OSA) or omission of a material fact. In any event, each of Spectra and Sanchez will co-operate in the preparation of a supplement or amendment to the Information Circular, as the case may be, that corrects that misrepresentation, and will cause the same to be distributed to the Spectra Shareholders and filed with each applicable Governmental Entity under Securities Legislation.

            (iv) Each of Spectra and Sanchez will ensure that the Information Circular complies with all applicable Law (including Securities Legislation). Without limiting the generality of the foregoing, each of Spectra and Sanchez will ensure that the Information Circular provides the Spectra Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Special Meeting.

     (g) SPECIAL MEETING. Spectra will, subject to the terms of the Interim Order, convene the Special Meeting for the Spectra Shareholders to consider and, if deemed advisable, approve the Transactions by way of Special Resolution, passed, subject to the terms of the Interim Order, by (i) two-thirds of the votes cast by holders of Spectra Shares represented in person or by proxy at such meeting, (ii) a majority of the votes cast by holders of the Spectra Shares (other than John McLeod, Eclipse and Conlin) represented in person or by proxy at such meeting, if applicable and (iii) in such other manner as may be required by the Court in the Interim Order.

4.4         EXCLUSIVE NEGOTIATION AND NON-SOLICITATION

     (a) Spectra shall not, directly or indirectly, through any officer, director, employee, representative or agent (including, but not limited to, any investment banker, attorney or accountant) of Spectra or any of its Subsidiaries (i) solicit, initiate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding a Spectra Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or provide any confidential information or data to any Person relating to, or otherwise assist or facilitate any effort or attempt by any Person to make or implement any Spectra Acquisition Proposal. Spectra will notify Sanchez promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, Spectra, and will provide to Sanchez a copy of such Spectra Acquisition Proposal, including a description of the material terms and conditions of any such Spectra Acquisition Proposal and the names of the Persons or groups of Persons making such proposal. Spectra and its officers and directors will, and Spectra will cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by Spectra) to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; provided, however, that Spectra shall not terminate any agreement pursuant to which a Third Party has agreed not to acquire or agree, offer, seek or propose to acquire ownership (beneficial or otherwise) of outstanding capital stock of Spectra. Spectra will promptly request that each Person to whom any confidential documents or information concerning Spectra was disclosed by Spectra since February 28, 2002 for the purpose of discussing a possible change in control transaction involving Spectra (a "POTENTIAL BUYER"), either return all of such confidential documents and information, and all copies thereof, to Spectra or deliver a written certification of such destruction to Spectra.

     (b) Nothing contained in Section 4.4(a) shall prohibit the Spectra Board from furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited proposal involving a fully-financed Spectra Acquisition Proposal which is made in writing by such Person and which, if consummated, would provide aggregate consideration to the Spectra Shareholders and the holders of Spectra Options and Spectra Warrants in excess of the Purchase Price if, and only to the extent that, the Spectra Board determines in good faith, based upon the written advice of McCarthy Tetrault LLP, that such action is required for the Spectra Board to comply with its fiduciary duties to shareholders under Applicable Law (a "SUPERIOR PROPOSAL").

     (c) If Spectra or its Subsidiaries receives a request for material non-public information from a Person who proposes a bona fide Spectra Acquisition Proposal and the Spectra Board determines that such proposal would constitute a Superior Proposal pursuant to
            Section 4.4(b), then, and only in such case, the Spectra Board may, subject to the execution by such Person of a confidentiality agreement in form and substance no less beneficial to Spectra as the Confidentiality Agreement, provide such Person with access to information regarding Spectra.

     (d) Spectra shall ensure that its officers, directors and employees and its Subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section 4.4, and it shall be responsible for any breach of this Section 4.4 by its financial advisors or other advisors or representatives.

4.5         COMPETING TRANSACTION

Subject to clauses (a) and (b) below, nothing in this Agreement shall prevent the Spectra Board from withdrawing, modifying or changing any recommendation regarding the Transactions, in response to a bona fide Superior Proposal received in sufficient time to enable Spectra to comply with this Section 4.5. Spectra shall inform Sanchez forthwith upon becoming aware of a Superior Proposal and shall not withdraw or otherwise change its recommendation to approve the Transactions unless:

     (a) it has provided Sanchez with notice in writing delivered to Sanchez that there is a Superior Proposal at least eight Business Days prior to the date on which the Spectra Board proposes to withdraw or otherwise change its recommendation to approve the Transactions, which notice may only be given if the Superior

            Proposal has been made or proposed on or before the eight Business Day prior to the Special Meeting;

     (b) Sanchez, within five Business Days after receipt of the notice contemplated above, does not increase the consideration to at least equal the consideration under the Superior Proposal within three Business Days thereafter and, in any event, before the Special Meeting, provided that, if more than one Superior Proposal exists, the provisions of this Section 4.5(b) shall only apply to and in respect of the Superior Proposal that the Spectra Board concludes is the superior transaction and has so notified Sanchez; and

     (c) it deposits the Sanchez Termination Fee in an interest bearing escrow account with a Third Party mutually agreeable to Sanchez and Spectra, such amounts to be used exclusively to pay the Sanchez Termination Fee pursuant to Section 7.4 hereof.

4.6         POSTPONEMENT OF SPECIAL MEETINGS

Notwithstanding anything to the contrary herein, if a Superior Proposal is proposed at any time prior to the date of the Special Meeting, Sanchez may, if Sanchez increases the consideration per Spectra Share, by notice in writing to Spectra, require that the Special Meeting be postponed to a date reasonably necessary (up to maximum of 30 days) to enable Spectra and Sanchez to jointly prepare an amendment to the Information Circular, together with any other documents required by the OBCA or other Applicable Law, which Information Circular and any other documentation required in connection with the Special Meeting Spectra will cause to be sent to each Spectra shareholder as soon as reasonably practicable after such notice has been given by Sanchez to Spectra to enable the Spectra Shareholders to vote on the Transactions, as amended.

4.7         INDEMNIFICATION

     (a) Sanchez agrees that all rights to indemnification or exculpation now existing in favour of the directors or officers of Spectra shall survive the Arrangement and shall continue in full force and effect for a period of four years, and effective upon consummation of the Arrangement, Sanchez shall assume, to the extent permitted under the Applicable Law, all such indemnification obligations with respect to any matters arising prior to the Effective Time. The foregoing covenant shall be held by Spectra in trust for the directors and officers of Spectra and all benefits existing thereunder shall be for the benefit of such directors and officers.

     (b) There shall be maintained in effect, for not less than four years from the Effective Date, coverage equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Spectra which is no less advantageous, and with no gaps or lapses in coverages with respect to matters occurring prior to the Effective Date; provided, however, if the existing liability insurance expires, or is terminated or canceled by the insurance carrier during such four-year period, the Surviving Corporation will use reasonable commercial efforts to obtain as much liability insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the last annual premium paid prior to the date hereof. In fulfillment of its obligations under this clause (b), Sanchez may arrange insurance providing coverage that in the aggregate is no less favorable to Spectra's officers and directors than that which is currently in effect for Sanchez' officers and directors.

4.8         LITIGATION PROCEEDINGS

In the event that any Person including, without limitation, any securities regulatory authority, seeks to prevent, delay or hinder implementation of all or any portion of the Arrangement or seeks to invalidate all or any portion of this Agreement or the Plan of Arrangement, each of the parties hereto shall use all commercially reasonable efforts to vigorously and diligently resist such proceedings and will not settle or compromise any Claim or Claims which, if successful, would exceed $50,000 alone or in the aggregate, brought by any such Person, including, without limitation, any securities regulatory authority or Spectra's or Sanchez's respective present, former or purported holders of any of their securities, in connection with the transactions contemplated by this Agreement, prior to the Effective Date without first consulting and discussing the proposed settlement or compromise fully with the other parties and obtaining such other parties' prior written consent, which shall not be unreasonably withheld or delayed.

4.9         NOTICE

Each of Sanchez and Spectra will give prompt notice to each other of the existence, occurrence, or failure to occur, at any time from the date hereof to the Effective Date, of any change, event, condition, occurrence or state of facts which would, or would be likely to: (i) cause any of the representations or warranties of such party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Date; or (ii) result in the failure to comply with or satisfy any covenant, condition or agreement relating to this Agreement to be complied with or satisfied by such party prior to the Effective Date; provided, however, that no notification will affect the representations and warranties of either of them or the conditions to the obligations of either of them or otherwise affect the remedies available hereunder to the party receiving the notice.

4.10        MONTHLY REPORTS AND QUARTERLY FINANCIAL STATEMENTS.

Spectra shall deliver to Sanchez monthly consolidated financial statements of the Companies consisting of a balance sheet, income statement and statement of cash flows (the "UNAUDITED MONTHLY STATEMENTS") for each calendar month hereafter within 15 Business Days after the end of each such month. Delivery of each set of Unaudited Monthly Statements shall automatically constitute a representation and warranty by Spectra that such Unaudited Monthly Statements were prepared in accordance with applicable GAAP and fairly present the financial condition, the results of operations and, where applicable, the cash flows of the Companies as of their respective dates and for the respective periods reported therein (subject to normal year-end adjustments and the lack of any footnote disclosures) and such Unaudited Monthly Statements shall be deemed "Financial Statements" for purposes of this Agreement.

4.11        [INTENTIONALLY OMITTED]

4.12        DISCLOSED CLAIMS

Prior to and for the 90 day period immediately following Closing (the "CONTROL PERIOD"), counsel reasonably acceptable to the Sanchez Parties and Spectra or the Shareholders' Representative shall continue, under the direction and at the discretion of Spectra (or the Shareholders' Representative after Closing), to represent Spectra and any person who served as an officer or director of Spectra in respect of Disclosed Claims. Prior to the Closing, Spectra shall pay all costs and expenses in connection with such Disclosed Claims. Prior to the Closing, Spectra may obtain an Acceptable Settlement without the consent of the Sanchez Parties if the Losses related thereto do not exceed that amount which is set forth on Schedule 4.12 (the "THRESHOLD SETTLEMENT AMOUNT"), otherwise any other settlement of Disclosed Claims involving a settlement amount in excess of the Threshold Settlement Amount, shall require the prior written approval of the Sanchez Parties. After the Control Period, counsel reasonably acceptable to the Sanchez Parties and Spectra or the Shareholders' Representative, under the direction and at the discretion of Sanchez, shall represent Spectra and any person who served as an officer or director of Spectra prior to Closing in respect of the Disclosed Claims and Sanchez shall control all aspects of the defence and settlement of such Disclosed Claims. Any and all costs incurred by the Sanchez Parties and paid in connection with Disclosed Claims in excess of US $30,000 shall be reimbursed from the Escrow Account in accordance with the terms and conditions of Section 3.5 hereof and the Escrow Agreement.

4.13        EMPLOYEES

Within five (5) days after the date hereof, the Companies shall demand payment in full of all outstanding loans to current or former employees, directors or consultants of the Companies.

                        ARTICLE 5 - CONDITIONS OF CLOSING

5.1         MUTUAL CONDITIONS PRECEDENT

The respective obligations of the parties hereto to consummate the Stock Purchases and Arrangement shall be subject to fulfilment of each of the following conditions on or before the Stock Purchase Closing Date and the Effective Date, as the case may be, any of which may be waived by the parties hereto, without prejudice to their right to rely on any other or others of them:

     (a) the Agreement shall have been accepted by the holders of Spectra Shares by such margin as is in compliance with the terms of the "Drag-Along Right" contained in the Series A Preferred Share terms;

     (b) the Plan of Arrangement shall have been approved by the holders of Spectra Shares at the Special Meeting by such margin as is in compliance with the terms and provisions of the OBCA and the Interim Order;

     (c) all consents, approvals, authorizations, waivers and orders required or necessary for the completion of the transactions contemplated herein shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances (including consents to change of control of Spectra under contractual obligations of Spectra and the issuance of the Final Order);

     (d) no legal impediment will exist, whether arising under Law or regulation, or by actions of a court, nor will any proceedings or Litigation, judicial, administrative or otherwise, be pending before a court or threatened, in Canada or elsewhere, that will have the consequence (or would, if successful, have the consequence) of preventing the Stock Purchases or the Arrangement, imposing material limitations or conditions on the Stock Purchases, Arrangement or the transactions contemplated hereby or on the rights of the Sanchez Parties to own and exercise full rights to ownership of the Spectra Shares and the Subsidiary Purchase Shares, or which has resulted in, or if the Arrangement or Stock Purchases were completed, would result in a Material Adverse Change with respect to Spectra or its Subsidiaries; and

     (e)    this Agreement shall not have been terminated pursuant to Article 7.

5.2         CONDITIONS TO OBLIGATION OF SPECTRA TO CONSUMMATE THE STOCK
            PURCHASES

The obligation of Spectra to consummate the Stock Purchases is subject to the satisfaction on or before the Effective Date of each of the following conditions, any of which may be waived by it in writing without prejudice to its right to rely on any other or others of them except as affected by the transactions permitted or contemplated by this Agreement:

     (a) the representations and warranties of Sanchez contained herein which are not subject to a Material Adverse Effect, materiality or similar qualifier shall be true and correct in all material respects on the Effective Date with the same effect as though made again at and as of such date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all representations and warranties which are subject to a Material Adverse Effect, materiality or other similar qualifier shall be true and correct on the Effective Date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all covenants and obligations of Sanchez required to be observed, performed or complied with shall have been so observed, performed or complied with in all material respects by the Stock Purchase Closing Date and Spectra shall have received certificates dated the Stock Purchase Closing Date signed by two senior officers of Sanchez, as applicable, to that effect; and

     (b) The Sanchez Parties shall have caused the Stock Purchase Price to be deposited to a bank account at a Canadian financial institution at least one Business Day prior to the Stock Purchase Closings.

5.3         CONDITIONS TO OBLIGATION OF SANCHEZ PARTIES TO CONSUMMATE THE STOCK
            PURCHASES

The obligation of each of the Sanchez Parties to consummate the Stock Purchases is subject to the satisfaction on or before the Stock Purchase Closing Dates of each of the following conditions, any of which may be waived by Sanchez on behalf of itself in writing without prejudice to Sanchez's right to rely on any other or others of them:

     (a) except as affected by the transactions permitted or contemplated by this Agreement, the representations and warranties of Spectra contained herein which are not subject to a Material Adverse Effect, materiality or similar qualifier shall be true and correct in all material respects on the Effective Date with the same effect as though made again at and as of such date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all representations and warranties which are subject to a Material Adverse Effect, materiality or other similar qualifier shall be true and correct on the Effective Date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all covenants and obligations of Spectra required to be observed, performed or complied with shall have been so observed, performed or complied with in all material respects by the Stock Purchase Closing Date, and Sanchez shall have received certificates dated the Stock Purchase Closing Date signed by two senior officers of Spectra as applicable, to that effect, such certificate which shall be deemed a Collateral Document hereunder;

     (b) except with respect to any Material Adverse Changes disclosed to Sanchez herein as of the date this Agreement is first executed by the parties hereto, from the Balance Sheet Date up to and including the Stock Closing Purchase Date, there shall have been no Material Adverse Change with respect to Spectra and its Subsidiaries nor will any change of Law have occurred which, in the reasonable judgement of Sanchez, has or will have a Material Adverse Effect with respect to Spectra and its Subsidiaries;

     (c) all Convertible Securities, other than those set forth on Schedule 3.1(e), shall have been cancelled and shall no longer be outstanding;

     (d) Spectra and the Spectra Shareholders shall have complied with all notice requirements and other provisions of the Institutional Shareholders Agreement, the Employee Shareholders Agreement, the Spectra Warrants and the Spectra Options and the Company Benefit Plans in connection with or as a result of the Transactions;

     (e) the Support Agreement shall be and remain in full force and effect, unamended, and each of the parties thereto shall have performed their respective obligations thereunder;

     (f) the Employment Agreements in the form attached as Exhibit G shall have been duly executed and delivered by John C. McLeod and
            R. Gordon Conlin;

     (g) the Non-Competition Agreements in the form attached as Exhibit H shall have been duly executed and delivered by John C. McLeod and
            R. Gordon Conlin;

     (h) all Required Consents (including, without limitation, the Third Party Consents) which, in the determination of Sanchez, acting reasonably, are necessary or desirable to proceed with and consummate the Stock Purchases and the Arrangement shall have been obtained;

     (i) McCarthy Tetrault LLP, counsel for the Companies, shall have delivered to Sanchez their favorable opinion, dated the Stock Purchase Closing Date, in the form attached as Exhibit I hereto;

     (j) Spectra and the Escrow Agent shall have entered into the Escrow Agreement making provision for the deposit of the Holdback Amount with CIBC Mellon Trust Company pursuant to the terms of the Escrow Agreement to be available to Sanchez to satisfy any Claims (as hereinafter defined) arising under this Agreement or the Support Agreement;

     (k) Spectra shall have delivered to the Sanchez Parties the agreement and consent of VenGrowth to be paid the Debenture Payoff Amount, as set forth in Section 2.7;

     (l) Spectra shall have delivered to the Sanchez Parties (i) the Closing Certificate and (ii) a detailed accounting of all of Spectra's Transaction Fees, the nature of the fee, the amount of the fee and payment instructions of such fee, together with a statement from any Third Party to which such amounts are owed stating that such amounts shown are final and that such Third Party shall have no other claims for fees or amounts in connection with the Transactions or the transactions contemplated by this Agreement;

     (m) Spectra shall have delivered to the Sanchez Parties a Warrant Surrender Agreement from the holder of each outstanding Spectra Warrant;

     (n)    the Shareholder Agreements shall have been terminated;

     (o) Spectra shall have no preferred shares outstanding, and all rights to participate in the Transactions as a purchaser of the Spectra Shares or to otherwise acquire Spectra Shares as a result of the Transactions shall have expired or been waived in writing by the holder of such rights;

     (p) Spectra shall have obtained the Representation and Warranty Insurance Policy, 50% of the cost of the premiums of which shall be Spectra Transaction Fees payable in accordance with Section 2.7(c)(i)(B);

     (q) the existing loans to John McLeod and R. Gordon Conlin shall be repaid in full;

     (r) Spectra shall have delivered to the Sanchez Parties a certificate duly executed by the Secretary or any Assistant Secretary of Spectra dated the Stock Purchase Closing Date that (i)(A) the certified copy of the Articles of Incorporation for Spectra, certified by the Province of Ontario, attached to such certificate, is true, correct and complete, and is in effect on and as of the Stock Purchase Closing Date, (B) the Bylaws of Spectra, attached to such certificate, are true, correct and complete, and are in effect on and as of the Stock Purchase Closing Date and (C) the resolutions of the Board of Directors of Spectra, attached to such certificate approving this Agreement and the Transactions are true, correct and complete and are in full force and effect as of the Stock Purchase Closing Date; (ii) the officers of Spectra executing this Agreement are incumbent officers of Spectra and that the specimen signatures on such certificate are their genuine signatures; and (iii) Spectra is presently existing and in good standing under the laws of the Province of Ontario;

     (s) Spectra shall have delivered to the Sanchez Parties letters executed by each of the members of the Spectra Board and each Spectra Subsidiary effecting each such member's resignation from the Spectra Board and the board of directors of each Spectra Subsidiary as of the Closing Date;

     (t) Spectra shall have entered into a settlement and release agreement with Croesus which memorializes and contains the terms of the settlement outline attached hereto as Exhibit J and which includes a release from any liability concerning intellectual property infringement or potential intellectual property infringement;

     (u) except as affected by the transactions permitted or contemplated by this Agreement, the representations and warranties of the McLeod Parties contained herein which are not subject to a materiality or similar qualifier shall be true and correct in all material respects on the Effective Date with the same effect as though made again at and as of such date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all representations and warranties which are subject to a materiality or other similar qualifier shall be true and correct on the Effective Date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all covenants and obligations of the McLeod Parties required to be observed, performed or complied with shall have been so observed, performed or complied with in all material respects by the Stock Purchase Closing Date, and Sanchez shall have received a certificate dated the Stock Purchase Closing Date signed by the McLeod Parties that effect; and

     (v) from the Balance Sheet Date up to and including the Stock Closing Purchase Date, there shall have been no Material Adverse Change with respect to Eclipse nor will any change of Law have occurred which, in the reasonable judgement of Sanchez, has or will have a Material Adverse Effect with respect to Eclipse;

     (w) all outstanding indebtedness of the Subsidiaries of Spectra owed to Spectra shall have been converted to equity or forgiven;

     (x) Eclipse shall have duly filed, and paid all amounts owed in connection with, all Tax Returns required to be filed by it with any taxation authority;

     (y) the Director shall have granted the rectification set forth in the Application for Rectification of Articles of Incorporation under the OBCA filed by Spectra in March 20, 2002; and

     (z) the Encumbrances on the properties and assets of Spectra and its Subsidiaries in favour of VenGrowth shall have been removed.

5.4       CONDITIONS TO OBLIGATION OF SPECTRA TO CONSUMMATE THE ARRANGEMENT

The obligation of Spectra to consummate the Arrangement is subject to the satisfaction on or before the Effective Date of each of the following conditions, any of which may be waived by it in writing without prejudice to its right to rely on any other or others of them except as affected by the transactions permitted or contemplated by this Agreement:

     (a) the representations and warranties of Sanchez contained herein which are not subject to a Material Adverse Effect, materiality or similar qualifier shall be true and correct in all material respects on the Effective Date with the same effect as though made again at and as of such date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all representations and warranties which are subject to a Material Adverse Effect, materiality or other similar qualifier shall be true and correct on the Effective Date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all covenants and obligations of Sanchez required to be observed, performed or complied with shall have been so observed, performed or complied with in all material respects by the Effective Date and Spectra shall have received certificates dated the Effective Date signed by two senior officers of Sanchez, as applicable, to that effect;

     (b) Sanchez and the Escrow Agent shall have entered into the Escrow Agreement making provision for the deposit of the Holdback Amount with CIBC Mellon Trust Company pursuant to the terms of the Escrow Agreement to be available to Sanchez to satisfy any Claims (as hereinafter defined) arising under this Agreement or the Support Agreement and the funds required to be delivered by Sanchez by
            Section 2.5 shall have been deposited free and clear of all charges; and

     (c) Sanchez shall have caused the Purchase Price to be deposited to a bank account at a Canadian financial institution at least one Business Day prior to the Closing.

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5.5         CONDITIONS TO OBLIGATION OF SANCHEZ PARTIES TO CONSUMMATE THE
            ARRANGEMENT

The obligation of each of the Sanchez Parties to consummate the Arrangement is subject to the satisfaction on or before the Effective Date of each of the following conditions, any of which may be waived by Sanchez on behalf of itself in writing without prejudice to Sanchez's right to rely on any other or others of them:

     (a) except as affected by the transactions permitted or contemplated by this Agreement, the representations and warranties of Spectra contained herein which are not subject to a Material Adverse Effect, materiality or similar qualifier shall be true and correct in all material respects on the Effective Date with the same effect as though made again at and as of such date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all representations and warranties which are subject to a Material Adverse Effect, materiality or other similar qualifier shall be true and correct on the Effective Date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and, subject to Section 4.1, all covenants and obligations of Spectra required to be observed, performed or complied with shall have been so observed, performed or complied with in all material respects by the Effective Date, and Sanchez shall have received certificates dated the Effective Date signed by two senior officers of Spectra as applicable, to that effect, such certificate which shall be deemed a Collateral Document hereunder;

     (b) from the Balance Sheet Date up to and including the Effective Date, there shall have been no Material Adverse Change with respect to Spectra and its Subsidiaries nor will any change of Law have occurred which, in the reasonable judgement of Sanchez, has or will have a Material Adverse Effect with respect to Spectra and its Subsidiaries;

     (c) all Convertible Securities shall have been cancelled and shall no longer be outstanding;

     (d) Spectra and the Spectra Shareholders shall have complied with all notice requirements and other provisions of the Institutional Shareholders Agreement, the Employee Shareholders Agreement, the Spectra Warrants and the Spectra Options and the Company Benefit Plans in connection with or as a result of the Transactions;

     (e) the Support Agreement shall be and remain in full force and effect, unamended, and each of the parties thereto shall have performed their respective obligations thereunder;

     (f) the Employment Agreements in the form attached as Exhibit G shall have been duly executed and delivered by John C. McLeod and
            R. Gordon Conlin;

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     (g)    the Non-Competition Agreements in the form attached as Exhibit H shall have been duly executed and delivered by John C. McLeod and
            R. Gordon Conlin;

     (h) all Required Consents (including, without limitation, the Third Party Consents) which, in the determination of Sanchez, acting reasonably, are necessary or desirable to proceed with and consummate the Arrangement shall have been obtained;

     (i) McCarthy Tetrault LLP, counsel for the Companies, shall have delivered to Sanchez their favorable opinion, dated the Closing Date, in the form attached as Exhibit I hereto;

     (j) Spectra and the Escrow Agent shall have entered into the Escrow Agreement making provision for the deposit of the Holdback Amount with CIBC Mellon Trust Company pursuant to the terms of the Escrow Agreement to be available to Sanchez to satisfy any Claims (as hereinafter defined) arising under this Agreement or the Support Agreement;

     (k) Spectra shall have delivered to the Sanchez Parties the agreement and consent of VenGrowth to be paid the Debenture Payoff Amount, as set forth in Section 2.7;

     (l) Spectra shall have delivered to the Sanchez Parties (i) the Closing Certificate and (ii) a detailed accounting of all of Spectra's Transaction Fees, the nature of the fee, the amount of the fee and payment instructions of such fee, together with a statement from any Third Party to which such amounts are owed stating that such amounts shown are final and that such Third Party shall have no other claims for fees or amounts in connection with the Transactions or the transactions contemplated by this Agreement;

     (m) Spectra shall have delivered to the Sanchez Parties a Warrant Surrender Agreement from the holder of each outstanding Spectra Warrant;

     (n)    the Shareholder Agreements shall have been terminated;

     (o) the Stock Purchases shall have been consummated in accordance with this Agreement;

     (p) Spectra shall have no preferred shares outstanding, and all rights to participate in the Transactions as a purchaser of the Spectra Shares or to otherwise acquire Spectra Shares as a result of the Transactions shall have expired or been waived in writing by the holder of such rights;

     (q) Spectra shall have obtained the Representation and Warranty Insurance Policy, 50% of the cost of the premiums of which shall be Spectra Transaction Fees payable in accordance with Section 2.7(c)(i)(B);

     (r) the existing loans to John McLeod and R. Gordon Conlin shall be repaid in full;

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     (s)    Spectra shall have delivered to the Sanchez Parties a certificate duly executed by the Secretary or any Assistant Secretary of Spectra dated the Closing Date that (i)(A) the certified copy of the Articles of Incorporation for Spectra, certified by the Province of Ontario, attached to such certificate, is true, correct and complete, and is in effect on and as of the Closing Date, (B) the Bylaws of Spectra, attached to such certificate, are true, correct and complete, and are in effect on and as of the Closing Date and
            (C) the resolutions of the Board of Directors of Spectra, attached to such certificate approving this Agreement and the Transactions are true, correct and complete and are in full force and effect as of the Closing Date; (ii) the officers of Spectra executing this Agreement are incumbent officers of Spectra and that the specimen signatures on such certificate are their genuine signatures; and
            (iii) Spectra is presently existing and in good standing under the laws of the Province of Ontario;

     (t) Spectra shall have delivered to the Sanchez Parties letters executed by each of the members of the Spectra Board and each Spectra Subsidiary effecting each such member's resignation from the Spectra Board and the board of directors of each Spectra Subsidiary as of the Closing Date;

     (u) Spectra shall have entered into a settlement and release agreement with Croesus which memorializes and contains the terms of the settlement outline attached hereto as Exhibit J and which includes a release from any liability concerning intellectual property infringement or potential intellectual property infringement;

     (v) except as affected by the transactions permitted or contemplated by this Agreement, the representations and warranties of the McLeod Parties contained herein which are not subject to a materiality or similar qualifier shall be true and correct in all material respects on the Effective Date with the same effect as though made again at and as of such date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and all representations and warranties which are subject to a materiality or other similar qualifier shall be true and correct on the Effective Date (except representations and warranties which address matters only as of a certain date which shall be true and correct as of such date) and, subject to
            Section 5.1, all covenants and obligations of the McLeod Parties required to be observed, performed or complied with shall have been so observed, performed or complied with in all material respects by the Effective Date, and Sanchez shall have received a certificate dated the Effective Date signed by the McLeod Parties to that effect;

     (w) from the Balance Sheet Date up to and including the Effective Date, there shall have been no Material Adverse Change with respect to Eclipse nor will any change of Law have occurred which, in the reasonable judgement of Sanchez, has or will have a Material Adverse Effect with respect to Eclipse;

     (x) all outstanding indebtedness of the Subsidiaries of Spectra owed to Spectra shall have been converted to equity or forgiven;

     (y) Eclipse shall have duly filed, and paid all amounts owed in connection with, all Tax Returns required to be filed by it with any taxation authority; and

     (z) the Director shall have granted the rectification set forth in the Application for Rectification of Articles of Incorporation under the OBCA filed by Spectra in March, 2002.

                           ARTICLE 6 - PAYMENT OF FEES

6.1         PAYMENT OF FEES

Except as provided in Section 7.4 hereto and Section 2.7(c) hereto, each party hereto shall pay its own costs and expenses incurred in connection with this Agreement and the Arrangement including, without limitation, expenses incurred in connection with the preparation and mailing of the Information Circulars and fees payable to their respective investment advisors, legal counsel and auditors. In addition to any other remedies set forth herein, any Spectra Transaction Fees that arise or become known after the Closing, to the extent there is sufficient funds after payment of all indemnification Claims pursuant to Section 3.4 hereof, shall be paid from the Holdback Amount in the Escrow Account prior to its release.

                             ARTICLE 7 - TERMINATION

7.1         TERMINATION

This Agreement may be terminated and the transactions contemplated hereby may be abandoned, whether before or after the approval of this Agreement and the Transactions by the Spectra Shareholders:

     (a)    by written mutual consent of Spectra and Sanchez;

     (b) by either Sanchez or Spectra if either of the Transactions shall not have been consummated on or before July 26, 2002, unless otherwise agreed to in writing by Sanchez and Spectra;

     (c) by either Sanchez or Spectra if the requisite approval of the Spectra Shareholders shall not have been obtained at the Special Meeting;

     (d) by either Sanchez or Spectra if any of the conditions precedent to be performed by the other party set forth in Article 5 shall not have been fulfilled or performed by such other party in accordance with the provisions hereof or thereof; or

     (e) by either Sanchez or Spectra if a federal, state, provincial or other court of competent jurisdiction (whether U.S., Canadian or otherwise) or Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such injunction, order, decree, ruling or other action shall have become final; provided that the party seeking to terminate this Agreement pursuant to this clause (e) shall have used all commercially reasonable efforts to remove such injunction, order, decree or ruling;

     (f) by Sanchez, if the Spectra Board (i) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to a Spectra Acquisition Proposal, (ii) withdraws or modifies its recommendation to the Spectra Shareholders of this Agreement or the Transactions or (iii) after the receipt of a Spectra Acquisition Proposal, fails to confirm publicly, upon request by Sanchez, its recommendation to the Spectra Shareholders that the Spectra Shareholders approve this Agreement and the Transactions;

     (g) by Sanchez, if Spectra or its Subsidiaries shall have breached any of their representations, warranties or covenants under this Agreement; or

     (h) by Spectra, if any of the Sanchez Parties shall have breached any of their representations, warranties or covenants under this Agreement.

7.2         EFFECT OF TERMINATION

Except as provided in Section 7.4 below, if any party hereto terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the parties hereto hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the provisions of the Confidentiality Agreement, this
Section 7.2, Section 7.4 and Section 6.1 shall survive any such termination.

7.3         WITHDRAWAL OF SUPPORT FOR THE TRANSACTIONS

Subject to the provisions of Sections 4.4, 4.5 and 7.4, nothing in this Agreement shall prevent the Spectra Board from withdrawing, modifying or changing any recommendation regarding the Agreement or the Transactions (but not terminating this Agreement), if a Superior Proposal has been made.

7.4         SANCHEZ TERMINATION FEE

     (a) If this Agreement is terminated by Sanchez pursuant to Section 7.1(g), but only with respect to a breach by Spectra or its Subsidiaries of Section 4.4, or Section 7.1(f), then Spectra will immediately pay Sanchez the sum of $2,000,000 in immediately available funds (such amount which shall have been deposited into an escrow account pursuant to Section 4.5), which the parties hereto agree is a reasonable sum to reimburse Sanchez for costs and expenses incurred in connection with this Agreement (the "SANCHEZ TERMINATION FEE").

     (b) Sanchez agrees that the payment provided for in Section 7.4(a) shall be the sole and exclusive remedy upon a termination of this Agreement provided that nothing herein shall relieve any party from liability for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

     (c) The provisions of this Section 7.4 shall survive the termination of this Agreement.

     (d) If Spectra fails to pay Sanchez any amounts due under this Section 7.4, it shall also pay Sanchez' costs and expense (including fees and disbursements of counsel) in connection with any action, including the filing of a law suit or other legal action, taken to collect payment, together with interest on the unpaid amount as the U.S. prime rate of interest announced from time to time in the Wall Street Journal (New York Edition) from the dates such amounts were first due.

                               ARTICLE 8 - GENERAL

8.1         DISCLOSURE

The parties hereto shall co-ordinate the making, dissemination and content of the initial public announcement of this Agreement. Thereafter, the parties shall use their best efforts to notify each other of the contents of all press releases solely relating to the Transactions or the transactions contemplated thereby issued by such party.

8.2         ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors but shall not be assignable by any party hereto, unless otherwise agreed in writing by the other parties hereto; provided, however, Sanchez or any of the Sanchez Parties may assign its obligations and rights hereunder to any of its Affiliates without the consent of any party hereto.

8.3         TIME

Time shall be of the essence of this Agreement.

8.4         GOVERNING LAW; DISPUTE RESOLUTION

     (a) This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and interpreted in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

     (b) EACH OF THE SANCHEZ PARTIES, SPECTRA, JOHN MCLEOD AND THE SPECTRA SUBSIDIARIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     (c) Except as otherwise set forth in this Agreement, if any dispute arises under this Agreement or the Escrow Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve such dispute between them, first, by negotiating promptly with each other in good faith negotiations. If the parties are unable to resolve such dispute between them within 10 Business Days after such dispute arises (or such period as the parties shall otherwise agree) through these negotiations, then any such dispute shall be submitted to arbitration as set forth in subsection (d) below.

     (d) Except as otherwise set forth in this Agreement, any dispute herein shall take place on a confidential basis under the auspices of the American Arbitration Association ("AAA"), which proceeding shall be conducted under the Commercial Arbitration Rules. The arbitration shall take place in New York, New York, in accordance with the following procedures:

            (i) The parties shall attempt to agree on a single arbitrator within thirty (30) days of the demand for arbitration. If the parties fail to agree on a single arbitrator within the thirty (30) day period, then within ten (10) further days each party shall select a single arbitrator, who shall together within ten (10) further days select a third arbitrator (and if no such third arbitrator can be selected, the AAA shall select such third arbitrator). The single arbitrator, or the three arbitrators, as the case may be, shall preside over the arbitration.

            (ii) Unless otherwise agreed to by the parties, the arbitration shall take place within sixty (60) days after the arbitrator(s) are appointed. The arbitration hearing shall be held on consecutive Business Days.

            (iii) The parties shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure as in effect where arbitration occurs, limited to document production and depositions and subject to further limitation by the arbitrator(s) to secure just and efficient resolution of the controversy, dispute or Claim. The arbitrator(s) are empowered to issue subpoenas to compel compliance with requirements for pre-hearing exchange of witness lists and documents or deposition discovery, and to enforce the discovery rights and obligations of the parties.

            (iv) The arbitration shall include the presentation of evidence and examination of witnesses at an oral hearing. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined. Documents shall be self-authenticating, subject to valid objection by the opposing party. Expert reports, witness biographies, depositions, and affidavits may be utilized, subject to the opposing party's right to a live cross-examination of the witness in person. The arbitrator(s) shall control the scheduling and conduct of the proceedings.

            (v) If the amount in controversy exceeds $10,000, the decision of the arbitrator(s) shall include a statement specifying in reasonable detail the basis for and computation of the award, if any. The award rendered by the arbitrator(s) shall be final, shall not constitute a basis for collateral estoppel as to any issue in any other legal or arbitration proceeding, and shall not be subject to vacation or modification. Judgment upon the award may be entered in any court having jurisdiction.

            (vi) No party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including temporary restraining orders and preliminary injunctions, to protect its rights and interests, but no party shall seek any such equitable remedies as a means to avoid or stay arbitration.

            (vii) The parties other than the party that substantially prevails (the "PREVAILING PARTY") in the arbitration shall share equally the arbitrator(s) fees for the arbitration. The Prevailing Party shall be entitled, as a component of the arbitration award, to reimbursement of its costs and expenses including, without limitation, reasonable attorney's fees. In the event that the arbitration award fails to clarify which (if any) party has substantially prevailed, then the parties agree that the arbitrator(s) shall be deemed to have retained jurisdiction for purposes of clarifying, upon request of any party, such determination and any resulting allocation of costs, fees or expenses.

8.5         ENTIRE AGREEMENT

This Agreement, together with the Collateral Documents, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no warranties, representations, terms, conditions or collateral agreements, expressed, implied or statutory, among the parties hereto other than as expressly set forth herein or therein.

8.6         WAIVER

No modification of, or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived and any waiver by Sanchez or Spectra of a breach by the other shall not in itself be deemed to be or constitute a waiver of a similar or other breach by the other.

8.7         NOTICES

All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given at the time of receipt, if delivered in person or sent by facsimile transmission on a Business Day at the place of receipt (or, if given on a non-Business Day at the place of receipt, shall be deemed to have been duly given on the next succeeding Business Day at such place) to the parties as follows:

     If to Sanchez at:

     Sanchez Computer Associates, Inc.
     40 Valley Stream Parkway
     Malvern, Pennsylvania, USA
     19355
     Fax:  610-695-9283

     Attention:  Joseph F. Waterman

     with a copy to:

     PEPPER HAMILTON LLP
     3000 Two Logan Square
     18th and Arch Streets
     Philadelphia, PA 19103-2799

     Fax:  215-981-4750
     Attention:  Barry M. Abelson, Esquire

     If to Spectra at:

     Spectra Securities Software Inc.:
     150 York Street
     Suite 700
     Toronto, Ontario. Canada
     M5H 3S5
     Fax:  (416) 368-3315
     Attention:  John McLeod

     with a copy to McCarthy Tetrault LLP:

     Suite 4700
     Toronto Dominion Bank Tower
     Toronto, Ontario, Canada
     M5K 1E6
     Fax: (416) 601-8250
     Attention: Ronald Schwass

     If to the McLeod Parties, at:

     c/o John C. McLeod
     66 King George's Road
     Etobicoke, Ontario M8Y1L9

or to such other address as a party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8.8         INVALIDITY

If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction that provision shall be deemed to be severed herefrom, and the remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

8.9         COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

8.10        FURTHER ASSURANCES

Each of the parties hereto shall, from time to time, execute and deliver all such further documents and instruments and do all acts and things as any other party may, either before or after the Effective Date, which may reasonably be required to effectively carry out the meaning and intent of this Agreement.

8.11        PRESS RELEASES AND PUBLIC ANNOUNCEMENTS

No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; PROVIDED, HOWEVER, that any party may make any public disclosure it believes in good faith is required by Applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use all reasonable efforts to advise the other parties prior to making the disclosure).

8.12        SUBSIDIARY PERFORMANCE

Sanchez hereby guarantees the performance of all covenants of Subco and Sanchez Delaware set forth herein. Spectra hereby guarantees the performance of all covenants of its Subsidiaries set forth herein.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first written above.

                                              SANCHEZ COMPUTER ASSOCIATES, INC.

                                              By: /s/ Joseph F. Waterman
                                                  ------------------------------

                                              Title: President
                                                     ---------------------------

                                              SANCHEZ SOFTWARE, LTD.

                                              By: /s/ Joseph F. Waterman
                                                  ------------------------------
                                              Title: President
                                                     --------------------------

                                              1518356 ONTARIO LIMITED

                                              By: /s/ Joseph F. Waterman
                                                  ------------------------------
                                              Title: President
                                                     ---------------------------

                                              SPECTRA SECURITIES SOFTWARE INC.

                                              By: /s/ John C. McLeod
                                                  ------------------------------

                                              Title: President
                                                     ---------------------------


/s/ John H. Teaford                           /s/ John C. McLeod
-----------------------                       --------------------------

Witness                                       JOHN C. MCLEOD


                                              THE 1998 MCLEOD FAMILY TRUST, BY A
                                              TRUSTEE JOHN C. MCLEOD


                                              By: /s/ John C. McLeod
                                                  ------------------------------
                                                  John C. McLeod, Trustee